AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 1996

                                                   REGISTRATION NO.   333-3968

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               AMENDMENT NO. 1
                                      TO

                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


              PALLET RECYCLING ASSOCIATES OF NORTH AMERICA, INC.
                   (Name of business issuer in its charter)

                                    MINNESOTA
                        (State or other jurisdiction of
                         incorporation or organization)

                                      2448
                          (Primary Standard Industrial
                           Classification Code Number)

                                   41-1751716
                                (I.R.S. Employer
                               Identification No.)

                             2665 LONG LAKE ROAD
                                  SUITE 120
                          ROSEVILLE, MINNESOTA 55113
                                (612) 635-0661
          (Address and telephone number of principal executive offices and place of business)

                               JEFFERY E. OTTO
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
              PALLET RECYCLING ASSOCIATES OF NORTH AMERICA, INC.
                        2665 LONG LAKE ROAD, SUITE 120
                          ROSEVILLE, MINNESOTA 55113
                                (612) 635-0661
                           TELECOPY (612) 635-0680
          (Name, address and telephone number of agent for service)

                                   COPIES TO:
   KENNETH L. CUTLER, ESQ.                             WILLIAM T. DOLAN, ESQ.
    DORSEY & WHITNEY LLP                              JOSEPH T. KINNING, ESQ.
   PILLSBURY CENTER SOUTH                                BRIGGS AND MORGAN
   220 SOUTH SIXTH STREET                                 2400 IDS CENTER
MINNEAPOLIS, MINNESOTA 55402                        MINNEAPOLIS, MINNESOTA 55402
       (612) 340-2740                                      (612) 334-8621
   TELECOPY (612) 340-8738                            TELECOPY (612) 334-8650

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the stock offering. [ ]

If this Form is a post-effective amendment filing pursuant to Rule 462(c) under the Securities Act, check the following box and list this Securities Act registration statement number of the earlier effective registration statement for the stock offering. [ ]

                       CALCULATION OF REGISTRATION FEE


   TITLE OF EACH CLASS OF       PROPOSED AMOUNT TO        PROPOSED MAXIMUM         MAXIMUM AGGREGATE      AMOUNT OF
 SECURITIES TO BE REGISTERED     BE REGISTERED(1)    OFFERING PRICE PER SHARE(2)   OFFERING PRICE(2)   REGISTRATION FEE

Common Stock, $.01 par value   3,162,500 shares                 $5.00                 $15,812,500           $5,453


(1) Includes 412,500 shares of Common Stock which may be purchased by the Underwriters to cover over-allotments, if any.


(2) Estimated solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

              PALLET RECYCLING ASSOCIATES OF NORTH AMERICA, INC.

                            CROSS REFERENCE SHEET

        Pursuant to Item 501(b) of Regulation S-K Showing Location in
                    Prospectus of Part I Items of Form S-1

                   ITEM NUMBER AND HEADING
             IN FORM S-1 REGISTRATION STATEMENT                                 LOCATION IN PROSPECTUS
 1.      Forepart of the Registration Statement and Outside
         Front Cover Page of Prospectus                       Outside Front Cover Page
 2.      Inside Front and Outside Back Cover Pages of
         Prospectus                                           Inside Front Cover Page; Outside Back Cover Page
 3.      Summary Information, Risk Factors and Ratio of
         Earnings to Fixed Charges                            Prospectus Summary; Risk Factors
 4.      Use of Proceeds                                      Use of Proceeds
 5.      Determination of Offering Price                      Underwriting
 6.      Dilution                                             Dilution
 7.      Selling Security Holders                             Not Applicable
 8.      Plan of Distribution                                 Outside and Inside Front Cover Pages; Underwriting;
                                                              Outside Back Cover Page
 9.      Description of Securities to be Registered           Dividend Policy; Description of Capital Stock; Shares
                                                              Eligible for Future Sale
10.      Interests of Named Experts and Counsel               Legal Matters; Experts
11.      Information with Respect to Registrant               Outside and Inside Front Cover Page; Prospectus Summary;
                                                              The Company; Risk Factors; Use of Proceeds; Dividend
                                                              Policy; Capitalization; Dilution; Selected Consolidated
                                                              Financial Data; Unaudited Pro Forma Financial Data;
                                                              Management's Discussion and Analysis of Financial
                                                              Condition and Results of Operations; Business;
                                                              Management; Certain Transactions; Principal Shareholders;
                                                              Description of Capital Stock; Shares Eligible for Future
                                                              Sale; Financial Statements; Outside Back Cover Page
12.      Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities       Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.


                   SUBJECT TO COMPLETION, DATED      , 1996
PROSPECTUS
[LOGO]                        2,750,000 Shares
                        PALLET RECYCLING ASSOCIATES OF
                             NORTH AMERICA, INC.


                                 COMMON STOCK


All of the 2,750,000 shares of Common Stock of Pallet Recycling Associates of North America, Inc. (the "Shares") offered hereby (the "Offering") are being offered by Pallet Recycling Associates of North America, Inc. (the "Company" or "PRANA"). Prior to this Offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price will be between $4.00 and $5.00 per share. See "Underwriting" for information relating to the method of determining the initial public offering price. Application has been made to have the Common Stock approved for listing on the Nasdaq SmallCap Market under the proposed symbol "PRNA" and on the Boston Stock Exchange under the proposed symbol "PRN".


      THE COMMON STOCK OFFERED BY THIS PROSPECTUS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" ON PAGE 6 AND "DILUTION."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

                   PRICE TO       UNDERWRITING      PROCEEDS TO
                    PUBLIC         DISCOUNT(1)       COMPANY(2)
 Per Share      $               $                 $
 Total(3)          $                 $                $


(1) The Company has agreed to pay John G. Kinnard and Company, Incorporated, as representative of the several Underwriters (the "Representative"), its accountable expenses in connection with this Offering in an amount not to exceed $65,000, of which $15,000 has been paid. The Company has also agreed to sell to the Representative, for a nominal purchase price, a five-year warrant to purchase up to 275,000 shares of the Common Stock, exercisable at 120% of the Price to the Public. In addition, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."


(2) Before deducting expenses payable by the Company, estimated at $650,000 (including the Representative's accountable expenses referenced in note 1 above). See "Underwriting."


(3) The Company has granted the Underwriters a 30-day option to purchase up to 412,500 additional shares of Common Stock solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Company will be
    $    , $     and $    , respectively. See "Underwriting."


The Shares are being offered by the several Underwriters subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriters and to certain other conditions. It is expected that delivery of the Shares of Common Stock will
be made on or about       , 1996 in Minneapolis, Minnesota. See
"Underwriting."

                   JOHN G. KINNARD AND COMPANY, INCORPORATED

               The date of this Prospectus is ______________, 1996


                         [Pictures and related text]

The Company has federally registered its trademark PRANA and the associated design.

The Company intends to furnish to its shareholders annual reports containing audited financial statements and interim reports containing unaudited financial information.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE NASDAQ NATIONAL MARKET, IN THE OVER-THE COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                              PROSPECTUS SUMMARY



THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, (i) ALL INFORMATION HEREIN ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION (412,500 SHARES) OR THE REPRESENTATIVE'S WARRANT (275,000 SHARES), (ii) ALL SHARE AND PER SHARE DATA HAVE BEEN ADJUSTED TO GIVE EFFECT TO A 1-FOR-8 REVERSE STOCK SPLIT WITH RESPECT TO THE COMMON STOCK AND A 1-FOR-2 REVERSE STOCK SPLIT WITH RESPECT TO THE PREFERRED STOCK, EACH APPROVED BY THE COMPANY'S SHAREHOLDERS ON APRIL 4, 1996 AND (iii) THE CONVERSION OF ALL OUTSTANDING SHARES OF PREFERRED STOCK INTO COMMON STOCK ON A 1-FOR-1 BASIS AS OF THE CLOSING OF THIS OFFERING. SEE "UNDERWRITING."



                                 THE COMPANY


Pallet Recycling Associates of North America, Inc. ("PRANA" or the "Company") was founded in 1993 to create a national network of pallet recycling companies to service the pallet needs of manufacturing, distribution, transportation and retailing companies that use pallets to move goods throughout North America. The Company has expanded rapidly through acquisitions from a single operation based in Saint Paul, Minnesota to a network of 15 companies (the "Subsidiaries") operating from 23 locations in 17 states. The Company has also signed agreements to acquire two additional pallet recycling companies operating from three locations in two states. These acquisitions are expected to close upon completion of this Offering using a portion of the proceeds therefrom (the "Pending Acquisitions"). The Company believes its achievement of critical mass, access to greater capital resources and its ability to add a tradeable security to the consideration it offers acquisition candidates will enhance its ability to make further acquisitions.



Pallet recycling services involve retrieving pallets and repairing or rebuilding and selling the pallets. The Company believes that the market for pallet recycling services had annual sales in excess of $2 billion in 1995. According to Company estimates there are more than two billion pallets in circulation in the United States today. According to the THE PALLET ENTERPRISE, an industry trade publication, respondents to an annual pallet recycling survey reported average sales growth of approximately 32% in 1994, 13% in 1995 and are anticipating growth of 17% in 1996. The Company believes this growth is being driven by a number of factors including: (i) recycled pallets are 25% to 35% less expensive than new pallets; (ii) the wood in recycled pallets has lost moisture over time and is, therefore, lighter and stronger; (iii) overall demand for pallets has continued to rise and (iv) recycled pallets offer several environmental benefits, including companies sending fewer pallets to landfills. The Company believes that it is currently the largest supplier of pallet recycling services in North America; nevertheless, it estimates that its market share, based on the Company's pro forma combined net sales for 1995, is less than three percent.



The pallet recycling industry is highly fragmented. According to industry sources, there are an estimated 3,000 independent pallet recycling businesses in the United States, substantially all of which operate in only one city or town. The Company believes that the pallet recycling industry is consolidating and that this consolidation is being driven by the demands of large multi-location companies for a company such as PRANA to offer a national network to manage the sourcing, retrieval and repair of pallets. Due to the fragmentation of the pallet recycling industry, national and regional companies must currently contract with numerous independent pallet recycling operations in order to meet their pallet recycling needs, which is often expensive and time consuming. It is common for businesses that use pallets (i.e., a manufacturer or distributor) to ship goods on a pallet and never receive the pallet back, nor receive any value for the pallet. As a result, many of these businesses view pallets as a shipping expense rather than a reusable asset. The Company believes a national network of pallet recyclers would improve the level of service, reduce the complexity of managing the sourcing, retrieval and repair of pallets for these multi-location companies and will enable pallet users to view pallets as an asset to be retained rather than an expense to be incurred. Through its Subsidiaries the Company serves over 1,000 customers, including numerous multi-national companies such as Motorola Inc., GAF Materials Corporation and 3M. The Company currently has agreements to serve twelve customers on a regional and national basis and plans to continue to add to its list of national customers.


The Company's objective is to build upon its current position to become the dominant provider of pallet recycling services in North America. Its strategies to achieve this objective include: (i) rapidly expanding its network, primarily through acquisitions; (ii) driving internal growth; (iii) establishing and expanding relationships with large national customers; (iv) managing pallet supply and demand across regions and (v) providing superior value and service to its customers.


The Company was incorporated on March 2, 1993 in the State of Minnesota and its principal executive offices are located at 2665 Long Lake Road, Suite 120, Roseville, Minnesota 55113. The Company's telephone number is (612)



635-0661.



                                 THE OFFERING


COMMON STOCK OFFERED                  2,750,000 Shares



COMMON STOCK OUTSTANDING AFTER THIS   6,264,716 Shares(1)
OFFERING
USE OF PROCEEDS                       To complete Pending Acquisitions, to
                                      finance additional acquisitions, to
                                      repay outstanding indebtedness, to
                                      increase working capital and for
                                      other general corporate purposes. See
                                      "Use of Proceeds."



PROPOSED NASDAQ SMALLCAP MARKET       PRNA
SYMBOL
PROPOSED BOSTON STOCK EXCHANGE
SYMBOL                                PRN



(1) Excludes: (i) 2,000,000 shares of Common Stock reserved for issuance under the Company's 1995 Long-Term Incentive and Stock Option Plan (the "Stock Option Plan"), of which options to purchase 495,000 shares of Common Stock were outstanding as of August 30, 1996; (ii) 592,593 shares of Common Stock issuable upon conversion of the Convertible Subordinated Debentures (the "Convertible Debentures") (assuming a conversion price of $3.38 per share); (iii) 554,491 shares of Common Stock issuable upon exercise of outstanding warrants and (iv) up to 275,000 shares of Common Stock issuable upon exercise of the Representative's warrant. Includes the conversion of all outstanding Preferred Stock into Common Stock on a one-for-one basis upon completion of the Offering and the issuance of 250,000 shares of Common Stock issuable in connection with the consummation of the Pending Acquisitions. See "Management -- Stock Option Plan," "Description of Capital Stock" and "Underwriting."


         SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA, OPERATING DATA AND FOOTNOTES)


                                            YEAR ENDED DECEMBER 31,                    SIX MONTHS ENDED JUNE 30,
                                                                     PRO FORMA                              PRO FORMA
                                  1993(1)      1994        1995       1995(2)       1995         1996        1996(2)

STATEMENT OF OPERATIONS DATA:
Net sales                          $  --      $9,844     $30,004     $   44,800    $12,263     $18,424     $   22,231
Gross profit                          --       2,808       6,064          9,917      2,583       4,273          5,508
Selling, general and
 administrative expenses:
 Operating subsidiaries               --       1,481       3,776          5,570      1,597       2,858          3,320
 Corporate                           196       1,337       2,725          2,725      1,197       1,595          1,595
 Amortization expense                  1          35         344            781        102         320            460
 Goodwill write-off                   --          --         539            539         --          --             --
Operating profit (loss)             (197)        (45)     (1,320)           302       (313)       (500)           133
Other income (expense), net           12         (32)       (568)          (613)      (126)       (741)          (539)
Loss before income taxes            (185)        (77)     (1,888)          (311)      (439)     (1,241)          (406)
Income tax benefit (expense)          --         (49)         75           (369)        20         (70)            16
Net loss                           $(185)     $ (126)    $(1,813)    $     (680)   $  (419)    $(1,311)    $     (390)
 Net loss per share                                                  $    (0.19)                           $    (0.11)
 Weighted average shares
  outstanding(3)                                                      3,650,301                             3,650,301
OPERATING DATA:
 Number of locations at
  period end                          --          11          21             26         11          23             26


                                         DECEMBER 31,                            JUNE 30, 1996
                                                                                                  PRO FORMA
                                  1993     1994        1995        ACTUAL      PRO FORMA(4)    AS ADJUSTED(5)

BALANCE SHEET DATA:
Working capital (deficit)         $751    $   94     $(3,407)     $(4,775)       $(6,944)          $ 3,141
Total assets                       901     7,878      17,448       22,352         25,286            32,204
Total debt and capital leases
 (including current
 maturities)                        --     3,285      10,422       13,200         14,693            10,876
Stockholders' equity               798     2,624       3,452        5,229          6,354            17,089

(1) Period from March 2, 1993 (date of inception) to December 31, 1993.

(2) Gives effect to (i) the acquisition of all Subsidiaries and the completion of the Pending Acquisitions, as if such transactions had been made on January 1, 1995, (ii) the sale of the Shares offered hereby and
    (iii) all other pro forma adjustments set forth in "Pro Forma Financial
    Data."



(3) Pro forma weighted average shares outstanding includes: (i) 1,081,292 shares of Common Stock outstanding as of December 31, 1995 and June 30, 1996; (ii) 2,183,424 shares of Preferred Stock outstanding as of December 31, 1995 and June 30, 1996, which shares will be converted to shares of Common Stock on a 1-for-1 basis upon completion of the Offering; (iii) 250,000 shares of Common Stock to be issued as consideration for the Pending Acquisitions and (iv) 135,585 shares of Common Stock equivalents related to stock options and warrants.



(4) Gives effect to (i) the completion of the acquisition of all Subsidiaries and the completion of the Pending Acquisitions, as if such transactions had been completed as of June 30, 1996 and (ii) all other pro forma adjustments set forth in "Pro Forma Financial Data."



(5) Gives effect to: (i) the completion of the acquisition of all Subsidiaries and the completion of the Pending Acquisitions, as if such transactions had been completed as of June 30, 1996; (ii) all other pro forma adjustments set forth in "Pro Forma Financial Data," and (iii) the sale of the shares offered hereby.


                                 RISK FACTORS

IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.


LIMITED OPERATING HISTORY; NET LOSSES



The Company was incorporated on March 2, 1993 and began operations on January 1, 1994. The Company had a net loss of approximately $1.8 million during the twelve months of operations ended December 31, 1995 and a working capital deficit of approximately $4,775,000 as of June 30, 1996. Prior to January 1, 1994, the Company had no operations or revenues. Accordingly, the Company's operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the lack of operating history. Future revenues and profits, if any, will depend upon various factors, including the quality of operations, the acceptance of the Company's services and general economic conditions. There can be no assurance that the Company can operate profitably or that it will successfully implement its acquisition strategy, in which case the Company will continue to be dependent on the revenues of the Subsidiaries. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."



ACQUISITION RISKS


The Company intends to acquire additional pallet recycling companies throughout North America as part of its strategy to establish a national pallet recycling network. There can be no assurance that the Company will be able to make additional acquisitions or make such acquisitions on terms that are favorable to the Company. Locating and negotiating additional acquisition prospects involves considerable management time and Company expense which may affect the Company's ability to manage successfully its day-to-day operations. In addition, integration of the acquired companies into the Company's national network also involves considerable management time and Company expense. There can be no assurance that the Company will successfully integrate the acquired companies into its national network or that the benefits of establishing the national network, such as national sales contracts and economies of scale, will ever be realized. See "Business -- Acquisition Strategy."


The Company currently has signed acquisition agreements for the two Pending Acquisitions. The Pending Acquisitions are expected to close upon the consummation of this Offering using a portion of the proceeds therefrom. There can be no assurance that either of the Pending Acquisitions will be completed. In consummating the Pending Acquisitions or other acquisitions, the Company relies upon certain representations, warranties and indemnities made by the sellers in each acquisition, as well as its own due diligence investigation. There can be no assurance that such representations and warranties will be true and correct or that the Company's due diligence will uncover all material adverse facts relating to the operations and financial condition of the pallet recycling companies acquired. Any material misrepresentations could have a material adverse effect on the Company's financial condition and results of operations. See "Use of Proceeds" and "Business -- Pending Acquisitions."



NEED FOR ADDITIONAL CAPITAL TO IMPLEMENT ACQUISITION STRATEGY


The Company intends to finance further acquisitions by using cash and shares of the Company's Common Stock. In the event potential acquisition candidates are unwilling to accept the Company's Common Stock or the Company chooses not to employ its Common Stock as a part of the consideration for the purchase of such acquisition candidates, the Company may be required to utilize more of its cash resources, if available, in order to continue its acquisition strategy. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain the necessary capital through additional debt or equity financings. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that, if available, such financing will be on terms acceptable to the Company. The Company believes that cash generated from operations, borrowing capacity under credit facilities and the proceeds from this Offering will be sufficient to fund its ongoing operations, the Pending Acquisitions, additional acquisitions and budgeted capital expenditures through 1996. If the Company is unable to obtain additional financing when needed, it may be unable to fully implement its acquisition strategy. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business -- Acquisition Strategy."


NEED FOR PROMISSORY NOTE EXTENSION; LONG-TERM DEBT COVENANT NON-COMPLIANCE; GOING CONCERN UNCERTAINTY

The Company currently has promissory notes with a principal balance of approximately $800,000 made with private investors which are due and payable. The Company is currently negotiating extensions of the maturity dates of such promissory notes. There can be no assurance that the Company will be able to negotiate such extensions with the noteholders. The failure of the Company to obtain such extensions could have an adverse effect on the Company's financial condition and results of operations.

The Company currently is out of compliance with certain covenants of its long-term debt agreements. Approximately $4,300,000 of the outstanding long-term debt is callable and has therefore been classified as current. The Company is currently negotiating with its primary lender to amend the covenants. There can be no assurance that the Company will be able to negotiate such an amendment. The failure of the Company to obtain an amendment could have an adverse effect on the Company's financial condition and results of operations.

The report of the independent auditors on the Company's Financial Statements contains an explanatory paragraph concerning the Company's ability to continue as a going concern. See Notes 10 and 17 to the Company's Consolidated Financial Statements for a description of the factors related to going concern issues and management's plans regarding operating losses and liquidity. The Company believes that upon the successful completion of this Offering, it will have the cash resources to meet its current obligations.



RAPID EXPANSION; MANAGEMENT OF GROWTH; INTERNAL CONTROLS


The Company is undergoing a period of rapid growth which the Company believes will continue for the foreseeable future. The growth of the Company has occurred in all phases of its business, including the number of Subsidiaries, the number of employees and the scope and geographic location of its operations. This growth has resulted in, and is expected to continue to create, new and increased responsibilities for management personnel and added pressures on the Company's operational and financial systems. The Company's ability to manage future growth effectively and to accomplish its overall goals will depend on its ability to hire or successfully promote and retain qualified personnel. If the Company is unable to manage its growth effectively or to hire or promote and retain qualified personnel, the Company's business and results of operations could be materially adversely affected. Additionally, the Company's rapid growth will continue to place an emphasis on its internal controls, in particular its information systems. The Company's ability to successfully integrate the accounting and financial reporting activities, among other activities, of its Subsidiaries will depend on its ability to continue developing and implementing internal controls.


COMPETITION


It is anticipated that the Company's current products and services will compete for sales with well-established companies including, but not limited to, those in the new and recycled pallet industries as well as those that rent or lease pallets. There can be no assurance that pallet leasing services will not capture market share from pallet recycling companies. The Company competes with other pallet recycling companies for its supply of pallets to recycle. There can be no assurance that the Company will be able to compete successfully with other pallet recycling companies in obtaining an adequate supply of pallets or, in doing so, at prices that will allow the Company to operate profitably. The majority of the pallets recycled by the Company are made of wood and as such are also subject to competition from pallets fabricated from other materials, including steel, plastic, cardboard and molded wood fiber, and may be subject to competition from pallets fabricated from other materials developed in the future.

Other companies may also attempt to establish a national pallet recycling company and thus compete with the Company in the identification and acquisition of existing pallet recycling companies. Companies which attempt to establish national recycling companies will also compete with the Company for national account customers. The Company's current and potential competitors may have substantially greater resources than the Company and there can be no assurance that the Company will be able to compete successfully with such competitors.


DEPENDENCE ON KEY PERSONNEL; NEED FOR ADDITIONAL PERSONNEL


The Company is highly dependent on each of its executive officers and on a limited number of other key management personnel. The Company's future success will also depend, in part, on its ability to attract and retain highly qualified personnel. There can be no assurance that the Company will be successful in hiring or retaining qualified personnel. The loss of key personnel, or inability to hire and retain qualified personnel, could have an adverse effect on the Company's business, financial condition and results of operations. The Company does not have key-person life insurance on any of its personnel. See "Management."


CONTROL BY MANAGEMENT



Immediately after the closing of the Offering, the directors and executive officers of the Company will own beneficially approximately 20% of the Company's outstanding Common Stock. Accordingly, these shareholders may be able substantially to influence the outcome of shareholder votes as to matters on which they may be in agreement. See "Principal Shareholders."



SHARES ELIGIBLE FOR FUTURE SALE



The availability for sale of certain shares of Common Stock held by existing shareholders of the Company after this Offering could adversely affect the market price of the Common Stock. Of the 6,264,716 shares of Common Stock to be outstanding following this Offering, the 2,750,000 Shares being offered by the Company hereby will be freely tradeable without restrictions or additional registration under the Securities Act of 1933, as amended (the "Securities Act"). The remaining 3,514,716 shares were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Securities Act. Of these 3,514,716 shares, 1,985,012 will be freely tradeable upon the effective date of this Offering, subject to restrictions imposed by Rule 144 and the remaining 1,529,704 will be eligible for resale under Rule 144 after expiration of applicable holding periods, subject to restrictions imposed by Rule 144. In connection with this Offering, all executive officers and directors and five percent shareholders of the Company have agreed not to offer, sell or otherwise dispose of a total of approximately 1,580,335 shares held by them for a period of 365 days after the effective date of this Offering, without the prior written consent of the Representative. In addition, certain other shareholders of the Company have agreed not to offer, sell or otherwise dispose of a total of 1,888,256 shares (the "Lock-up Shares") held by them for a period of 180 days. Of the Lock-up Shares, 472,064 will be eligible for resale between 181 days and 270 days after the effective date of this Offering, and 472,064 additional shares will be eligible for resale between 271 and 365 days after the effective date of this Offering. All shares held by the Company's executive officers, directors and five percent shareholders and all Lock-up Shares will be eligible for resale 366 days after the effective date of this Offering, subject to any restrictions under Rule 144. Sales of a substantial amount of the currently outstanding shares of Common Stock in the public market may adversely affect the market price of the Common Stock and the ability of the Company to raise additional capital by occurring at a time when it would be beneficial for the Company to sell securities. See "Description of Capital Stock," "Shares Eligible for Future Sale" and "Underwriting."



NO PRIOR PUBLIC MARKET; DETERMINATION OF OFFERING PRICE; STOCK PRICE
VOLATILITY


Prior to this Offering, there has been no public market for the Company's Common Stock, and there can be no assurance that an active trading market for the Common Stock will develop or be sustained after this Offering. In the event the market for the Company's Common Stock is thinly traded, shareholders may not be able to sell a significant amount of Common Stock at the price quoted or at all. The initial public offering price for the Shares has been determined by negotiation between the Company and the Representative and may bear no relationship to the market price of the Shares subsequent to this Offering. Following this Offering, the market price for the Common Stock may be highly volatile depending on various factors, including the general economy, stock market conditions, announcements by the Company, its competitors, and fluctuations in the Company's operating results. See "Underwriting."


ANTI-TAKEOVER PROVISIONS


The Board of Directors, without any action by the Company's shareholders, has the authority to issue up to 5,000,000 shares of authorized but undesignated preferred stock and to fix the powers, preferences, rights and limitations of any such preferred shares or any class or series thereof, without shareholder approval. Persons acquiring preferred stock could have preferential rights with respect to voting, liquidation, dissolution or dividends over existing shareholders. The Company is subject to certain provisions of the Minnesota Business Corporation Act which limit the voting rights of shares acquired in "control share acquisitions" and restrict certain "business combinations." Such provisions, as well as the ability to issue undesignated preferred shares, could have the effect of deterring or delaying a takeover or other change in control of the Company and could deny shareholders the receipt of a premium on their Common Stock and could have a depressive effect on the market price of the Company's Common Stock. The Board of Directors is divided into three classes of directors elected for staggered three year terms. Such staggered terms may affect the ability of the holders of the Common Stock to effect a change in control of the Company. See "Description of Capital Stock."


ABSENCE OF DIVIDENDS


The Company has not paid any dividends on its capital stock since its inception and does not intend to pay any dividends in the foreseeable future. Moreover, the Company's Convertible Subordinated Debentures (the "Convertible Debentures") prohibit payment of cash dividends on the Company's capital stock. See "Description of Capital Stock -- Convertible Subordinated Debentures."


DILUTION



Investors in this Offering will incur immediate and substantial dilution in the net tangible book value of the shares of approximately $3.74 per share from the initial public offering price. Additional dilution could result from the exercise of certain options and warrants. See "Dilution."



POSSIBLE DELISTING FROM NASDAQ SMALLCAP MARKET AND MARKET ILLIQUIDITY



While the Company's Common Stock is expected to meet the current Nasdaq SmallCap Market initial listing requirements, there can be no assurance that such securities will meet the continued listing requirements. Under current criteria for continued inclusion on the Nasdaq SmallCap Market, (i) the Company will have to maintain at least $4,000,000 in total assets and $2,000,000 in total shareholders' equity, (ii) the minimum bid price of the Common Stock will have to be $3.00 per share, (iii) there must be at least 1,000,000 shares in the public float valued at $1,000,000 or more, (iv) the Common Stock must have at least two active market makers, and (v) the Common Stock must be held by at least 300 holders. In the event that the Company fails to meet the requirements for continued listing on the Nasdaq SmallCap Market, the market for the Common Stock would be adversely affected.



APPLICABILITY OF THE "PENNY STOCK RULES"



If, during the time in which the Common Stock is quoted on the Nasdaq SmallCap Market, the Common Stock is priced below $5.00 per share, and is delisted from the Nasdaq SmallCap Market, trading of the Common Stock will be subject to certain federal regulations governing "penny stocks" (the "Penny Stock Rules"). The Penny Stock Rules require brokers to confirm certain information regarding purchasers of Common Stock and to meet certain other requirements when executing trades. If the Common Stock becomes subject to the Penny Stock Rules, it may be more difficult for shareholders to sell their shares.



                                   DILUTION



The net tangible book value of the Company's Common Stock as of June 30, 1996 was approximately ($3,605,000) or $(1.10) per share. "Net tangible book value" represents the tangible assets less total liabilities of the Company and "net tangible book value per share" was determined by dividing the net tangible book value of the Company by the number of shares of Common Stock and Preferred Stock (assuming a one-to-one conversion of outstanding shares of Preferred Stock to shares of Common Stock) outstanding on June 30, 1996. Net tangible book value dilution represents the difference between the per share offering price and the adjusted net tangible book value per share, adjusted to give effect to the sale of the Common Stock. Without giving effect to any other exercise or conversion events relating to the Common Stock, as a result of the sale by the Company of 2,750,000 shares of Common Stock at an assumed initial public offering price of $4.50 per share (resulting in net proceeds of approximately $10,735,000 after deducting estimated expenses of this Offering and underwriting discounts payable by the Company), the pro forma net tangible book value of the Company as of June 30, 1996 would have been approximately $6,265,000 or $0.76 per share. This represents an immediate increase in the net tangible book value per share to the existing shareholders of $1.86 and there will be an immediate net tangible book value dilution of $3.74 to new investors, as illustrated by the following table:



Assumed initial public offering price per share                       $4.50

  Net tangible book value per share at June 30, 1996      $(1.10)
  Consummation of Pending Acquisitions                     (0.59)
  Increase value per share attributable to the
   Offering                                                 2.45
Pro forma net tangible book value per share after
 this Offering                                                        $0.76
Dilution to purchasers of shares offered hereby                       $3.74



The following table summarizes, as of June 30, 1996, the total number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by existing shareholders and by the new investors who purchase shares of Common Stock pursuant to the Offering at an assumed initial public offering price of $4.50 per share.



                               SHARES PURCHASED          TOTAL CONSIDERATION      AVERAGE PRICE
                             NUMBER(1)     PERCENT       AMOUNT        PERCENT      PER SHARE

Existing Shareholders(2)     3,514,716       56.1%     $ 9,849,248       44.3%        $2.80
New Investors                2,750,000       43.9%     $12,375,000       55.7%        $4.50
 Total                       6,264,716      100.0%     $22,224,248      100.0%

(1) Excludes: (i) 2,000,000 shares of Common Stock reserved for issuance under the Company's Stock Option Plan, of which options to purchase 495,000 shares of Common Stock were outstanding as of August 30, 1996;
    (ii) 592,593 shares of Common Stock issuable upon conversion of the Convertible Debentures (assuming a conversion price of $3.38 per share);
    (iii) 554,491 shares of Common Stock issuable upon exercise of outstanding warrants and (iv) up to 275,000 shares of Common Stock issuable upon exercise of the Representative's warrant. Includes the issuance of 250,000 shares of Common Stock issuable in connection with the consummation of the Pending Acquisitions. See "Management -- Stock Option Plan," "Description of Capital Stock," and "Underwriting."


(2) Consists of shares of Common Stock and Preferred Stock convertible into shares of Common Stock on a one-for-one basis, including shares of Common Stock to be issued in connection with the consummation of the Pending Acquisitions using a portion of the proceeds from this Offering. See "Description of Capital Stock -- Preferred Stock" and "Business -- Pending Acquisitions."

                               USE OF PROCEEDS


The net proceeds to the Company from the sale of Common Stock offered hereby are estimated to be $10,735,000 ($12,375,000 if the Underwriter's over-allotment option is exercised in full) after deducting the underwriting discount and estimated offering expenses payable by the Company. The Company currently intends to apply these proceeds approximately as follows:





Complete pending acquisitions                                             $ 2,890,000
Repayment of outstanding debt                                               3,817,000
Additional acquisitions, working capital and general corporate
 purposes                                                                   4,028,000
 Total                                                                    $10,735,000




Approximately $2.9 million of the net proceeds of the Offering are intended to be used to complete the Pending Acquisitions, including the retirement of $605,000 of indebtedness owed to a shareholder of one of the Pending Acquisitions.



The Company intends to use approximately $3.8 million of the proceeds of the Offering to repay outstanding debt. Approximately $2.3 million of the proceeds of the Offering will be used to repay promissory notes, due and payable between July 15, 1996 and December 13, 1997, under loan commitments entered into with individual investors. Amounts outstanding under such promissory notes are general, unsecured obligations of the Company and bear interest at the rate of 10% per annum. The proceeds of such notes were used to acquire the assets and business of Blue Light Pallet Company and form PRANA Las Vegas, Inc. and for working capital and general corporate purposes. The Company also intends to use approximately $1.5 million of the proceeds of the Offering to repay secured notes (the "Secured Notes") under loan commitments entered into with individual investors. Amounts outstanding under the Secured Notes are secured obligations of the Company, bear interest at a rate of 11.25% per annum and are due and payable on the earlier of (i) April 23, 1997 or (ii) the closing of the Company's initial public offering or a private sale for cash by the Company of at least $1,500,000 of the Company's equity or debt ("Qualified Financing"). The proceeds of the Secured Notes were used to complete the acquisition of the assets and business of Metroplex Wood Products, Ltd. and for working capital and general corporate purposes. See "Description of the Term Loan and Other Outstanding Indebtedness."



The Company intends to use the remaining $4.0 million for additional acquisitions, working capital and general corporate purposes. Proceeds of this Offering that are not immediately required for the purpose described above will be invested in short-term certificates of deposit, money market funds or other short-term interest-bearing investments. The Company anticipates that the net proceeds of this Offering will be sufficient to satisfy the Company's cash requirements through 1996.



                               DIVIDEND POLICY

The Company has not declared or paid any dividends on its Common Stock since its inception. The Company currently intends to retain all earnings for the business and does not anticipate paying any cash dividends in the foreseeable future. Moreover, the Company's Convertible Debentures prohibit payment of cash dividends on the Company's capital stock. See "Description of Capital Stock -- Convertible Subordinated Debentures."

                                CAPITALIZATION


The following table sets forth the capitalization of the Company as of June 30, 1996: (i) on an actual basis; (ii) on a pro forma basis to reflect the acquisition of the Subsidiaries and the consummation of the Pending Acquisitions and (iii) on a pro forma basis as adjusted to give effect to (x) the acquisition of the Subsidiaries and the consummation of the Pending Acquisitions and (y) the sale by the Company of the 2,750,000 shares of Common Stock offered hereby at an assumed initial offering price of $4.50 per share, less underwriting discounts, commissions and estimated offering expenses, and the application of the net proceeds therefrom. This table should be read in conjunction with the historical financial statements and the pro forma combined financial statements of the Company, and the related notes to each thereof appearing elsewhere in this Prospectus.




                                                                         JUNE 30, 1996(1)
                                                                                         PRO FORMA
                                                               ACTUAL     PRO FORMA     AS ADJUSTED
                                                                          (IN THOUSANDS)

Current maturities of debt                                     $ 8,359     $ 8,449        $ 5,282
Long-term debt and capital leases (less current
 maturities)                                                     4,841       6,244          5,594
Stockholders' equity:
  Preferred Stock, par value $.01 per share, 5,000,000
   shares authorized, 2,183,424 shares issued, 0 shares
   issued
   as adjusted (2)                                                  22          22              0
  Common Stock, par value $.01 per share, 20,000,000 shares
   authorized, 1,081,292 shares issued, 6,264,716 shares
   issued
   as adjusted (2)                                                  11          14             63
  Additional paid in capital                                     8,632       9,754         20,462
  Accumulated deficit                                           (3,436)     (3,436)        (3,436)
  Total stockholders' equity                                     5,229       6,354         17,089
   Total capitalization                                        $10,070     $12,598        $22,683

(1) Excludes: (i) 2,000,000 shares of Common Stock reserved for issuance under the Company's Stock Option Plan of which options to purchase 495,000 shares of Common Stock were outstanding as of August 30, 1996;
    (ii) 592,593 shares of Common Stock issuable upon conversion of the Convertible Debentures (assuming a conversion price of $3.38 per share);
    (iii) 554,491 shares of Common Stock issuable upon exercise of outstanding warrants and (iv) up to 275,000 shares of Common Stock issuable upon exercise of the Representative's warrant. Includes the issuance of 250,000 shares of Common Stock issuable in connection with the consummation of the Pending Acquisitions. See "Management -- Stock Option Plan," "Description of Capital Stock," and "Underwriting."
(2) The shares have been adjusted to give effect to: (i) a 1-for-8 reverse stock split with respect to the Common Stock and a 1-for-2 reverse stock split with respect to the Preferred Stock, each approved by the Company's shareholders on April 4, 1996 and (ii) the conversion of all outstanding shares of Preferred Stock into Common Stock on a 1-for-1 basis as of the closing of this Offering.

                           SELECTED FINANCIAL DATA


The following Selected Financial Data as of and for the years ended December 31, 1993(1), 1994 and 1995 have been derived from the Company's financial statements which were audited by KPMG Peat Marwick LLP, independent public accountants. The Selected Financial Data for the six months ended June 30, 1995 and 1996 (except pro forma amounts) have been derived from unaudited consolidated financial statements that appear elsewhere in the Prospectus. These unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, contain all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for the periods presented. The pro forma Statements of Operations Data and pro forma Balance Sheet Data are provided for informational purposes only and do not purport to represent what the Company's results of operations and financial condition would have been had the acquisitions of the Subsidiaries and the Pending Acquisitions occurred as of the dates indicated or to project the Company's results of operations or financial condition for any future period. The Selected Financial Data and the operating data set forth below should be read in conjunction with the financial statements and notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Pro Forma Financial Information" included elsewhere in this Prospectus.



                                                           YEAR ENDED DECEMBER 31,                    SIX MONTHS ENDED JUNE 30,
                                                                                    PRO FORMA                           PRO FORMA
                                                 1993(1)      1994        1995       1995(2)       1995         1996     1996(2)
                                                                 (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)

STATEMENT OF OPERATIONS DATA:
Net sales                                         $  --      $9,844     $30,004     $44,800    $12,263     $18,424     $22,231
Cost of sales                                        --       7,036      23,940       4,883      9,680      14,151      16,723
  Gross profit                                       --       2,808       6,064       9,917      2,583       4,273       5,508
Selling, general and administrative
 expenses:
 Operating subsidiaries                              --       1,481       3,776       5,570      1,597       2,858        3,320
 Corporate                                          196       1,337       2,725       2,725      1,197       1,595        1,595
 Amortization expense                                 1          35         344         781        102         320          460
 Goodwill writeoff                                   --          --         539         539         --          --         --
  Total selling, general and
   administrative expenses                          197       2,853       7,384       9,615      2,896       4,773        5,375
  Operating profit (loss)                          (197)        (45)     (1,320)        302       (313)       (500)         133
Interest expense                                     --         (67)       (687)       (741)      (180)       (732)         (532)
Other income, net                                    12          35         119         128         54          (9)         (7)
  Loss before income taxes                         (185)        (77)     (1,888)       (311)      (439)     (1,241)         (406)
Income tax benefit (expense)                         --         (49)         75        (369)        20         (70)           16
  Net loss                                        $(185)     $ (126)    $(1,813)     $ (680)   $  (419)    $(1,311)        $(390)
Pro forma net loss per share                                                         $(0.19)                              $(0.11)
Weighted average shares outstanding(3)                                            3,650,301                            3,650,301
OPERATING DATA:
 Number of locations at period end                   --          11          21          26         11          23            26




                                                   DECEMBER 31,                            JUNE 30, 1996
                                                                                                            PRO FORMA
                                            1993     1994        1995        ACTUAL      PRO FORMA(4)    AS ADJUSTED(5)

BALANCE SHEET DATA:
Working capital (deficit)                   $751    $   94     $(3,407)     $(4,775)       $(6,944)          $ 3,141
Total assets                                 901     7,878      17,448       22,352         25,286            32,204
Total debt and capital leases
 (including
 current maturities)                          --     3,285      10,422       13,200         14,693            10,876
Stockholders' equity                         798     2,624       3,452        5,229          6,354            17,089



(1) Period from March 2, 1993 (date of inception) to December 31, 1993.



(2) Gives effect to (i) the acquisition of all Subsidiaries and the completion of the Pending Acquisitions, as if such transactions had been made on January 1, 1995, (ii) the sale of the Shares offered hereby and
    (iii) all other pro forma adjustments set forth in "Pro Forma Financial
    Data."



(3) Pro forma weighted average shares outstanding includes: (i) 1,081,292 shares of Common Stock outstanding as of December 31, 1995 and June 30, 1996; (ii) 2,183,424 shares of Preferred Stock outstanding as of December 31, 1995 and June 30, 1996, which shares will be converted to shares of Common Stock on a 1-for-1 basis upon completion of the Offering; (iii) 250,000 shares of Common Stock to be issued as consideration for the Pending Acquisitions and (iv) 135,585 shares of Common Stock equivalents related to stock options and warrants.



(4) Gives effect to (i) the completion of the acquisition of all Subsidiaries and the completion of the Pending Acquisitions, as if such transactions had been completed as of June 30, 1996 and (iii) all other adjustments set forth in "Pro Forma Financial Data."



(5) Gives effect to: (i) completion of the acquisition of all Subsidiaries and the completion of the Pending Acquisitions, as if such transactions had been completed as of June 30, 1996; (ii) all other pro forma adjustments set forth in "Pro Forma Financial Data" and (iii) the sale of the shares offered hereby.



                           PRO FORMA FINANCIAL DATA
                  PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)



The unaudited pro forma financial statements give effect to: (i) the consummation of the Pending Acquisitions, the 1996 acquisitions and the sale of the Secured Notes in April 1996 and (ii) the completion of this Offering and the application of the estimated net proceeds therefrom (collectively, the "Pro Forma Transactions"). The unaudited pro forma statements of operations for the year ended December 31, 1995 and the six month period ended June 30, 1996 give effect to the Pro Forma Transactions as if each had occurred as of the beginning of the respective periods. The unaudited pro forma balance sheet as of June 30, 1996 gives effect to the Pro Forma Transactions as if each had occurred as of that date. See "Use of Proceeds."


In the opinion of the Company's management, all adjustments necessary to present fairly such pro forma financial statements have been made based on the proposed terms and structure of the Pro Forma Transactions. The Company anticipates, however, that changes in the composition of the assets to be acquired and the liabilities to be assumed in connection with the Pending Acquisitions will occur due to changes in the ordinary course of business of the companies to be acquired in connection with the Pending Acquisitions; however, the terms of the agreements relating to the Pending Acquisitions provide that operations of these companies are to continue in the ordinary course of business until the date of acquisition. Therefore, the Company believes any related change in adjustments will not be material to the pro forma financial statements.

The unaudited pro forma financial information is provided for informational purposes only and does not purport to represent what the Company's results of operations or financial position would have been had the Pro Forma Transactions occurred on any of the dates set forth above or to project the Company's results of operations for any future period.

The unaudited pro forma financial information should be read in connection with the accompanying notes and the historical financial statements and notes thereto of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


                      PRO FORMA STATEMENT OF OPERATIONS
              FOR THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)
                                (IN THOUSANDS)




                                                           PRANA AND SUBSIDIARIES PRO FORMA
                                                                 1996            PRANA AND
                                                            ACQUISITIONS(1)        1996
                                                                   METROPLEX   ACQUISITIONS
                                                          DIAMOND     WOOD       PRO FORMA
                                                 PRANA     PALLET   PRODUCTS    ADJUSTMENTS    SUBTOTAL

Net sales                                       $18,424     $99       $470         $  --       $18,993
Cost of sales                                    14,151      73        317            --        14,541
  Gross profit                                    4,273      26        153            --         4,452
Selling, general and administrative
expenses:
  Operating subsidiaries                          2,858       8         25           (12)(2)     2,879
  Corporate                                       1,595      --         --            --         1,595
  Amortization expense                              320      --         --            53(4)        373
Total selling, general and
 administrative expenses                          4,773       8         25            41         4,847
Operating profit (loss)                            (500)     18        128           (41)         (395)
Other income (expense)
  Interest expense                                 (732)     --         (1)          (15)(5)      (748)
  Other                                              (9)     --         --            --            (9)
   Total other income (expense)                    (741)     --         (1)          (15)         (757)
   Net income (loss) before income taxes         (1,241)     18        127           (56)       (1,152)
Income tax benefit (expense)                        (70)                             419(6)        349
  Net income (loss)                             $(1,311)                                       $  (803)




WIDE TABLE CONTINUED FROM ABOVE


                                                            PENDING ACQUISITIONS
                                                                    PENDING
                                                                 ACQUISITIONS     SUBTOTAL      PRO FORMA
                                                 INDY    PALLET    PRO FORMA      PENDING       OFFERING      PRO FORMA
                                                PALLET   OUTLET   ADJUSTMENTS   ACQUISITIONS   ADJUSTMENTS   AS ADJUSTED

Net sales                                       $1,096   $2,142      $  --         $3,238         $  --        $22,231
Cost of sales                                      775    1,407         --          2,182            --         16,723
  Gross profit                                     321      735         --          1,056            --          5,508
Selling, general and administrative
expenses:
  Operating subsidiaries                           192      265        (16)(2)        441            --          3,320(3)
  Corporate                                         --       --         --             --            --          1,595
  Amortization expense                              --       --         87 (4)         87            --            460
Total selling, general and
 administrative expenses                           192      265         71            528            --          5,375
Operating profit (loss)                            129      470        (71)           528            --            133
Other income (expense)
  Interest expense                                 (36)     (18)       (48)(5)       (102)          318 (5)       (532)
  Other                                             --        2         --              2            --             (7)
   Total other income (expense)                    (36)     (16)       (48)          (100)          318           (539)
   Net income (loss) before income taxes            93      454       (119)           428           318           (406)
Income tax benefit (expense)                                          (206)(6)       (206)         (127)(6)         16
  Net income (loss)                                                                $  222         $ 191        $  (390)





(1) Represents the results of operations for the 1996 acquisitions for the period from January 1, 1996 to the date of acquisition.



(2) Reflects the net reduction in compensation expense as a result of the negotiation of compensation agreements with certain employees of the 1996 acquisitions and the Pending Acquisitions.



(3) Includes depreciation expense of $411,000.



(4) Reflects (i) amortization expense of $87,000 on $3.5 million of goodwill capitalized in connection with the completion of the Pending Acquisitions assuming an initial public offering price of $4.50 per share; (ii) additional amortization expense of $14,000 to reflect amortization of goodwill for the period prior to acquisition for the 1996 acquisitions and
    (iii) amortization expense of $39,000 on $3,088,000 of goodwill for the period from January 1, 1996 to April 4, 1996 capitalized in connection with the Company's reverse stock splits of its Common Stock and Preferred Stock completed April 4, 1996.



(5) Reflects (i) additional interest expense of $15,000 on $690,000 in notes payable, at 8% interest rates, related to the 1996 acquisitions for the period prior to the date of acquisition; (ii) additional interest expense of $48,000 related to notes payable of $1.2 million, with interest at 8%, related to the Pending Acquisitions; (iii) the reduction of interest expense of $116,000 resulting from the reduction of debt of $2.3 million, at an interest rate of 10%, from the net proceeds of the Offering; (iv) the reduction of interest expense of $32,000 resulting from the repayment of $1.5 million of Secured Notes, at an interest rate of prime plus 3% from the net proceeds of the Offering; (v) the reduction of interest expense of $134,000 resulting from the reduction of an interest rate of 21% to 10% on $2.6 million of existing debt outstanding and (vi) the reduction of interest expense of $36,000, at an interest rate of 12%, resulting from the repayment of $605,000 of debt of one of the Pending Acquisitions from the proceeds of the Offering.



(6) Reflects adjustment to calculate the provision for income taxes on the pro forma combined results at an effective statutory rate of 40% of net income before nondeductible goodwill expense and acquisition costs.



                      PRO FORMA STATEMENT OF OPERATIONS
               FOR THE YEAR ENDED DECEMBER 31, 1995 (UNAUDITED)
                                (IN THOUSANDS)



                                      PRANA AND SUBSIDIARIES PRO FORMA
                                                  1995 ACQUISITIONS(1)            1996 ACQUISITIONS
                                           AMERICAN
                                           CENTURY
                                            (PRANA     B&B
                                           OKLAHOMA   PALLET   PALLET                     METROPLEX
                                 PRANA      CITY)     SUPPLY   SUPPLY   OTHER    DIAMOND     WOOD
Net sales                       $30,004      $476      $767    $3,538   $675      PALLET   PRODUCTS

Cost of sales                    23,940       345       415     3,042    612       $999     $2,136
 Gross profit                     6,064       131       352       496     63        753      1,595
Selling, general and                                                                246        541
 administrative expenses:
 Operating subsidiaries           3,776        89       172       534     76         165         66
 Corporate                        2,725        --        --        --     --          --         --
 Amortization expense               344        --        --        --     --          --         --
 Goodwill write-off                 539        --        --        --     --          --         --
Total selling, general and
 administrative expenses          7,384        89       172       534     76         165         66
Operating profit (loss)          (1,320)       42       180       (38)   (13)         81        475
Other income (expense)
 Interest expense                  (687)       (1)       (5)      (40)    (5)         (6)        (2)
 Other                              119        (2)       --         4     --          --          1
  Total other income
   (expense)                       (568)       (3)       (5)      (36)    (5)         (6)        (1)
  Net income (loss) before
   income taxes                  (1,888)       39       175       (74)   (18)         75        474
Income tax benefit (expense)         75
 Net income (loss)              $(1,813)


WIDE TABLE CONTINUED FROM ABOVE

                                                             PENDING
                                                          ACQUISITIONS
                                PRANA AND
                                 1995 AND
                                   1996                                      PENDING                           PRO         PRO
                               ACQUISITIONS                               ACQUISITIONS     SUBTOTAL           FORMA       FORMA
                                PRO FORMA                 INDY    PALLET    PRO FORMA      PENDING          OFFERING        AS
                               ADJUSTMENTS    SUBTOTAL   PALLET   OUTLET   ADJUSTMENTS   ACQUISITIONS      ADJUSTMENTS   ADJUSTED

Net sales                         $  --       $38,595    $2,732   $3,473      $  --         $6,205         $     --      $44,800
Cost of sales                        --        30,702     1,858    2,323         --          4,181               --       34,883
 Gross profit                        --         7,893       874    1,150         --          2,024               --        9,917
Selling, general and
 administrative expenses:
 Operating subsidiaries            (209)(2)     4,669       409      557        (65)(2)        901               --        5,570(3)
 Corporate                           --         2,725        --       --         --             --               --        2,725
 Amortization expense               263 (4)       607        --       --        174 (4)        174               --          781
 Goodwill write-off                  --           539        --       --         --             --               --          539
Total selling, general and
 administrative expenses             54         8,540       409      557        109          1,075               --        9,615
Operating profit (loss)             (54)         (647)      465      593       (109)           949               --          302
Other income (expense)
 Interest expense                   (72)(5)      (818)      (70)     (20)       (96)(5)       (186)             263 (5)     (741)
 Other                               --           122         2        4         --              6               --          128
  Total other income
   (expense)                        (72)         (696)      (68)     (16)       (96)          (180)             263         (613)
  Net income (loss) before
   income taxes                    (126)       (1,343)      397      577       (205)           769              263         (311)
Income tax benefit (expense)         39 (6)       114                          (377)(6)       (377)            (106)(6)     (369)
 Net income (loss)                             (1,229)                                      $  392         $    157      $  (680)





(1) Represents the results of operations for the 1995 acquisitions for the period from January 1, 1995 to the date of acquisition.



(2) Reflects the net reduction in compensation for the period prior to acquisition as a result of the elimination of certain positions and the negotiation of compensation arrangements relating to the Pending Acquisitions and the Subsidiaries.



(3) Includes depreciation expense of $774,000.



(4) Reflects (i) amortization expense of $174,000 on $3.5 million of goodwill capitalized in connection with the completion of the Pending Acquisitions assuming an initial public offering price of $4.50 per share; (ii) additional amortization expense of $52,000 to reflect amortization of goodwill for the period prior to acquisition for the 1995 acquisitions;
    (iii) amortization expense of $57,000 on $1.1 million of goodwill capitalized in connection with the acquisitions completed subsequent to December 31, 1995 and (iv) amortization expense of $154,000 on $3,088,000 of goodwill capitalized in connection with the Company's reverse stock splits of its Common Stock and Preferred Stock completed subsequent to December 31, 1995.



(5) Reflects (i) interest expense of $17,000 for the four months prior to acquisition on a $500,000 note payable, at an interest rate of 10%, entered into by a Subsidiary immediately prior to its acquisition by the Company; (ii) interest expense of $55,000 on a $690,000 in notes payable at an interest rate of 8% entered into in connection with the acquisitions of Subsidiaries during 1996; (iii) interest expenses of $96,000 on a $1.2 million note payable, at an interest rate of 8%, relating to a Pending Acquisition; (iv) the reduction of interest expense of $56,000 resulting from the repayment of $560,000 in debt at an interest rate of 10% and outstanding for substantially all of 1995, from the net proceeds of the Offering; (v) the reduction of interest expense of $58,000 resulting from the reduction of debt of 1.8 million, at an interest rate of 10% and outstanding for approximately four months in 1995, from the net proceeds of the Offering; (vi) the reduction of interest expense of $79,000 resulting from the reduction of an interest rate of 21% to 10% on $2.1 million of existing debt outstanding for an average of four months in 1995 and (vii) reduction of interest expense of $70,000, at an interest rate of 12%, resulting from the repayment of $605,000 in debt of one of the Pending Acquisitions from the net proceeds of the Offering.



(6) Reflects adjustment to calculate the provision for income taxes on the pro forma combined results at an effective statutory rate of 40% of net income before nondeductible goodwill expense and acquisition costs.



                           PRO FORMA BALANCE SHEET
                          JUNE 30, 1996 (UNAUDITED)
                                (IN THOUSANDS)



                                                                                                     PRO FORMA
                                                         PENDING       PRO FORMA                     OFFERING        PRO FORMA
                                            PRANA     ACQUISITIONS    ADJUSTMENTS    PRO FORMA    ADJUSTMENTS(1)    AS ADJUSTED

ASSETS:
  Current assets:
   Cash                                    $   152       $  255         $(2,890)(2)   $(2,483)        $ 6,918         $ 4,435
   Accounts receivable                       3,828          634              --         4,462              --           4,462
   Inventories                               2,714          146              --         2,860              --           2,860
   Prepaid expenses and deposits               167           34              --           201              --             201
    Total current assets                     6,861        1,069          (2,890)        5,040           6,918          11,958
 Net property, plant & equipment             5,692        1,179              --         6,871              --           6,871
 Other Assets:
   Goodwill, net                             8,198           --           3,473 (3)    11,671              --          11,671
   Other                                     1,601          103              --         1,704              --           1,704
    Total other assets                       9,799          103           3,473        13,375              --          13,375
ASSETS                                     $22,352       $2,351         $   583       $25,286         $ 6,918         $32,204
LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
   Accounts payable                          2,175           65              --         2,240              --           2,240
   Current maturities of LTD
    and notes payable                        8,359          695            (605)(4)     8,449          (3,167)          5,282
   Accrued liabilities                         867          147              --         1,014              --           1,014
   Deferred income taxes                       235           --              46 (6)       281              --             281
     Total current liabilities              11,636          907            (559)       11,984          (3,167)          8,817
 Long-term liabilities:
   Long-term debt (less current
    portion)                                 4,841          203           1,200 (5)     6,244            (650)          5,594
   Deferred income taxes                       646           --              58 (6)       704              --             704
     Total long-term liabilities             5,487          203           1,258         6,948            (650)          6,298
 Stockholders' equity:
   Preferred stock                              22           --              --            22             (22)             --
   Common stock                                 11           18             (15)(7)        14              49              63
   Additional paid-in capital                8,632           --           1,122 (7)     9,754          10,708          20,462
   Retained earnings                        (3,436)       1,223          (1,223)(7)    (3,436)             --          (3,436)
    Stockholders' equity                     5,229        1,241            (116)        6,354          10,735          17,089
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                     $22,352       $2,351         $   583       $25,286         $ 6,918         $32,204




(1) Reflects (i) proceeds of $10,735,000 from the sale of 2,750,000 shares of Common Stock, net of the underwriting discounts and offering expenses, (ii) payment of $3,817,000 of current and long-term debt of the Company with the proceeds of the Offering and (iii) the conversion of 2,183,424 shares of Preferred Stock to Common Stock in connection with the Offering.



(2) Reflects the payment of $2,890,000 to consummate the Pending Acquisitions including estimated acquisition costs and the repayment of $605,000 in debt.



(3) Reflects goodwill of $3,473,000 for the Pending Acquisitions assuming an initial public offering price of $4.50 per share.



(4) Reflects the repayment of $605,000 of debt of one of the Pending Acquisitions with the proceeds of the Offering.



(5) Reflects the addition of a $1,200,000 note payable entered into in connection with a Pending Acquisition.



(6) Reflects the establishment of deferred tax liabilities related to the Pending Acquisitions.



(7) Reflects (i) the elimination of the equity accounts of the Pending Acquisitions and (ii) the issuance of 250,000 shares of Common Stock with a market value of approximately $1,125,000 to consummate the Pending Acquisitions.



                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS MEMORANDUM.

GENERAL

The Company was founded in 1993 to create a national network of pallet recycling companies to service the pallet needs of manufacturing, distribution, transportation and retail companies that use pallets to move goods throughout North America. The pallet recycling industry is highly fragmented. Recognizing an opportunity to consolidate a fragmented industry, the Company began acquiring pallet recycling companies in 1994.


Due to limited financial resources early in its history, the Company's initial acquisition strategy included acquiring pallet recycling companies primarily in stock-for-stock exchanges. The Company employed this strategy throughout 1994 and into early 1995. Due in part to the Company's acquisitions in 1994 and early 1995, the Company was able to: (i) create critical mass, (ii) establish itself as a leader in the consolidation of the pallet recycling industry (iii) attract an increasing number of acquisition candidates, (iv) begin to implement a national account strategy and (v) access greater financial resources. As a result, the Company modified its acquisition strategy by acquiring pallet recycling companies for a combination of cash, seller notes and stock. The Company employed this strategy to acquire pallet recycling companies for the remainder of 1995 and continues to employ this strategy in 1996. The Company believes its ability to add a tradeable security to the consideration it offers acquisition candidates will enhance its ability to make further acquisitions.



All of the Company's acquisitions have been accounted for under the purchase method of accounting. Therefore, the financial results of each acquired subsidiary are included in the Company's consolidated financial results from the date of acquisition. As a result, the historical consolidated financial results of the Company are not necessarily directly comparable.


The Company's net sales are derived from: (i) the sale of recycled and to a lesser degree new wooden pallets; (ii) the repair of wooden pallets for a fee; (iii) the brokering of wooden pallets and (iv) the sale of various by-products from wooden pallets. The sale of recycled pallets and the repair of pallets for a fee account for approximately 80% of total net sales. Net sales are recognized upon delivery to the customer.


Selling, general and administrative expenses are comprised of subsidiary and corporate operating expenses. Operating expenses include goodwill amortization attributable to the acquisition of the Subsidiaries under the purchase method of accounting. Goodwill is generally recognized at the corporate level and is amortized using the straight-line method over a term of twenty years.



RESULTS OF OPERATIONS


The following table sets forth various items as a percentage of net sales for the fiscal years ended December 31, 1993, 1994 and 1995 and the six month periods ended June 30, 1995 and 1996, as well as for the fiscal year ended December 31, 1995 and the six month period ended June 30, 1996 on a pro forma basis.



                                           YEAR ENDED DECEMBER 31,                 SIX MONTHS ENDED JUNE 30,
                                                                   PRO FORMA                          PRO FORMA
                                  1993(1)      1994       1995        1995        1995       1996        1996

STATEMENT OF OPERATIONS DATA:
  Net sales                         N/A       100.0%     100.0%      100.0%      100.0%     100.0%      100.0%
  Cost of sales                     N/A        71.5       79.8        77.9        78.9       76.8        75.2
  Gross profit                      N/A        28.5       20.2        22.1        21.1       23.2        24.8
  Selling, general and
   administrative expenses:
   Operating subsidiaries           N/A        15.0       12.6        12.4        13.0       15.5        14.9
   Corporate                        N/A        13.6        9.1         6.1         9.8        8.7         7.2
   Amortization expense             N/A         0.4        1.1         1.7         0.8        1.7         2.1
   Goodwill writeoff                N/A          --        1.8         1.2          --         --          --
   Total selling, general and
    administrative expenses         N/A        29.0       24.6        21.4        23.6       25.9        24.2
  Operating profit (loss)           N/A        (0.5)      (4.4)        0.7        (2.5)      (2.7)        0.6
  Interest expense                  N/A        (0.7)      (2.3)       (1.7)       (1.5)      (4.0)       (2.4)
  Other income, net                 N/A         0.4        0.4         0.3         0.4        0.0         0.0
  Loss before income taxes          N/A        (0.8)      (6.3)       (0.7)       (3.6)      (6.7)       (1.8)
  Income tax benefit (expense)      N/A        (0.5)       0.3        (0.8)        0.2       (0.4)        0.1
  Net loss                          N/A        (1.3)      (6.0)       (1.5)       (3.4)      (7.1)       (1.7)




(1) Period from March 2, 1993 (date of inception) to December 31, 1993. Data as a percent of net sales is not applicable ("N/A") as the Company had no net sales for the period.


PRO FORMA RESULTS OF OPERATIONS


The pro forma financial results reflect the combined results of operations as if each Subsidiary was owned at the beginning of the periods presented. The Company believes this presentation provides a more meaningful representation of the financial results and liquidity of the Company for the periods presented compared to the historical results of operations and incorporates the effects of all acquisitions for the entire periods presented, including the impact of the Pending Acquisitions and this Offering.



FOR THE SIX MONTHS ENDED JUNE 30, 1996



NET SALES. Pro forma net sales were $22.2 million for the six months ended June 30, 1996. Pro forma net sales for the Subsidiaries for the period were $19.0 million. Pro forma net sales for the Pending Acquisitions were $3.2 million for the period, or 14.6% of pro forma net sales.



GROSS PROFIT. Pro forma gross profit for the six months ended June 30, 1996 was $5.5 million or 24.8% of pro forma net sales as compared to 23.2% for the actual six months ended June 30, 1996. This change is attributable to the inclusion of the Pending Acquisitions and the full inclusion of two Subsidiaries acquired in early 1996 which yield higher gross profit margins than the Subsidiaries owned for the entire period. Pro forma gross profit for the Subsidiaries for the six months ended June 30, 1996 was $4.5 million or 23.4% of pro forma net sales. Pro forma gross profit for the Pending Acquisitions for the same period was $1.1 million or 32.6% of pro forma net sales. The Company believes these results in part demonstrate the achievement of a critical mass necessary to attract and acquire higher performing companies.



SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Pro forma selling, general and administrative expenses were $5.4 million or 24.2% of pro forma net sales for the six months ended June 30, 1996. As a percent of pro forma net sales, this represents a decrease from 25.9% for the actual six months ended June 30, 1996. Selling, general and administrative expenses are comprised of operating expenses at both the subsidiary and corporate levels and amortization expense. Pro forma selling, general and administrative expenses at the operating subsidiary level for the Subsidiaries and the Pending Acquisitions for the six months ended June 30, 1996 were $3.3 million or 14.9% of pro forma net sales. This amount reflects a reduction in compensation at the subsidiary level of $28,000 for the six months ended June 30, 1996 as a result of the elimination of certain positions and the negotiation of compensation arrangements in connection with the 1995 and 1996 acquisitions and the Pending Acquisitions. As a percent of pro forma net sales, these expenses were similar to the results for the actual six months ended June 30, 1996. Pro forma selling, general and administrative expenses at the operating subsidiary level for the Subsidiaries were $2.9 million or 15.2% of pro forma net sales for the six months ended June 30, 1996. Pro forma selling, general and administrative expenses for the Pending Acquisitions were $441,000 or 13.6% of pro forma net sales. As a percent of pro forma net sales, these expenses are higher for the Subsidiaries than such expenses for the Pending Acquisitions due to higher operating expenses at Pallet Supply, Inc. and Pallet City, Inc. due to the regional infrastructure at these Subsidiaries necessary to manage their numerous locations. Pro forma selling, general and administrative expenses at the corporate level were $1.6 million or 7.2% of pro forma net sales. The percentage decrease from 8.7% for the actual six months ended June 30, 1996 is attributable to allocating corporate expense over a higher base of net sales. Amortization expense was $460,000 or 2.1% of pro forma net sales which includes $291,000 of goodwill amortization reflecting adjustments to include the amortization of goodwill for the 1996 acquisitions and the Pending Acquisitions for the entire period and amortization of goodwill resulting from consideration incurred as a result of the reverse stock splits (see Note 16 of the Company's financial statements).



INTEREST EXPENSE AND OTHER INCOME, NET. Pro forma interest expense and other income, net was $539,000 or 2.4% of pro forma net sales for the six months ended June 30, 1996. This represents a combination of the interest expense of the Company and the Pending Acquisitions plus interest expense on notes issued for acquisitions in 1996 and the Pending Acquisitions as if the notes were issued for the entire period. This interest expense is offset by the elimination of interest on debt which will be repaid or refinanced upon consummation of the Offering.



INCOME TAX EXPENSE. Pro forma income tax expense has been estimated as a benefit of $16,000 for the six months ended June 30, 1996. This amount reflects an effective tax rate of 40% of pre-tax loss before amortization of nondeductible goodwill and other nondeductible amortization costs. Several of the businesses acquired by the Company were non-taxable entities (primarily S-corporations). Upon acquisition, these entities were converted to a taxable C-corporation status. Deferred taxes were recorded accordingly upon acquisition by the Company. Furthermore, one of the Pending Acquisitions is a S-corporation. Pro forma income tax expense related to these businesses for the six months ended June 30, 1996 have also been estimated at 40% of pre-tax income before amortization of nondeductible goodwill and other nondeductible amortization costs as if these businesses were taxable entities for the full fiscal six month period.


FOR THE YEAR ENDED DECEMBER 31, 1995


NET SALES. Pro forma net sales were $44.8 million for 1995. Pro forma net sales for the Subsidiaries for 1995 were $38.6 million. Pro forma net sales of the Pending Acquisitions were $6.2 million for the period, or approximately 13.9% of pro forma net sales.



GROSS PROFIT. Pro forma gross profit for the Subsidiaries and the Pending Acquisitions for 1995 was $9.9 million or 22.1% of pro forma net sales. The increase in pro forma gross profit as a percent of net sales to 22.1% from 20.2% for the year ended 1995 is attributable to the inclusion of the Pending Acquisitions and two Subsidiaries acquired in early 1996 which have higher, gross profit percentages than the Subsidiaries owned in 1995. Pro forma gross profit for the Subsidiaries for 1995 was $7.9 million or 20.5% of pro forma net sales. Pro forma gross profit for the Pending Acquisitions for 1995 was $2.0 million or 32.6% of the Pending Acquisitions' pro forma net sales. The Company believes these results in part demonstrate the achievement of a critical mass necessary to attract and acquire higher performing companies.



SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Pro forma selling, general and administrative expenses were $9.6 million or 21.4% of pro forma net sales for 1995. As a percent of net sales, this represents a decrease from 24.6% of net sales for 1995. Selling, general and administrative expenses are comprised of operating expenses at both the subsidiary and corporate levels and amortization expense. Pro forma selling, general and administrative expenses at the operating subsidiary level for the Subsidiaries and the Pending Acquisitions for 1995 were $5.6 million or 12.4% of net sales. This amount reflects a reduction in compensation at the operating subsidiary level of $274,000 for 1995 as a result of the elimination of certain positions and the negotiation of compensation arrangements in connection with the 1995 and 1996 acquisitions and the Pending Acquisitions. Pro forma selling, general and administrative expenses for the Subsidiaries were $4.7 million or 12.1% of the pro forma net sales for 1995.
Pro forma selling, general and administrative expenses for the Pending Acquisitions were $901,000 or 14.5% of pro forma net sales. As a percent of pro forma net sales, pro forma selling, general and administrative expenses for the Pending Acquisitions is higher than such expenses for the Subsidiaries due to the transfer of certain Subsidiary managers' compensation from the operating subsidiary level to the corporate level. Pro forma selling, general and administrative expenses at the corporate level were $2.7 million or 6.1% of pro forma net sales. The percentage decrease from 9.1% for 1995 is attributable to allocating corporate expense over a higher base of net sales. Amortization expense was $781,000 or 1.7% of pro forma net sales which includes $619,000 of goodwill amortization reflecting adjustments to reflect the amortization of goodwill for all 1995 acquisitions, the 1996 acquisitions and the Pending Acquisitions for the entire year and amortization of goodwill resulting from consideration incurred as a result of the reverse stock splits (see Note 16 of the Company's financial statements). The Company also took a one-time charge to 1995 earnings in the amount of $539,000 or 1.2% of pro forma net sales due to the write-off of goodwill pertaining to two Subsidiaries which are performing below the Company's expectations due to, in one case the loss of a low-cost supply of pallets in early 1995 and in the second case, the slow development of recycling operations of another Subsidiary primarily involved in pallet brokerage prior to acquisition.



INTEREST EXPENSE AND OTHER INCOME, NET. Pro forma interest expense and other income, net was $613,000 or 1.4% of pro forma net sales for 1995. This represents a combination of the interest expense of the Company and the Pending Acquisitions plus interest expense on notes issued for acquisitions in 1995 and 1996 and for the Pending Acquisitions as if the notes were issued for all of 1995. This interest expense is offset by the elimination of interest expense on debt which will be repaid or refinanced upon consummation of the Offering.



INCOME TAX EXPENSE. Pro forma income tax expense has been estimated at $369,000 for 1995. This amount reflects an effective tax rate of 40% of pre-tax income before amortization of nondeductible goodwill and other nondeductible acquisition costs. For future periods, the Company and the Pending Acquisitions will file as a consolidated group for federal income tax purposes. Several of the businesses acquired by the Company were non-taxable entities (primarily S-corporations). Upon acquisition, these entities were converted to a taxable C-corporation status. Deferred taxes were recorded accordingly upon acquisition by the Company. Furthermore, one of the Pending Acquisitions is a S-corporation. Pro forma income tax expense related to these businesses for the year ended December 31, 1995 have also been estimated at 40% of pre-tax income before amortization of nondeductible goodwill and other nondeductible amortization costs as if these businesses were taxable entities for the full fiscal year.



HISTORICAL CONSOLIDATED RESULTS OF OPERATIONS


FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996



NET SALES. Net sales increased from $12.3 million for the six months ended June 30, 1995 to $18.4 million for the six months ended June 30, 1996. The increase of $6.1 million or 50.2% over the comparable period is primarily attributable to an increase of $5.5 million in net sales due to the full contribution from Subsidiaries acquired during the six months ended June 30, 1995 and a contribution from Subsidiaries acquired after June 30, 1995. Growth in sales for Subsidiaries operating throughout both six month periods ended June 30, 1995 and 1996 was approximately $600,000 or 6%.



GROSS PROFIT. Gross profit increased from $2.6 million for the six months ended June 30, 1995 to $4.3 million for the six months ended June 30, 1996. Gross profit as a percent of sales increased from 21.1% of sales to 23.2% primarily as a result of higher gross margin contribution as a percent of sales from the Subsidiaries acquired after March 31, 1995.



SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased from $2.9 million for the six months ended June 30, 1995 to $4.8 million for the six months ended June 30, 1996. As a percent of net sales, selling, general and administrative expenses increased from 23.6% to 25.9% for the periods. Selling, general and administrative expenses are comprised of operating expenses at both the subsidiary and corporate levels and amortization expense which includes goodwill amortization. The percentage increase is attributable to an increase in Subsidiary expense and amortization expense as a percent of sales, offset slightly by a decrease in corporate expense as a percent of sales. Selling, general and administrative expenses for the Subsidiaries increased from $1.6 million for the six months ended June 30, 1995 to $2.9 million for the six months ended June 30, 1996. As a percent of net sales, these expenses increased from 13.0% to 15.5% for the respective periods. The increase is primarily attributable to the addition of Pallet Supply Company, Inc. which was acquired in June 1995 and has a higher percentage of selling, general and administrative costs to sales than other Subsidiaries and due to decreased sales at two Subsidiaries without a commensurate decrease in administrative expense.



Corporate selling, general and administrative expenses increased from $1.2 million for the six months ended June 30, 1995 to $1.6 million for the six months ended June 30, 1996. The increase is attributable to higher expenses in the first six months of 1996 reflecting the Company's decision to enhance its corporate infrastructure and from approximately $100,000 in previously capitalized acquisition costs which were expensed in connection with the expiration of an acquisition agreement as of June 30, 1996. As a percent of net sales, corporate selling, general and administrative expenses decreased from 9.8% for the six months ended June 30, 1995 to 8.7% for the six months ended June 30, 1996 as net sales increased at a greater rate than corporate selling, general and administrative expense.



INTEREST EXPENSE AND OTHER INCOME, NET. Interest expense and other income, net increased from $126,000 for the six months ended June 30, 1995 to $741,000 for the six months ended June 30, 1996. The increase is attributable to interest expense relating to additional debt incurred at both the corporate and subsidiary levels to fund both operations and the acquisition of pallet recycling companies.



INCOME TAX EXPENSE. The Company recorded an income tax benefit of $20,000 for the six months ended June 30, 1995 compared to an income tax expense of $70,000 for six months ended June 30, 1996. The expense for 1996 is primarily attributable to estimated state income taxes. Consistent with the accounting treatment for the years ended December 31, 1994 and 1995 (see following commentary), no tax benefit has been recorded for the six months ended June 30, 1995 and 1996 related to net operating loss carryforwards. See "-- Net Operating Loss Carryforwards."



FOR THE PERIOD FROM MARCH 2, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1993 AND THE YEARS ENDED DECEMBER 31, 1994 AND 1995


The Company was formed in March 1993 and had no meaningful operations during the period ended December 31, 1993. As a result, no meaningful comparisons can be made between the year ended December 31, 1994 and the period ended December 31, 1993.


NET SALES. Net sales increased from $0.0 in 1993 to $9.8 million in 1994 and $30.0 million in 1995. The increase of approximately 205% from 1994 to 1995 is primarily attributable to the inclusion of $9.0 million in net sales in 1995 from acquisitions completed during 1995, 1994 acquisitions being included for a full year in 1995 and internal growth. Net sales increased by 10.8% from 1994 to 1995 at Subsidiaries owned for all of 1995 that were acquired during 1994.



GROSS PROFIT. Gross profit increased from $0.0 in 1993 to $2.8 million in 1994 and $6.1 million in 1995. Gross profit as a percent of net sales decreased from 28.5% in 1994 to 20.2% in 1995 due to: (i) a change in the sales mix attributable to the acquisitions of two Subsidiaries engaged in lower margin new pallet manufacturing, in addition to pallet recycling, one of which was also involved in other facets of the pallet business including lower margin pallet brokerage and saw milling; (ii) an increase in material costs at one Subsidiary due to the loss of a low cost supply of pallets and
(iii) a higher ratio of fixed costs to net sales at two start-up pallet recycling facilities as they initiated operations.




SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased from $200,000 in 1993 to $2.9 million in 1994 and $7.4 million in 1995. As a percent of net sales, selling, general and administrative expenses were 29.0% in 1994 and 24.6% in 1995. Selling, general and administrative expenses are comprised of operating expenses at both the subsidiary and corporate levels, amortization expense and a goodwill write-off in 1995. The percentage decrease is attributable to both a decrease in operating Subsidiary expenses and corporate expenses as a percent of net sales. Selling, general and administrative expenses for the Subsidiaries increased from $1.5 million in 1994 to 3.8 million in 1995. As a percent of net sales, these expenses decreased from 15.0% in 1994 to 12.6% in 1995. The decrease is attributable to: (i) the inclusion of certain Subsidiaries acquired during 1995; (ii) the full inclusion of certain Subsidiaries acquired during 1994 that carried lower administrative expenses than companies owned during the majority of 1994 and (iii) the elimination and consolidation of certain Subsidiary expenses. Selling, general and administrative expenses for corporate increased from $1.3 million in 1994 to $2.7 million in 1995. The increase is attributable to the Company's investment in corporate infrastructure to support the acquisition, assimilation and management of a national network of pallet recycling companies. As a percent of net sales, corporate selling, general and administrative expenses decreased from 13.6% in 1994 to 9.1% in 1995 due to allocating corporate expense over a higher base of net sales. The Company also took a one-time charge to 1995 earnings in the amount of $539,000 or 1.8% of pro forma net sales due to the write-off of goodwill pertaining to two Subsidiaries which are performing below the Company's expectations due to, in one case the loss of a low-cost supply of pallets in early 1995 and in the second case, the slow development of recycling operations of another Subsidiary primarily involved in pallet brokerage prior to acquisition.



INTEREST EXPENSE AND OTHER INCOME, NET. Interest expense and other income, net resulted in a net expense of $12,000 in 1993 compared to $32,000 in 1994 and $568,000 in 1995. The change from 1993 to 1994 was a result of increased interest expense due to debt assumed in acquisitions. The increase in 1995 over 1994 is attributable to increases in interest expense due to corporate borrowings to fund operations and additional debt assumed or arising from financing acquisitions during 1995.



INCOME TAX EXPENSE. No income tax provision was recorded in 1993. The Company recorded income tax expense of $49,000 in 1994 compared to an income tax benefit of $75,000 in 1995. The 1995 income tax benefit resulted from a deferred benefit of approximately $112,000 which was offset by current state tax expense of $37,000. The deferred tax benefit was due primarily to a change in the deferred tax asset valuation allowance. No tax benefit has been recorded related to net operating loss carryforwards for the years ended December 31, 1994 and 1995. The Company has recorded a full valuation allowance as of December 31, 1994 and 1995 for deferred tax assets related to net operating loss carryforwards ($113,400 and $385,800, respectively). The limited operating history of the Company coupled with the generation of losses each year since inception has raised sufficient uncertainty regarding the future utilization of the net operating loss carryforwards. Furthermore, future profitability is dependent upon a number of factors which the Company has yet to demonstrate. Due to these uncertainties, management believes it is prudent to maintain a full valuation allowance related to these assets.



LIQUIDITY AND CAPITAL RESOURCES

Since inception the Company has financed its acquisitions primarily through stock-for-stock exchanges and to a limited extent through the issuance of debt. The Company has financed operations and met capital expenditure requirements from cash flow from operations, the private sale of Common Stock and from borrowings. The Company's primary long-term capital requirements are derived from its acquisition strategy and the implementation of systems and equipment to improve the efficiency of its operations.


Total working capital decreased from a surplus of $94,000 as of December 31, 1994, to a deficit of $2.2 million as of December 31, 1995 and then decreased to a deficit of $4.8 million as of June 30, 1996. As of December 31, 1995, current liabilities increased $6.1 million as compared to December 31, 1994, due primarily to a $4.8 million increase in current maturities of debt incurred to fund both operations and the acquisition of five pallet recycling companies and a $1.1 million increase in accounts payable resulting from the acquisition of the five additional companies. Current assets increased $3.8 million as of December 31, 1995 as compared to December 31, 1994 due primarily to a net increase in accounts receivable and inventory resulting from the acquisition of additional pallet recycling companies. As of June 30, 1996 current liabilities increased $2.4 million from December 31, 1995 to June 30, 1996, due primarily to a $2.1 million increase in current maturities of debt including $1.5 million in Secured Notes issued in April 1996. Current assets decreased slightly resulting from a decrease in cash of $581,000 offset by increases in inventory and accounts receivable due to the acquisitions of Diamond Pallet, Inc. and Metroplex Wood Products.



The Pending Acquisitions, prior to pro forma adjustments, had working capital of $162,000 due to the classification of $605,000 of shareholder debt associated with Indy Pallet Company, Inc. as short term debt. The closing of the Pending Acquisitions are dependent upon the completion of this Offering. As of June 30, 1996 working capital on a pro forma basis is $7.9 million higher than on an actual basis due primarily to a net increase in cash of $4.3 million and a decrease in current maturities of debt of $3.1 million.



Net capital expenditures were $40,000 in 1993, $474,000 in 1994, $1,084,000 in 1995 and $419,000 for the six months ended June 30, 1996. The increases relate primarily to the purchase of equipment at the Company's expanding base of pallet recycling operations.



In March 1995, the Company issued through a private placement $2 million aggregate principal amount of its Convertible Debentures. In August 1995, PRANA Holdings, Inc. ("PRANA Holdings"), a wholly owned subsidiary of the Company, entered into the Term Loan and Security Agreement (the "Term Loan") with Norwest Bank Minnesota, National Association ("Norwest"). Under the Term Loan, the Company may borrow up to $2.6 million for acquisition and working capital purposes. As of June 30, 1996, the Company had borrowed $2.6 million under the Term Loan. During the third and fourth quarters of 1995, the Company issued an additional $1.7 million aggregate principal amount of unsecured promissory notes to fund working capital requirements. Such notes are to be repaid from the proceeds of this Offering. In December 1995, certain of the company's Subsidiaries entered into secured lending facilities (the "Secured Credit Facilities") with Norwest Credit, Inc. ("Norwest Credit"). The aggregate amount that may be borrowed under the Secured Facilities is $3.2 million. As of June 30, 1996, the Subsidiaries had outstanding $2.3 million under the Secured Credit Facilities. In April 1996, the Company issued $1.5 million of Secured Notes to fund the acquisition of a Subsidiary and to fund working capital requirements. Such Secured Notes are to be repaid from the proceeds of this Offering. See "Description of the Company's Securities -- Convertible Subordinated Debentures," "Description of the Term Loan and Certain Other Outstanding Indebtedness" and "Certain Transactions."

The Company believes that cash generated from operations, borrowing capacity under its credit facilities and the proceeds from this Offering will satisfy the Company's projected working capital requirements at least through the end of 1996, although actual capital needs may change, particularly as a result of future acquisitions. The Company is currently out of compliance with certain covenants of its long-term debt. See "Risk Factors - Need for Promissory Note Extension; Long-Term Debt Current Non-Compliance; Going Concern Uncertainty" and Notes 10 and 17 of the Company's Consolidated Financial Statements.


NET OPERATING LOSS CARRYFORWARDS


At December 31, 1995 the Company had net operating loss carryforwards for federal income tax purposes of approximately $965,000. If not utilized to offset future taxable income, these carryforwards will begin to expire in 2008. See note 11 of notes to financial statements.



SEASONALITY AND QUARTERLY RESULTS

The last six months of the year generally have slightly higher net sales than the first six months of the year, and the third quarter generally has the highest net sales due in part to the shipment of seasonal items. Seasonality also varies slightly by region. Quarterly results may be materially affected by the timing of acquisitions and the timing and magnitude of acquisition assimilation costs. Therefore, the operating results for any three month period are not necessarily indicative of the results that may be achieved for any subsequent fiscal quarter or for a full fiscal year.

INFLATION

The Company does not believe that inflation has had a material impact on its results of operations.

                                   BUSINESS

GENERAL


PRANA was founded in 1993 to create a national network of pallet recycling companies to service the pallet needs of manufacturing, distribution, transportation and retailing companies that use pallets to move goods throughout North America. The Company has expanded rapidly through acquisitions from a single operation based in Saint Paul, Minnesota to a network of 15 companies (the Subsidiaries) operating from 23 locations in 17 states. The Company has also signed agreements to acquire two additional pallet recycling companies operating from three locations in two states (the Pending Acquisitions). These acquisitions are expected to close upon completion of this Offering using a portion of the proceeds therefrom. The Company believes its achievement of critical mass, access to greater capital resources and its ability to add a tradeable security to the consideration it offers acquisition candidates will enhance its ability to make further acquisitions.




Pallet recycling services involve retrieving pallets and repairing or rebuilding and selling the pallets. The Company believes that the market for pallet recycling services had annual sales in excess of $2 billion in 1995. According to Company estimates there are more than two billion pallets in circulation in the United States today. According to THE PALLET ENTERPRISE respondents to an annual pallet recycling survey reported average sales growth of approximately 32% in 1994, 13% in 1995 and are anticipating growth of 17% in 1996. The Company believes this growth is being driven by a number of factors including: (i) recycled pallets are 25% to 35% less expensive than new pallets; (ii) the wood in recycled pallets has lost moisture over time and is, therefore, lighter and stronger; (iii) overall demand for pallets has continued to rise and (iv) recycled pallets offer several environmental benefits, including companies sending fewer pallets to landfills. The Company believes that it is currently the largest supplier of pallet recycling services in North America; nevertheless, it estimates that its market share, based on the Company's pro forma combined net sales for 1995, is less than three percent.



The pallet recycling industry is highly fragmented. According to industry sources, there are an estimated 3,000 independent pallet recycling businesses in the United States, substantially all of which operate in only one city or town. The Company believes that the pallet recycling industry is consolidating and that this consolidation is being driven by the demands of large multi-location companies for a company such as PRANA to offer a national network to manage the sourcing, retrieval and repair of pallets. Due to the fragmentation of the pallet recycling industry, national and regional companies must currently contract with numerous independent pallet recycling operations in order to meet their pallet recycling needs, which is often expensive and time consuming. It is common for businesses that use pallets (i.e., a manufacturer or distributor) to ship goods on a pallet and never receive the pallet back, nor receive any value for the pallet. As a result, many of these businesses view pallets as a shipping expense rather than a reusable asset. The Company believes a national network of pallet recyclers would improve the level of service, reduce the complexity of managing the sourcing, retrieval and repair of pallets for these multi-location companies and will enable pallet users to view pallets as an asset to be retained rather than an expense to be incurred. Through its Subsidiaries the Company serves over 1,000 customers, including numerous multi-national companies such as Motorola, Inc., GAF Materials Corporation and 3M. The Company currently has agreements to serve twelve customers on a regional and national basis and plans to continue to add to its list of national customers.




The Company's objective is to build upon its current position to become the dominant provider of pallet recycling services in North America. Its strategies to achieve this objective include: (i) rapidly expanding its network, primarily through acquisitions; (ii) driving internal growth; (iii) establishing and expanding relationships with large national customers; (iv) managing pallet supply and demand across regions and (v) providing superior value and service to its customers.

PRANA's founder, Chairman and Chief Executive Officer, Jeffery Otto, is also the founder of the International Association of Pallet Recyclers, an industry trade organization, with over 120 member companies, which recently merged into the National Wooden Pallet and Container Association. Under Mr. Otto's leadership, the Company has assembled a strong management team with experience in pallet recycling, acquisitions, integration of acquired companies, management controls, sales and marketing.



INDUSTRY OVERVIEW

The United States pallet industry is estimated by the Company to have exceeded $5.5 billion in sales in 1995. The industry is generally comprised of companies that manufacture new pallets and companies that recycle pallets. The Company estimates that the size of the new pallet and recycled pallet markets were in excess of $3.5 billion and $2 billion, respectively, in 1995. Currently the pallet industry is highly fragmented in both the new and recycled segments of the market with numerous independent businesses operating on a localized basis.

A pallet is a platform, usually made of wood, that is used for storing and shipping goods. Pallets are used in industries that require mass distribution of products, including the food, chemical, printing, automotive, paper and fiber, consumer products, general retailing and steel and other metals businesses. Industry sources estimate that during 1995 approximately 450 million new wooden pallets were produced. The Company estimates there are more than two billion pallets in circulation in the United States today. Pallets come in a wide range of shapes and sizes and are primarily made of wood, but may also be made from steel, plastics, cardboard and molded wood fiber to satisfy smaller niche markets. The Company believes that over 90 percent of the pallets used are of the traditional wooden type, fabricated from lumber and nails. The wooden pallet has traditionally been the basis for the design of storage racks, warehouse storage areas, forklifts, docks and containers used in shipping goods.

The new pallet manufacturing industry and the pallet recycling industry have traditionally been viewed as two separate and distinct industries, but some crossover has occurred. The new pallet industry is mature, well developed and highly automated. In contrast, the pallet recycling industry is relatively new in its development, labor intensive and generally not very automated.


According to industry sources the recycled pallet industry consists of over 3,000 companies, some of which are primarily engaged in recycling used pallets but may also manufacture new pallets. According to THE PALLET ENTERPRISE, respondents to an annual pallet survey experienced average sales growth of approximately 32% in 1994, 13% in 1995 and are anticipating growth of 17% in 1996. The Company believes growth in the pallet recycling industry is being driven by the following factors: (i) recycled pallets are generally 25% to 35% less expensive than new pallets; (ii) recycled pallets are generally both lighter and stronger than new pallets (since the wood in recycled pallets has lost moisture and become more rigid); (iii) demand for pallets is escalating due to the increased use of modern inventory control and product delivery practices such as "just-in-time" inventory management, companies shifting from "floor loading" to pallet loading and handling of materials and products, and companies implementing automated material handling systems which require pallets; (iv) companies seeking to outsource activities which are outside their core business, such as pallet recycling and (v) environmental benefits, including the reduction of trees harvested to manufacture new pallets and the reduction of pallets a company would otherwise send to landfills, which enables companies to meet environmental directives.



STRATEGY

PRANA's primary objective is to build upon its current position to become the dominant provider of pallet recycling services in North America. The Company's strategy to achieve its primary objective consists of the following key elements:

RAPIDLY EXPAND ITS NETWORK, PRIMARILY THROUGH ACQUISITIONS. The Company seeks to acquire profitable pallet recycling operations in strategic regions in the United States. PRANA believes it is the first company to pursue aggressively the establishment of a national pallet recycling network. The Company believes this national network will give PRANA competitive advantages, including greater resources and an ability to provide services on a national scale.

DRIVE GROWTH AT EXISTING OPERATIONS. The Company believes that it will be able to increase sales and improve operating margins as a result of: (i) realized efficiencies resulting from a national pallet recycling network;
(ii) economies of scale that result in reduced raw material, transportation, disposal and overhead costs; (iii) leveraging technological improvements and management efficiencies on a national scale; (iv) standardization of operations and plant utilization; (v) improved management systems and controls and (vi) more efficient sourcing and pricing strategies.

ESTABLISH AND EXPAND RELATIONSHIPS WITH LARGE NATIONAL CUSTOMERS. The Company has established relationships with many national companies, and continues to strengthen and increase the number of these relationships. PRANA's national network will enable these national companies to centralize the purchasing of recycled pallets, obtain convenient and dependable service, secure a consistent supply of quality pallets and access an outlet for unwanted pallets.

MANAGE PALLET SUPPLY AND DEMAND ACROSS REGIONS. In general, the demand for recycled pallets exceeds current supplies on a national basis; however, there are regional imbalances. In certain geographic areas, incoming shipments of goods exceed outgoing shipments, resulting in an excess supply of pallets. The opposite may also occur, resulting in a shortage of pallets for recycling. The Company believes that its national network will allow it to better match the supplies of pallets available for recycling with the demand for pallets by shipping whole pallets, partially dismantled pallets and "tear-down" lumber from areas with an excess supply of pallets and lower prices to areas with a shortage of pallets and higher prices.

PROVIDE SUPERIOR VALUE AND SERVICE TO ITS CUSTOMERS. The Company believes that its national network will enable it to provide complete pallet management services and reduce its customers' overall cost of pallet ownership and management. The Company believes its national network, along with the services its provides, will enable the pallet user to view pallets as an asset to be retained rather than an expense to be incurred. In order to service certain of its customers' entire pallet requirements certain of the Company's Subsidiaries also manufacture new pallets.

ACQUISITION STRATEGY

PRANA intends to continue to implement an aggressive acquisition program to establish a national network of pallet recycling companies. The Company will generally target as acquisition candidates pallet recycling companies in large metropolitan areas of North America, but will also target specific acquisition candidates in key markets necessary to serve national account customers. In order to establish a presence in smaller, yet strategic markets the Company intends to acquire pallet recycling companies that operate in such markets.

The Company's acquisition strategy has resulted in several operating efficiencies which the Company believes will increase as future acquisitions are made, including: (i) the ability to purchase goods and services, including equipment, supplies and insurance, at lower cost; (ii) reduced freight expense as customers and sources of pallets are served from closer locations; (iii) the transfer of pallets, lumber and equipment within the network to the location with the highest and best use and (iv) pooled technical expertise enabling the Company to develop the most efficient operational unit processes.

The Company believes it is an attractive acquiror of pallet recycling companies due to: (i) the benefits afforded by an association with a national network of pallet recyclers, including an enhanced ability to attract the pallet recycling business of large national companies; (ii) the potential for increased profitability as a result of economies of scale, including greater buying power; (iii) the Company's financial strength and visibility as a public company and (iv) the Company's intention to allow, when appropriate, local management to remain involved in the operations of acquired companies. The Company believes that the ability to add a tradeable security to the consideration it offers its acquisition candidates will also enhance its ability to acquire companies.

The Company has developed a systematic process for identifying and acquiring pallet companies which includes a standard acquisition agreement. The Company's acquisition criteria include strategic geographic location, annual sales in excess of $1 million, historical and projected profitability, a diverse customer and supply base and capable, committed management who intend to stay with the acquired business. In order to assure the services of qualified management at the Subsidiary level, PRANA may enter into employment contracts and noncompete agreements with the prior owners and/or key employees of the acquired companies. Acquisitions have generally been made by merging the acquired company into a wholly-owned subsidiary of the Company in a tax free stock-for-stock exchange.

In conducting its acquisition activities to date, PRANA has gathered and assembled data with respect to numerous pallet recycling companies and believes it is well positioned to continue to aggressively pursue its acquisition strategy. The Company's acquisition strategy will be executed by members of the management team, several of whom have extensive experience in acquiring and integrating businesses. See "Management."

PRANA's primary focus is the pallet recycling industry. However, the Company also may consider acquiring new pallet manufacturers in order to meet customer needs and to assist in integrating the technology of new pallet operations into pallet recycling operations.

PALLET MANAGEMENT

The primary business of the Company is coordinating the acquisition and recycling of pallets. Acquiring or "sourcing" pallets is a critical element in successful pallet recycling operations. The Company sources the majority of its pallets from businesses that use pallets and from trucking companies. Businesses that receive and ship a significant amount of goods are generally good sources for used pallets. Often the pallets they receive are damaged or do not meet their size or other specifications for internal systems or shipping. As a result, these businesses accumulate pallets that can be recycled. The Company identifies these sources through establishing relationships with pallet users, and by direct solicitation, telemarketing and advertising. The Company generally achieves timely pallet removal by placing a trailer at a source which loads unwanted pallets onto the trailer. The Subsidiary then removes the load of pallets at the same time it delivers recycled pallets to the company. In some cases, the recycler is paid a tipping fee for hauling away the used pallets or is allowed to take the pallets away at no charge, and, in other cases, the recycler buys the pallets.

The Company believes trucking companies will be a growing source of pallets both at "truck stop" depots and at sites where truckers clear their trailers. Landfills and waste management haulers represent another source of pallets to recycle as a significant number of pallets are discarded in landfills each year.

The Company's Subsidiaries are currently shipping pallets and lumber within its network and the Company expects these activities will accelerate. The Company believes that its ability to ship pallets throughout its network will enhance its ability to effectively service national customers.


An important element of maintaining access to pallet supplies and managing customer pallet needs will be the Company's ability to use its network of Subsidiaries to supply recycled pallets for first use (i.e., for storing and shipping goods), retrieve pallets at the point at which they are to be reused (i.e., after unloading the shipped goods) and then insure that the pallet or some value is returned to the original user of the pallet (i.e., "close the loop"). It is common for businesses that use pallets (i.e., a manufacturer or distributor) to ship goods on a pallet and never receive the pallet back, either directly or through an exchange program, nor receive any value for that pallet. As a result, many of these businesses view pallets as a shipping expense rather than a reusable asset. It is generally uneconomical for these businesses to retrieve the pallets they use for a variety of reasons, including wide dispersion, distance and freight costs. Attempts have been made to "close the loop," by compelling truck drivers to exchange pallets; however, the trucking industry has generally been unsuccessful in these attempts.



RECYCLING OPERATIONS

The Company's Subsidiaries are generally located in industrial areas and near trucking centers. Some operations are located on customers' sites and are dedicated to serving only those customers. The Company believes it can enhance the performance of its existing Subsidiary operations and future acquisitions through plant optimization, automation and standardization. The Company seeks to identify the best practices in its Subsidiary operations and implement them in all appropriate locations.

The typical pallet recycling operations of the Company's Subsidiaries involve the following five steps:

           RETRIEVE. Flatbed trucks or trailers from a Subsidiary pick up pallets from various pallet sources. Pallets received from a source are typically of a number of different sizes and are of a broad range of conditions.

           TRANSPORT AND SORT. The retrieved pallets are hauled back to the Subsidiary facility and sorted by size and condition. A portion of the retrieved pallets require no repair and can be resold or returned immediately. The pallets that can be repaired are separated from those that cannot be repaired.

           DISMANTLE. The pallets that cannot be repaired are dismantled and the salvageable boards are recovered for use in repairing and building other pallets. The remaining damaged boards are typically ground into wood fiber, which is sold as landscaping mulch, fuel, animal bedding and for other uses.

           REPAIR. The pallets that can be repaired, are repaired by replacing damaged boards with salvaged boards or boards from new stock inventoried at the facility. In certain instances, the Subsidiaries enter into repair contracts with businesses that use pallets whereby the Subsidiary is engaged for a fee to repair and return pallets to the business or repair pallets on site.

           DISTRIBUTE. The repaired pallets are either sold and delivered or, in the case of pallets recycled under repair contracts, returned.

Despite recent increases in the level of automation, pallet recycling remains a labor intensive business. A significant challenge in the industry is employee turnover, particularly among workers who fabricate pallets. The Company is undertaking measures to reduce employee turnover, such as automating physically demanding tasks, offering employee benefit programs, improving working conditions, enhancing employee practices and providing job training. The Company's national network will provide both laborers and managers the opportunity for advancement in a national organization and the potential for relocation, if desired. PRANA has developed incentive compensation programs for Subsidiary managers and is developing and training managers, primarily by promoting people from within its Subsidiaries, who can manage an acquired company or, if necessary, a start-up operation.

SALES AND MARKETING

The Company's Subsidiaries aggressively market their pallet recycling services and promote the growth in the use of recycled pallets. Through its Subsidiary, the Company sells to local, regional and national companies. Subsidiary sales are conducted typically by the Subsidiary's president or general manager; however, certain larger Subsidiaries have dedicated sales personnel. The primary sales and marketing activities involve direct selling, developing relationships with trucking companies and directory (yellow page) advertising in local and regional directories. In addition, pricing is established at the Subsidiary level. The Company believes there is an opportunity to improve Subsidiary margins by analyzing individual customer contributions and optimizing pricing at each location.


The Company has also developed and is executing a national sales and marketing plan to provide pallet recycling services to large national companies that require such services at many locations throughout the United States. The Company's national network will allow these companies to: (i) centralize their purchasing of recycled pallets; (ii) obtain convenient and dependable service and a consistent supply of uniform quality pallets; (iii) achieve greater efficiencies in their pallet use and (iv) meet corporate recycling goals. The Company is conducting its national sales and marketing effort through its corporate office. The Company has developed relationships with several national customers, including Motorola Inc., GAF Materials Corporation and 3M, and intends to service these and numerous other customers' needs on a local, regional and national basis. The pallet needs of national companies are not uniform and the Company intends to tailor its national programs for each customer. These programs include a combination of sourcing, retrieving, repairing and recycling pallets according to individual customer requirements.



MANAGEMENT INFORMATION AND CONTROLS

The Company centralizes accounting and financial reporting activities at its corporate office, while basic accounting activities are conducted at the Subsidiary level. The Company recently upgraded the information systems hardware and software at its corporate headquarters to meet current and perceived needs for financial reporting and internal management control information and other necessary information. The Company believes this system enhances its ability to: (i) monitor each Subsidiary; (ii) prepare both operations and capital asset budgets and budget variances; (iii) assimilate newly acquired operations into its network through standard reporting mechanisms; (iv) implement operational and productivity measurements and benchmarking and (v) conduct individual customer profitability analyses. The Company anticipates that this system will fulfill its information and control requirements at least through 1997.

PRINCIPAL BUSINESS UNITS


SUBSIDIARIES



Since inception PRANA has acquired 14 pallet recycling Subsidiaries and formed one start up pallet recycling Subsidiary. The following table sets forth the location and date of acquisition for each Subsidiary.



                     NAME                           DATE ACQUIRED                  LOCATIONS
Otto Packaging, Inc.                          January  1, 1994               St. Paul, MN

BVS, Inc.                                     February  1, 1994              Phoenix, AZ (2 locations)

Harris Supply Company, Inc.                   April  1, 1994                 Orlando, FL

Pallet City, Inc.                             June  1, 1994                  Buffalo, Rochester, Amherst
                                                                                and Syracuse, NY

Pallet Exchange of Kansas City, Inc.          August 22, 1994*               Kansas City, KS

Pallet Source, Inc.                           December  1, 1994              Mansfield, AR

Hurt's Pallet & Sales, Inc.                   December  1, 1994              Summitville, IN

Quality Pallet, Inc.                          December  1, 1994              Green Bay, WI

PRANA Oklahoma City, Inc. (formerly           April  1, 1995                 Oklahoma City, OK
  American Century Pallet Company, Inc.)

B&B Pallet Supply Company                     May  5, 1995                   Springfield, MO

PRANA Denver, Inc.                            May 15, 1995                   Denver, CO
  (formerly Skid Row Pallet)

Pallet Supply Company, Inc.                   June  1, 1995                  Memphis, TN, Indianola, MS,
                                                                                Little Rock, AR, Hanceville
                                                                                and Birmingham, AL

PRANA Las Vegas, Inc.                         October 30, 1995               Las Vegas, NV
  (formerly Blue Light Pallet Company)

Diamond Pallet, Inc.                          February 15, 1996              Stockton, CA

PRANA Fort Worth, Inc.                        April 25, 1996                 Fort Worth, TX
  (formerly Metroplex Wood Products, Ltd.)




*Date of organization by the Company.


PENDING ACQUISITIONS

As of the date hereof, the Company has signed acquisition agreements to complete the Pending Acquisitions. The Pending Acquisitions will be consummated using the proceeds of this Offering. The following table sets forth the name and location of the Pending Acquisitions:

              NAME                        LOCATIONS

Indy Pallet Company, Inc.        Indianapolis, IN
Pallet Outlet Company, Inc.      Biglerville and York, PA



ON-SITE REPAIR AND RECYCLING OPERATIONS



The Company also has on-site repair and recycling operations at customer locations in Cullman, Alabama, Syracuse, New York, New Albany, Mississippi and Phoenix, Arizona (two).



COMPETITION



The business of providing pallet recycling services is highly competitive in each of the markets in which the Company operates. Each Subsidiary competes in the markets it serves with other pallet recycling companies as well as new pallet companies and companies that rent or lease pallets. Additionally, firms that do not presently compete with the Company or its Subsidiaries may enter their markets. The Company and its Subsidiaries also compete with other pallet recycling companies for supplies of pallets to recycle.



The Company will compete with other companies that may try to establish a national pallet recycling company. Currently, the Company is aware that Pallet Pallet Inc., located in Canada, is attempting to establish a national pallet company engaged in manufacturing new pallets, brokering new and recycled pallets and recycling pallets. If other companies attempt to establish a national pallet recycling company, the Company could compete with such companies in the acquisition of existing pallet recycling companies.


Set forth below is a brief description of the principal competitors of PRANA.


       CHEP, INC., a large international pallet leasing company based in Australia, leases pallets to large companies on a national and international basis, including companies located in North America. CHEP entered the United States market in the late 1980s and has built an extensive customer base in the grocery industry. CHEP generally operates as a third party management company that contracts with new pallet manufacturers for its supply of new pallets and with pallet recyclers for repair of its pallets.


       PALLET PALLET INC. is a Canadian company whose shares trade on the Toronto Stock Exchange under the ticker symbol "PLT-T." PRANA believes that this company desires to create an integrated distribution network of new and recycled pallets, reusable containers, packaging equipment, and related supplies. PRANA believes that Pallet Pallet's strategy differs from the Company's strategy as Pallet Pallet has generally acquired companies that manufacture new pallets, broker new and used pallets and recycle used pallets while the Company's primary focus is on pallet recycling.

       PALLET MANAGEMENT SYSTEMS, INC. is a company whose shares trade on the Florida local over-the-counter market under the ticker symbol "PALT." Pallet Management Systems has pallet recycling operations in Florida, New England and Virginia. Pallet Management Systems' largest operations is Abbell Industries, a new pallet manufacturer based in Virginia. Pallet Management Systems may expand its pallet operations beyond its existing territories and attempt to become a national pallet recycling company.

       BROMLEY PALLET RECYCLERS, which also operates as Suncoast Pallet Corporation, is a privately owned pallet recycling company based in Tampa, Florida. Bromley is developing a pallet recycling network in the southeastern region of the United States. Bromley offers its customers service in the areas of pallet recycling, repairs and disposal. Bromley has publicly stated that its objective is to be a regional pallet recycling company.


FACILITIES AND EQUIPMENT


PRANA's corporate headquarters are located in Roseville, Minnesota. The Company leases approximately 5,000 square feet of office space at this location pursuant to a lease expiring in 2000. The lease provides for rent of approximately $8,300 per month. Each Subsidiary leases the plants at which it conducts its pallet recycling operations under various terms.

The Company owns or leases the pallet recycling equipment at each of its locations, including specialized saws for dismantling pallets and cutting wood, machines for disassembling and renailing pallets and equipment and systems for moving and lifting pallets. In addition, the Company owns and operates transportation equipment used in its operations including semitractors and trailers.


EMPLOYEES



As of August 30, 1996, the Company had 13 full-time employees at its corporate office and approximately 525 full and part-time employees at its Subsidiary locations. The Company anticipates that it will need to hire additional personnel, primarily in the areas of accounting and general administrative support, but has built much of the infrastructure necessary to accommodate its growth. None of the Company's employees is a member of a collective bargaining unit, and the Company's management believes employee relations are good.



LEGAL PROCEEDINGS



From time to time, the Company and its Subsidiaries have become involved in various claims or lawsuits incident to the operation of its businesses, including claims arising from accidents. Management believes that none of these actions will have a material adverse effect on the financial condition or results of operations of the Company.


                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are:

NAME                    AGE                         POSITION

Jeffery E. Otto         50    Director, Chairman and Chief Executive Officer

Bruce C. Faulken        45    President and Chief Operating Officer

Edward R. Van           63    Vice President, Operations

Clarence A. Johnson     45    Vice President, Chief Financial Officer

Randy L. Hines          37    Vice President and Treasurer

Terry T. Stewart        47    Vice President, Corporate Development and Secretary

William L. Alvey        70    Director

Robert C. Klas          66    Director(1)(2)

Reynold P. Flom         73    Director(1)(2)

Thomas S. Schreier      59    Director(1)(2)

Donald J. Matre         30    Director


(1) Member of the Audit Committee
(2) Member of the Compensation Committee


JEFFERY E. OTTO founded PRANA in 1993 and has served as a director and its Chief Executive Officer since inception. In 1977, Mr. Otto founded Otto Packaging, Inc., a St. Paul, Minnesota based pallet recycling company. Mr. Otto and his wife, as the sole owners of Otto Packaging, sold Otto Packaging to PRANA in 1994. Prior to founding Otto Packaging, Mr. Otto held various sales positions in the industrial packaging business. Mr. Otto is the founder and past president of the International Association of Pallet Recyclers, the only pallet recycling industry trade association in the United States, which recently merged into the National Wooden Pallet and Container Association.



BRUCE C. FAULKEN joined PRANA in 1994 and served as General Counsel and then as Vice President of Development and General Counsel prior to becoming President and Chief Operating Officer in 1996. From 1987 to 1994, Mr. Faulken practiced law as a solo practitioner. From 1984 to 1987, Mr. Faulken practiced law with Ross, Faulken and Rosenblatt, a law firm of which he was a founding partner. From 1976 to 1984, Mr. Faulken practiced law with the law firm of Doherty, Rumble and Butler.



EDWARD R. VAN has been PRANA's Vice President of Operations since 1994. In 1981, Mr. Van co-founded BVS, Inc., a pallet recycling business in Phoenix, Arizona, and has served as its President since its inception. Mr. Van, an owner of BVS, sold BVS to PRANA in 1994.



CLARENCE A. JOHNSON joined PRANA in 1995 and has served in various capacities including acquisitions, operations and finance. Mr. Johnson has served as Vice President, Chief Financial Officer since 1996. From 1985 to 1995, Mr. Johnson was an independent consultant working in operations management and corporate finance. From 1974 to 1984, Mr. Johnson worked for ECOLAB INC. in marketing and the general management of various business units acquired by the company through its Commercial Development Division.



RANDY L. HINES joined PRANA in 1995 as Director of Corporate Development prior to becoming Vice President and Treasurer in 1996. From 1992 to 1995, Mr. Hines was Vice President of Corporate Finance for Principal Financial Securities, Inc. (formerly Craig-Hallum) ("Principal Financial"). From 1987 to 1992, Mr. Hines was a Vice President in private placements with Washington Square Capital, Inc. He is a Chartered Financial Analyst.



TERRY T. STEWART joined PRANA in 1995, as Director of Acquisitions prior to becoming Vice President, Corporate Development and Secretary. From 1992 to 1995, Mr. Stewart was Vice President of Corporate Finance for Principal Financial. Previously, Mr. Stewart founded and was President of Biowaste Services, Inc., a medical waste disposal company which he sold to a public company in that industry. Mr. Stewart was also a Regional Market Development Manager for Browning Ferris Industries, Inc. from 1980 to 1983 where he was responsible for the acquisition of solid waste disposal and collection companies in ten states and a portion of Canada.



WILLIAM L. ALVEY has served as a director since 1993. From 1993 to 1995 Mr. Alvey served as the Company's Vice President of Acquisitions. From 1981 to 1992, Mr. Alvey was the President and Chief Executive Officer of A&H, Inc., a company engaged in managing a bond shed warehouse and providing employment services. Before joining PRANA, Mr. Alvey spent approximately 25 years in the trucking industry.



ROBERT C. KLAS has served as a director since 1993. Mr. Klas is currently Chairman of TapeMark Company, a privately-held company engaged in manufacturing pressure sensitive labels and medical products. Mr. Klas is also Chairman of WTC Industries, Inc., a publicly held company engaged in the manufacturing of water purification products.



REYNOLD P. FLOM has served as director since 1993. In 1981, Dr. Flom founded Datron Corporation, a holding company engaged in the veterinary supply, real estate rental and rehabilitation center businesses. Dr. Flom has been a director of Datron Corporation since its inception. Dr. Flom also founded Financial Analysis, Inc., a management services company, for which he has been a director since 1981. Dr. Flom is also the Treasurer of Healthcare Group Inc. which provides workers' compensation insurance in the health care field.



THOMAS S. SCHREIER has served as a director since 1996. Mr. Schreier served as the Company's Chief Financial Officer from January 1994 through August 1995. From 1967 to 1992, Mr. Schreier was a partner in Schreier, Kosbab, Cornell, Kahler & Co., a public accounting firm which he founded.



DONALD J. MATRE has served as a director since 1995. In 1990, Mr. Matre founded Pallet City, Inc., which PRANA acquired in 1994. Mr. Matre is the President of Pallet City and is responsible for its day-to-day operations


The Company's Board of Directors has a Compensation Committee. Members of the Compensation Committee are Messrs. Flom and Klas. The Compensation Committee was established to review and approve officer salaries and other compensation and benefit programs and to determine officer bonuses. The Compensation Committee also administers and makes grants under the Company's Stock Option Plan.

The Bylaws of the Company, as amended, provide for a Board of Directors with staggered terms. One third of the total number of directors will be elected at each annual meeting of shareholders, for a term of three years. Each of the Company's directors holds office until the next annual meeting of shareholders and until their respective successors shall have been elected and qualified or until their earlier death, resignation or removal.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the total annual compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and each other of the executive officers of the Company whose total cash compensation for the fiscal year ended December 31, 1995 exceeded $100,000.

                          SUMMARY COMPENSATION TABLE


                                                ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR     SALARY(1)     BONUS(2)
Jeffery E. Otto                           1995     $157,500      $11,506
 Chairman and Chief Executive Officer


Bruce C. Faulken                          1995       98,077        9,650
 President and Chief Operating Officer

Edward R. Van                             1995      113,918        8,756

 Vice President, Operations
(1) Salary increases for Mr. Otto are determined by the Board of Directors; however, pursuant to the employment agreement between the Company and Mr. Otto, such increases are required to be no less than 5% of Mr. Otto's salary in the immediately preceding year.

(2) Bonuses paid in 1995 were determined based upon performance criteria related to the Company's acquisition strategy.

COMPENSATION OF DIRECTORS

The Company does not pay any annual retainer or meeting fees to its directors. The Company reimburses all of the directors for their out-of-pocket expenses in connection with performing their duties as directors of the Company.

EMPLOYMENT AGREEMENTS

The Company has entered into written employment agreements with members of its management, including Jeffery Otto, Bruce Faulken, Edward Van, Clarence Johnson, Randy Hines, Terry Stewart and William Alvey. Upon expiration, each such agreement provides for automatic renewal for a period of one year unless either party gives thirty days advance notice to the other party of its desire to terminate the agreement.


The employment agreement with Mr. Otto expires December 31, 2000 and provides for a base salary of $150,000 with annual increase of not less than 5%. The agreement contains provisions for termination, life insurance, the proceeds of which are to be used by the Company under certain circumstances to fund redemptions of the Company's stock from the employee's estate, bonus, paid vacation and other benefits, as well as for annual increases in base salary.


The employment agreement with Mr. Faulken expires December 31, 1997 and provides for a base salary of $100,000. The agreement contains provisions for termination, covenants not to compete, stock options, bonus, paid vacation and other benefits.


The employment agreement with Mr. Van expires February 20, 1998 and provides for a base salary of $80,000. The agreement contains provisions for termination, life insurance, the proceeds of which are to be used by the Company under certain circumstances to fund redemptions of the Company's stock from the employee's estate, bonus, paid vacation and other benefits.


The employment agreement with Mr. Johnson expires December 31, 1997 and provides for a base salary of $96,000. The agreement contains provisions for termination, covenants not to compete, stock option, bonus, paid vacation and other benefits.

The employment agreement with Mr. Hines expires December 31, 1997 and provides for a base salary of $75,000. The agreement contains provisions for termination, covenants not to compete, stock option, bonus, paid vacation and other benefits.

The employment agreement with Mr. Stewart expires December 31, 1997 and provides for a base salary of $75,000. The agreement contains provisions for termination, covenants not to compete, stock option, bonus, paid vacation and other benefits.

The employment agreement with Mr. Alvey expires December 31, 1996 and provides for a base salary of $70,000. The agreement contains provisions for termination, covenants not to compete, bonus, paid vacation and other benefits.

The employment agreements with Messrs. Otto and Van do not include covenants not to compete; however, Messrs. Otto and Van are subject to covenants not to compete contained in the agreements pursuant to which PRANA acquired the pallet recycling companies previously owned by them (Otto Packaging, Inc. and BVS, Inc., respectively) in exchange for shares of Preferred Stock of the Company. Under such agreements not to compete, Messrs. Otto and Van are each prohibited from competing with the Company directly or indirectly within the continental United States or Canada for a period of five years from the date of such agreements or for one year after their termination of employment by PRANA, whichever date is later.

In addition to the employment agreements described above, the Company has entered into a number of other employment agreements with its employees at the corporate and Subsidiary levels.

STOCK OPTION PLAN


The Company is authorized to grant options to purchase up to 2,000,000 shares under its Stock Option Plan to employees and other representatives of the Company and its Subsidiaries. Such plan has been approved by the Board of Directors and the Company's shareholders. As of August 30, 1996 the Company has outstanding options to purchase 495,000 shares of Common Stock under the Stock Option Plan at an exercise price of $3.60 per share. The Stock Option Plan provides that executive officers, other employees and consultants of the Company may receive options to purchase Common Stock. The Stock Option Plan provides for the grant of both incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options that do not qualify for such treatment. Only employees are eligible for the grant of incentive stock options. The exercise price of all options granted under the Stock Option Plan must equal or exceed the fair market value of the Common Stock at the time of grant. The Stock Option Plan also provides for grants of stock appreciation rights, restricted stock awards and performance awards. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors of the Company, which determines the persons who are to receive options to purchase shares of the Company's Common Stock, the exercise price, the number of shares of Common Stock subject to each option and other terms of the option and whether the option is an incentive stock option or a non-qualified stock option.



                             CERTAIN TRANSACTIONS


On April 4, 1996 the Company's shareholders approved a 1-for-8 reverse stock split with respect to Common Stock and a 1-for-2 reverse stock split with respect to Prefered Stock. All share and per share data contained in this Prospectus have been adjusted to give effect to such splits.


The Company was incorporated in March 1993 in Minnesota. In December 1993, the Company completed a private placement of 250,000 shares of its Common Stock at a price of $4.00 per share and received gross proceeds from the offering of $1,000,000. The shares of Common Stock sold in such private placement were offered and sold on behalf of the Company solely by its officers and directors. The Company paid no selling commission to such officers or directors or to any other person in connection with such private placement.


In January 1994, the Company entered into an Amended and Restated Agreement and Plan of Reorganization, among the Company, PRANA St. Paul, Inc., a wholly owned subsidiary of the Company, Otto Packaging, Inc. and Jeffery E. Otto and Judy M. Otto (the "Ottos"). Mr. Otto is the Chairman and Chief Executive Officer of the Company. Pursuant to such agreement, the Company acquired all of the outstanding capital stock of Otto Packaging, Inc. in exchange for shares of the Company's Preferred Stock. The agreement contains terms and conditions generally contained in the Company's acquisition agreements. The Ottos have also entered into a building lease with Otto Packaging, Inc. Payments by the Company to the Ottos amounted to approximately $175,000 during 1995 and $170,000 during 1994. The Company believes that its lease rates are no less favorable than those that would be obtained from unrelated third parties. See "Business -- Acquisition Strategy" and "-- Principal Business Units."



In February 1994, the Company entered into an Amended and Restated Agreement and Plan of Reorganization, among the Company, PRANA Phoenix, Inc., a wholly owned subsidiary of the Company, BVS, Inc. and Orville Roberts, Thomas Shepard and Edward Van. Mr. Van is a Vice President of the Company. Pursuant to such agreement, the Company acquired all of the outstanding capital stock of BVS, Inc. in exchange for shares of the Company's Preferred Stock. The agreement contains terms and conditions generally contained in the Company's acquisition agreements. See "Business -- Acquisition Strategy" and "-- Principal Business Units."



In May 1994, the Company entered into an Agreement and Plan of Reorganization, among the Company, Pallet City, Inc. and Donald J. Matre, Ronald J. Matre, Ronald A. Matre, Thomas R. Matre and Tracy Matre-Waring. Mr. Donald J. Matre is a five percent shareholder of the Company. Pursuant to such agreement, the Company acquired all of the outstanding capital stock of Pallet City, Inc. in exchange for shares of the Company's Preferred Stock. The agreement contains terms and conditions generally contained in the Company's acquisition agreements. See "Business - Acquisition Strategy" and "
- - Principal Business Units."



In September 1994, Robert Klas, a Director of the Company, entered into a loan commitment with the Company pursuant to which Mr. Klas agreed to lend the Company upon its request $300,000 on an unsecured basis. Amounts borrowed from Mr. Klas by the Company are evidenced by promissory notes payable in full two years from the date of the borrowing and carrying an interest rate of 10 percent per annum. As consideration for entering into such loan commitment, the Company issued warrants to purchase 750 shares of Common Stock to Mr. Klas at an exercise price of $20.00 per share. In addition, for each $10,000 borrowed by the Company under such loan commitment, the Company is required to issue warrants to Mr. Klas to purchase 125 shares of the Company's Common Stock at a purchase price of $20.00 per share. If the Company has not paid the principal amount on any promissory note delivered under such loan commitments by the first anniversary date of such note, then the Company is required to issue warrants to the lender to purchase 125 shares of the Company's Common Stock at a purchase price of $20.00 per share for each $10,000 in principal amount remaining unpaid on such date. Mr. Klas has loaned the Company $300,000 under such loan commitment and received warrants to purchase 8,250 shares of the Company's Common Stock at the price of $20.00 per share. In exchange for Mr. Klas extending the maturity date of his loan, the Company issued Mr. Klas a warrant to purchase 33,000 shares of the Company's Common Stock at an exercise price of $6.40 per share.



In November 1994, Thomas Schreier, a director of the Company, entered into a loan commitment with the Company pursuant to which Mr. Schreier agreed to lend the Company $150,000 on an unsecured basis. Amounts borrowed by the Company were evidenced by a promissory note which carried an interest rate of 10 percent per annum. Such Promissory note was paid in full by the Company in January 1996. As consideration for entering into such loan commitment, the Company issued a warrant to purchase 375 shares of Common Stock at an exercise price of $20.00 per share. In addition, for each $10,000 borrowed by the Company under such loan commitment, the Company issued a warrant to purchase 125 shares of Common Stock at a purchase price of $20.00 per share. Mr. Schreier received warrants to purchase 2,250 shares of the Company's Common Stock at $20.00 per share.



In June 1995, the Company entered into an Agreement and Plan of Reorganization, among the Company, Pallet Supply Company, Inc. and James J. Doyle, Lisa B. Doyle, Dawn Christine Crenshaw, Lisa Ann Chayer, James J. Doyle II, Gregory B. Crenshaw, Tabitha Doyle Barkley, Terri Leigh Doyle and Clay Barkley. Mr. Doyle is a five percent shareholder of the Company. Pursuant to such agreement, the Company acquired all of the outstanding capital stock of Pallet Supply Company, Inc. in exchange for shares of the Company's Preferred Stock. The agreement contains terms and conditions generally contained in the Company's acquisition agreements. See "Business - Acquisition Strategy" and " - Principal Business Units."


Pursuant to offers of employment with the Company, the Company has issued options to purchase shares of the Common Stock to the following employees. The option holders are not entitled to vote, receive dividends, or exercise any of the rights of holders of shares of Common Stock for any purpose until such options have been duly exercised and payment of the exercise price has been made.

                                                                                    EXERCISE PRICE
NAME                                    POSITION                         OPTIONS      PER SHARE

Bruce Faulken     President and Chief Operating Officer                  77,049         $3.60
Clarence Johnson  Chief Financial Officer                                49,719          3.60
Randy Hines       Vice President and Treasurer                           61,783          3.60
Terry Stewart     Vice President, Corporate Development and Secretary    49,719          3.60



In connection with the Company's acquisitions of Subsidiaries made through December 1, 1994, the Company issued shares of separate series of its Class One Preferred Stock, the terms of which include the unwind provision (the "Unwind Provision"). The Unwind Provision entitled the former shareholders of the Subsidiary who received shares of a separate series of Class One Preferred Stock in the merger to unwind the acquisition and regain ownership of the Subsidiary in the event that the Company did not complete an initial public offering of its Common Stock registered under the Securities Act prior to June 30, 1996 under certain conditions. For various reasons the Company determined that it would be in its best interests to obtain the agreement of the holders of shares of Class One Preferred Stock to waive the Unwind Provision. In August 1995, in connection with the Class One Preferred Stockholders' agreement to waive the Unwind Provision, the Company offered to such holders, as consideration for the waiver, either (i) the payment of $50,000 in cash per series to be distributed pro rata among the holders of the applicable series of Class One Preferred Stock (i.e., $50,000 to be distributed to the former owners of the Subsidiary) ("Cash Redemption") in addition to continued ownership of all shares of Class One Preferred Stock held prior to the waiver or (ii) the redemption of a number of shares of each series of Class One Preferred Stock equal to the net worth of the Subsidiary at the time of the acquisition ("Redemption") divided by $10. The Company provided the holders of Class One Preferred Stock agreeing to waive their unwind rights with a further option to take the payment due from the Company in the form of a promissory note maturing one year from the date of issuance (in each case August 8, 1995) and bearing interest at the rate of 10 percent per annum payable quarterly, together with warrants to purchase the Company's Common Stock with an exercise price $32.00 per share. The waivers of the Unwind Provision obtained by the Company are not subject to any expiration date. The following table summarizes the consideration paid by the Company for the waiver of the Unwind Provision:



CASH PAYMENT                                  REDEMPTION

Otto Packaging, Inc.(1)              BVS, Inc.(3)
Harris Supply Company, Inc.(2)       Pallet City, Inc.(4)
Pallet Source, Inc.                  Quality Pallet, Inc.(5)
Hurt's Pallet & Sales, Inc.

(1) Jeffery Otto, a director and officer of the Company, and his wife Judy received the $50,000.


(2) Payment of the $50,000 was made in the form of a promissory note from the Company in addition to a warrant to purchase 3,438 shares of the Company's Common Stock.


(3) Edward Van, an officer of the Company, and former owner of BVS, Inc., received $352,725 in exchange for the redemption of 35,273 shares of Class One Preferred Stock.


(4) Payment of the $467,000 was made in the form of a promissory note from the Company in exchange for redemption of 46,700 shares of Class One Preferred Stock in addition to a warrant to purchase 32,109 shares of the Company's Common Stock. Of the total consideration paid to Pallet City, Inc., Donald Matre, a five percent shareholder of the Company and former owner of Pallet City, Inc., received payment in the form of a $214,820 promissory note from the Company in exchange for redemption of 21,482 shares of Class One Preferred Stock in addition to a warrant to purchase 14,769 shares of the Company's Common Stock.



(5) Payment of the $318,018 was made in the form of a promissory note from the Company in exchange for the redemption of 31,802 shares of Class One Preferred Stock in addition to a warrant to purchase 21,844 shares of the Company's Common Stock.


Prior to the Company's acquisition of Pallet Supply, Inc., Pallet Supply, Inc. spun off one of its divisions, Machine Specialists, Inc. to James Doyle, a former owner of Pallet Supply, Inc. (the "Spin-Off"). Machine Specialists, Inc. manufactures equipment for the new and recycled pallet industry. Under the terms of the Spin-Off, the Company loaned Machine Specialists $300,000 on a subordinated basis. Amounts outstanding under this loan bear interest at the prime rate as published from time to time in The Wall Street Journal. Amounts due in respect of principal and interest under the loan are payable in eight quarterly installments beginning July 1, 1998, and any unpaid principal, together with accrued interest, is payable in full on July 1, 2000.


James J. Doyle has also entered into four separate building lease agreements with Pallet Supply Co., Inc. Payments by the Company to Mr. Doyle with respect to all four leases amounted to approximately $113,050 during 1995. The Company believes that its lease rates are no less favorable than those that would be obtained from unrelated third parties. On May 1, 1996, Mr. Doyle entered into a one-year employment agreement with the Company. Such employment agreement automatically renews for additional one-year terms unless either party terminates the agreement. The employment agreement provides for an annual base salary of $50,000 plus commissions for acquisitions consummated by the Company for which Mr. Doyle provided services. The employment agreement contains provisions for termination, paid vacation and other benefits.



All future material transactions with and loans to directors, officers or stockholders holding more than 5% of the Company's outstanding Common Stock, or affiliates of any such persons, will be (i) made for bona fide business purposes, (ii) on terms no less favorable than could be obtained from an unaffiliated third party, and (iii) approved by a majority of the independent outside members of the Company's Board of Directors who do not have an interest in the transactions or loans.



                            PRINCIPAL SHAREHOLDERS


The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock and Preferred Stock (assuming a one-for-one conversion of shares of Preferred Stock to shares of Common Stock) as of the date of this Offering, and as adjusted to reflect the sale of Common Stock being offered by the Company for (i) each director and named executive officers in the summary compensation table of the Company, (ii) all directors and executive officers of the Company as a group, and (iii) each person or entity known by the Company to own beneficially 5% or more of the Company's Common Stock. Unless otherwise indicated, the person or entity listed in the table is the beneficial owner of the shares and has sole voting and investment power with respect to such shares.




                                                                 PERCENTAGE OF OUTSTANDING
                                                                          SHARES
                                               SHARES                      OWNED
                                            BENEFICIALLY          BEFORE
NAME OF BENEFICIAL OWNER AND POSITION         OWNED(1)           OFFERING      AFTER OFFERING
DIRECTORS AND EXECUTIVE OFFICERS(2):
  Jeffery E. Otto(3)                           546,330             16.7%             8.7%
  Edward Van(4)                                339,460             10.4              5.4
  William L. Alvey(5)                          100,000              3.1              1.6
  Reynold P. Flom(6)                            62,500              1.9                *
  Bruce C. Faulken(7)                           56,199              1.7                *
  Robert C. Klas(8)                             53,750              1.6                *
  Thomas S. Schreier(9)                         39,730              1.2                *
  All Directors and Officers as a
   group
   (includes 10 persons)(10)                 1,266,710             38.8             20.2
OTHER 5% OR MORE SHAREHOLDERS:
  James J. Doyle(11)                           326,371             10.0              5.2
  Donald J. Matre(12)                          197,797              6.1              3.2


*Less than 1%.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable prior to June 1, 1996 are deemed outstanding for computing the beneficial ownership percentage of the person holding such options but are not deemed outstanding for computing the beneficial ownership percentage of any other person.


 (2) The address for each director and officer of the Company is 2665 Long Lake Road, Suite 120, Roseville, Minnesota 55113.


 (3) Includes 97,978 shares owned by Mr. Otto's wife and 15,000 shares owned by Mr. Otto's children. Mr. Otto disclaims beneficial ownership of these shares.



 (4) Includes 4,854 shares issuable pursuant to currently exercisable options.



 (5) Includes 50,000 shares owned by Mr. Alvey's wife. Mr. Alvey disclaims beneficial ownership of these shares.



 (6) Includes 12,500 shares owned by Mr. Flom's wife. Mr. Flom disclaims beneficial ownership of these shares.



 (7) Includes 56,199 shares issuable pursuant to currently exercisable options.



 (8) Includes 41,250 shares issuable pursuant to currently exercisable warrants.



 (9) Includes 22,480 shares issuable pursuant to currently exercisable options and 2,250 shares issuable pursuant to currently exercisable warrants.



(10) See notes (3), (4), (5), (6), (7), (8) and (9) above. Includes an additional 66,875 shares of Common Stock issuable pursuant to currently exercisable options and warrants.



(11) Mr. Doyle's address is 321 St. Paul Street, Memphis, Tennessee 38126.



(12) Mr. Matre's address is 310 Grand Island Boulevard, P.O. Box 911, Tonawanda, New York 14151. Includes 11,706 shares issuable pursuant to currently exercisable warrants.



                         DESCRIPTION OF CAPITAL STOCK

GENERAL

The following description does not purport to be complete and is qualified in its entirety by this reference to the Company's Amended and Restated Articles of Incorporation (the "Articles"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

The authorized capital stock of the Company consists of 25,000,000 shares of capital stock, par value $.01 per share, of which 20,000,000 are Common Stock and 5,000,000 are Preferred Stock.


On April 4, 1996 the Company's shareholders approved a 1-for-8 reverse stock split with respect to Common Stock and a 1-for-2 reverse stock split with respect to Prefered Stock. All share and per share data contained in this Prospectus have been adjusted to give effect to such splits. As of August 30, 1996, there were 1,081,292 shares of Common Stock issued and outstanding held by 74 holders of record and 2,183,424 shares of Class One through Class Three Preferred Stock (the "Preferred Stock") issued and outstanding, held by 32 holders of record.



Concurrent with the completion of this Offering, all outstanding shares of Preferred Stock will be converted into shares Common Stock on a one-for-one basis. All rights and privileges of the Preferred Stock will terminate upon completion of this Offering and all such shares of converted Preferred Stock will have the same rights and privileges as Common Stock. Upon completion of this Offering there will be 6,264,716 shares of Common Stock outstanding and no shares of Preferred Stock will be outstanding.



COMMON STOCK

The holders of shares of Common Stock are entitled to one vote per share on all matters which shareholders may vote on at all meetings of shareholders. All shares of the Company's Common Stock now outstanding are fully paid and nonassessable. The holders of shares of the Company's Common Stock have equal ratable rights to dividends with other holders of shares of Common Stock from funds legally available therefore, when, as and if declared by the Board of Directors of the Company. The holders of shares of the Company's Common Stock are entitled to share ratably with other holders of shares of Common Stock in all of the assets of the Company available for distribution to the holders of the Common Stock upon liquidation, dissolution or winding up of the affairs of the Company. The holders of shares of Common Stock do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto.

The holders of the Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares of Common Stock voting for the election of directors can elect all of the directors of the Company to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

The payment by the Company of dividends, if any, in the future rests within the discretion of the Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors, including any limitations on dividend payments set forth in agreements governing the Company's outstandingindebtedness. See "-- Convertible Subordinated Debentures" and "Description of the Term Loan and Certain Other Outstanding Indebtedness -- Term Loan."

PREFERRED STOCK

Upon conversion of the Preferred Stock to be effected concurrent with the completion of this Offering as described above, no shares of the Company's preferred stock will be outstanding. The Company is authorized to issue 5,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Such transactions could be made more difficult to accomplish even if favorable to the interests of the shareholders. The Company is not aware of any person seeking to gain control of the Company.

CONVERTIBLE SUBORDINATED DEBENTURES

In connection with a private placement completed in the first quarter of 1995, the Company issued $2,000,000 aggregate principal amount of 10.25% Convertible Debentures due March 31, 1998 through a placement agent. The Convertible Debentures bear interest at the rate of 10.25%, payable quarterly until maturity on March 31, 1998. The entire principal of the Convertible Debentures is due and payable March 31, 1998. The Convertible Debentures are unsecured, general obligations of the Company and are subordinate in right of payment to all Senior Debt (as defined in the Convertible Debentures) of the Company and to liabilities that are secured by specific assets and payment streams of the Company. The Convertible Debentures do not contain restrictions on the creation of Senior Debt or secured obligations of the Company. Unless previously redeemed, the Convertible Debentures will be convertible, at any time prior to maturity at the option of the holder, into Common Stock of the Company at a conversion price equal to the lesser of (a) 75% of the offering price per share in an underwritten initial public offering by the Company of shares of its Common Stock or (b) in the event no such offering occurs or the offering price in such offering is greater than $10.00 per share, $7.50 per share, subject to adjustment. The Convertible Debentures are redeemable, in whole or in part, at the option of the Company upon 30 days written notice, upon payment of the principal amount of, together with accrued but unpaid interest on, the Convertible Debentures to be redeemed; provided that such redemption is permitted only if the Company has closed an initial public offering of its Common Stock, the shares of its Common Stock are listed or admitted for quotation on a national securities exchange or quotation system and the closing price of such shares as reported or quoted is greater than three times the offering price of such shares in the initial public offering for a period of twenty or more consecutive days. Events of default nder the Convertible Debentures include failure to pay interest and principal when due; certain events of receivership, insolvency, bankruptcy and reorganization; and failure to perform the covenants contained in the Convertible Debentures after notice and opportunity to cure. The Convertible Debentures contain covenants, among others, that restrict the Company from selling substantially all of its assets or changing its business in any material respect; prohibit mergers or acquisitions, except in the ordinary course of business; and prohibit the payment of cash dividends in respect of the Company's Common Stock or Preferred Stock and the repurchase of its Common Stock.

OPTIONS AND WARRANTS


The Company has issued warrants to purchase shares of the Company's Common Stock in connection with certain loans made to the Company in the aggregate principal amount of $710,000. Such warrants are exercisable at any time and allow the holder thereof to purchase 16,525 shares of the Company's Common Stock at a purchase price of $20.00 per share. In connection with certain of these loans in the aggregate principal amount of $200,000 the Company issued to the agent a warrant to purchase 250 shares of the Common Stock of the Company at an exercise price of $36.00 per share. See "Certain Transactions" and "Description of the Term Loan and Certain Other Outstanding Indebtedness."



Pursuant to the Stock Option Plan, the Company has outstanding options to purchase 495,000 shares of the Company's Common Stock at an exercise price of $3.60 per share.



In connection with the private placement of the Company's Convertible Debentures, the Company issued to the agent for such private placement, warrants to purchase up to 6,667 shares of Common Stock at an exercise price of $36.00 per share, subject to adjustment under certain circumstances. In connection with an amendment to the agency agreement, the Company issued the agent a warrant to purchase 30,000 shares of the Company's Common Stock at an exercise price the greater of (i) 100% of the per share price in the Company's next Qualified Financing or (ii) $5.00 per share. See "-- Convertible Subordinated Debentures".



The Company has issued warrants to purchase shares of its Common Stock in connection with certain loans to the Company in the aggregate principal amount of $1.8 million. Such warrants are exercisable at any time and allow the holders thereof to purchase 28,123 shares of Common Stock at an exercise price of the lesser of (i) $24.00 per share or (ii) 60% to 67% of the offering price in an initial public offering of the Company's Common Stock.



In connection with obtaining the agreement of the holders of the Company's Class One Preferred Stock to waive their rights to unwind the acquisition pursuant to which such Class One Preferred Stock was issued, the Company issued to holders of certain series of Class One Preferred Stock warrants to purchase up to a total of 14,347 shares of the Company's Common Stock at an exercise price of $32.00 per share See "Certain Transactions."



The Company has issued warrants to purchase 19,563 shares of its Common Stock in connection with assistance in obtaining financing through various means. Such warrants are exercisable at any time and allow the holder to purchase shares of Common Stock at exercise prices the lesser of (i) $20 to $24 per share or (ii) 50% to 100% of the offering price in an initial public offering.



The Company has issued warrants to purchase 300,000 shares of its Common Stock in connection with the Secured Notes. The warrants are exercisable at a per share price equal to the greater of (i) 75% of the per share price of Common Stock at the Company's next Qualified Financing or (ii) $5.00 per share. In connection with the placement of the Secured Notes the Company issued the agent a warrant to purchase 30,000 shares of the Company's Common Stock at an exercise price the greater of (i) 100% of the per share price in the Company's next Qualified Financing or (ii) $5.00 per share.



The Company has issued warrants to purchase 109,016 shares of its Common Stock in connection with extending the maturity dates on certain outstanding debt at an exercise price of the lesser of (i) $6.40 per share or (ii) 80% of the per share offering price in an initial public offering of the Company's Common Stock.


No holders of the options and warrants described above are entitled, on account of their ownership of options or warrants, to vote, receive dividends, or exercise any of the rights of holders of shares of Common Stock for any purpose until such options or warrants have been duly exercised and payment of the purchase or exercise price has been made.


INDEMNIFICATION OF DIRECTORS AND OFFICERS


The Company's Amended and Restated Articles of Incorporation and Amended Bylaws and the provisions of the Minnesota Business Corporation Act, which govern the actions of the Company, provide that present officers and directors of the Company shall be indemnified against certain liabilities and expenses which any of them may incur as a result of being, or having been, an officer or director of the Company. Indemnification is contingent upon certain conditions being met, including, that the indemnified person: has not been previously indemnified by another party for the same matter; has acted in good faith; has received no improper personal benefit and in the case of a criminal proceeding, has no reason to believe that the conduct complained of was unlawful and reasonably believed that the conduct complained of was in the best interest of the Company, or in certain circumstances, reasonably believed that the conduct complained was not opposed to the best interests of the Company.



PROVISIONS OF THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION AND AMENDED BYLAWS AND MINNESOTA BUSINESS CORPORATION ACT


The existence of authorized but unissued preferred stock, described above, and certain provisions of the Company's Amended and Restated Articles of Incorporation and Amended Bylaws and Minnesota law, described below, could have an anti-takeover effect. These provisions are intended to provide management flexibility, to enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board and to discourage an unsolicited takeover of the Company if the Board determines that such a takeover is not in the best interests of the Company and its shareholders. However, these provisions could have the effect of discouraging some attempts to acquire the Company which would deprive the Company's shareholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Section 302A.671 of the Minnesota Statutes applies, with certain exceptions, to any acquisition of voting stock of the Company (from a person other than the Company, and other than in connection with certain mergers and exchanges to which the Company is a party) resulting in the beneficial ownership of 20 percent or more of the voting stock then outstanding. Section 302A.671 requires approval of any such acquisitions by a majority vote of the shareholders of the Company prior to its consummation. In general, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then fair market value by the Company within 30 days after the acquiring person has failed to give a timely information statement to the Company or the date the shareholders voted not to grant voting rights to the acquiring person's shares.

Section 302A.673 of the Minnesota Statutes generally prohibits any business combination by the Company, or any subsidiary of the Company, with any shareholder which purchases 10% or more of the Company's voting shares (an "interested shareholder") within four years following such interested shareholder's share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of the Board of Directors of the Company before the interested shareholder's share acquisition date.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Company's Common Stock is Norwest Bank Minnesota, N.A.

                         DESCRIPTION OF THE TERM LOAN
                  AND CERTAIN OTHER OUTSTANDING INDEBTEDNESS

TERM LOAN


On August 8, 1995, the Company, through its wholly owned subsidiary PRANA Holdings, entered into the Term Loan with Norwest. Pursuant to the Term Loan, PRANA Holdings may borrow from Norwest up to $2.6 million through the issuance of notes to Norwest. All amounts due under the Term Loan are guaranteed by the Company. As of the date hereof, PRANA Holdings had borrowed $2.6 million under the Term Loan. All principal borrowed under the Term Loan is due February 28, 1998, unless the payment of principal outstanding is accelerated pursuant to the terms of the Term Loan. Amounts outstanding under the Term Loan bear interest at a floating rate per annum equal to the base rate publicly announced from time to time by Norwest plus 3 percent. The interest so calculated is payable monthly and upon termination, acceleration or prepayment in full of the Term Loan. Amounts outstanding under the Term Loan also accrue interest at the rate (the "Accrual Rate") of 9 percent per annum compounded monthly. Such interest is due and payable upon termination, acceleration or prepayment in full of the Term Loan.


Pursuant to the Term Loan, the Company granted Norwest an option to purchase a warrant exercisable for shares of Common Stock of the Company. Under such option, Norwest may elect, under certain events, to designate amounts of interest accrued under the Term Loan pursuant to the Accrual Rate for conversion into a warrant to purchase shares of Common Stock of the Company. If Norwest exercises such option, the Company will issue to Norwest, for a nominal purchase price, a warrant to purchase a number of shares of Common Stock of the Company equal to (i) the amount of Accrual Interest so designated by Norwest divided by (ii) a price per share equal to (x) the price at which the Company sold shares of its Common Stock in a public offering or its most recent private placement or (y) in the event that the Company sells convertible securities in such a public offering or private placement, the price at which such convertible securities are convertible into shares of Common Stock of the Company. Any amounts of Accrual Interest so designated by Norwest for the purchase of shares of Common Stock under the warrant are not required to be paid by PRANA Holdings.

PRANA Holdings may prepay amounts outstanding under the Term Loan at any time. PRANA Holdings is required to make mandatory prepayments of the amounts outstanding under the Term Loan out of Excess Cash Flow (as defined in the Term Loan) and in certain other events. Norwest has waived the provision of the Term Loan requiring mandatory prepayment of the amount outstanding under the Term Loan upon completion of an initial public offering by the Company.

Events of default under the Term Loan include, failure to pay interest or principal when due; failure to perform the covenants and agreements in the Term Loan; certain events of receivership, insolvency, bankruptcy and reorganization; default in the payment of indebtedness under other borrowings; and certain changes in the ownership of the issued and outstanding Common Stock of PRANA Holdings and other events customary in these transactions. The Term Loan contains such covenants that are customary in bank lending transactions of this type, including, among others, covenants relating to maintenance of a debt service coverage ratio and net book worth; ownership of stock of subsidiaries; prohibitions on liens; restrictions on the incurrence of indebtedness and guaranties; restrictions on investments; restrictions on dividends; prohibitions on asset sales, mergers and acquisitions and sale and leaseback transactions; limitations on salaries and management fees; and a limitation on the ability of PRANA Holdings to make upstream transfers of cash to the Company.


The obligations of PRANA Holdings under the Term Loan are secured by a pledge by PRANA Holdings of, among other things, its equipment, general intangibles, inventory, receivables, certain specified notes payable and the shares of the Subsidiaries owned by PRANA Holdings. The Company is currently out of compliance with certain covenants of its long-term debt. See "Risk Factors - Need for Promissory Note Extension; Long-Term Debt Current Non-Compliance; Going Concern Uncertainty" and Notes 10 and 17 of the Company's Consolidated Financial Statements.


CERTAIN OTHER OUTSTANDING INDEBTEDNESS

The Company has issued promissory notes under loan commitments entered into from time to time with individual investors. In certain instances, the Company has engaged placement agents to locate such investors and, in certain instances, the Company has entered into such loan commitments with officers and directors of the Company. To date, the Company has outstanding a total of $2.3 million aggregate principal amount of promissory notes under such loan commitments. Amounts outstanding under such promissory notes are general, unsecured obligations of the Company. All of such promissory notes bear interest at the rate of 10 percent per annum. Such promissory notes have maturity dates of either one year or two years from the date of issuance. In connection with the issuance of promissory notes under the loan commitments, the Company has issued to the holders of the promissory notes warrants to purchase shares of the Company's Common Stock. Under certain of such loan commitments, the Company is obligated to issue additional warrants to purchase shares of its Common Stock in the event the Company does not pay the principal amount due under the related promissory note by certain specified dates. See "Certain Transactions" and "Description of Capital Stock -- Options and Warrants."

Certain of the Company's Subsidiaries have entered into the Secured Credit Facilities with Norwest Credit. The aggregate amount that may be borrowed under the Secured Credit Facilities is $3.2 million. Amounts outstanding under the Secured Credit Facilities bear interest at a floating rate equal to the prime rate publicly announced by Norwest plus 1.25% to 1.75%. Amounts outstanding under the Secured Credit Facilities are secured by the assets of the Subsidiary parties and are guaranteed by the Company and its other Subsidiaries. The Secured Credit Facilities terminate on February 28, 1998.


The Company has issued $1.5 million in Secured Notes. The Secured Notes are due and payable on the earlier of (i) April 23, 1997 or (ii) the closing date of the Company's next Qualified Financing. The Secured Notes bear interest at 11.25% per annum. In connection with the issuance of the Secured Notes the Company granted to investors warrants to purchase 300,000 shares of the Company's Common Stock exercisable at a price equal to the greater of (i) 75% of the per share price of Common Stock at the Company's next Qualified Financing or (ii) $5.00 per share.



                                 UNDERWRITING


The Underwriters named below, for which John G. Kinnard and Company, Incorporated is acting as representative (the "Representative"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the 2,750,000 shares of Common Stock offered hereby. The number of Shares that each Underwriter has agreed to purchase is set forth opposite its name below:



                                                    NUMBER
UNDERWRITER                                        OF SHARES

John G. Kinnard and Company, Incorporated
 Total                                             2,750,000


The Underwriting Agreement provides that the several Underwriters will be obligated to purchase all of the Shares offered hereby, if any are purchased. The obligation of the Underwriters to purchase the Shares is several and not joint, meaning that, subject to the terms of the Underwriting Agreement, each Underwriter is obligated to purchase only the number of Shares set forth opposite its name, and that its civil liability under the Securities Act may be limited to the public offering price of such Shares.

The Underwriters propose to offer the shares to the public at the Price to Public set forth on the cover page of this Prospectus and to dealers at such
price less a concession not in excess of $          per share. The
Underwriters may allow, and such dealers may reallow, a concession not in
excess of $          per share to certain other brokers and dealers. After
the initial public offering, the Price to Public, concession and reallowance may be changed by the Representative.


The Company has granted the Underwriters an option exercisable within 30 days after the date of this Prospectus, to purchase up to an additional 412,500 shares of Common Stock at the Price to Public, less the Underwriting Discount shown on the cover page of this Prospectus. The Underwriters may exercise such option only for the purpose of covering any over-allotments in the sale of the Shares offered hereby.



The Company has agreed to reimburse the Representative for accountable expenses which are incurred by the Representative in connection with the Offering. Such accountable expenses, which will include legal fees and disbursements of counsel to the Representative, may not exceed $65,000. The Company has paid the Representative $15,000 as an advance against such accountable expenses. The Underwriting Agreement provides the Representative the right to act as sole agent for the Company in connection with future financings or certain corporate transactions until (i) the closing of the Company's first public offering of Common Stock following completion of this Offering or (ii) three years from the date of the Underwriting Agreement.



The Company has agreed to sell to the Representative, for nominal consideration, a warrant to purchase up to 275,000 shares of Common Stock (the "Representative's Warrant"). The Representative's Warrant may be exercised in whole or in part commencing twelve months after the date of this Prospectus and for a period of four years thereafter, at an exercise price equal to 120% of the Price to Public. During the term of the Representative's Warrant, it may not be transferred, sold, assigned or hypothecated except to persons who are both officers and stockholders of the Representative. The Representative's Warrant contains anti-dilution provisions providing for appropriate adjustments on the occurrence of certain events, and contains customary demand and participatory registration rights. Any profits realized by the Representative upon the sale of such warrant or the securities issuable upon exercise thereof may be deemed to constitute additional underwriting compensation.


The Representative has informed the Company that the Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.


In April 1996, the Representative acted as the agent of the Company for the placement of the Secured Notes. In connection therewith the Representative received a five-year warrant to purchase 30,000 shares of Common Stock. This warrant contains customary demand and participatory registration rights.


The Underwriting Agreement provides for reciprocal indemnification between the Company, the Underwriters and their controlling persons against civil liabilities in connection with the Offering, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in such Act and is therefore unenforceable.


Each of the executive officers and directors and five percent shareholders of the Company have agreed, for a period of 365 days from the effective date of this Offering, not to offer, sell or otherwise dispose of approximately 1,580,335 shares of the Common Stock without the prior written consent of the Representative. Additionally, certain other shareholders of the Company have agreed, for a period of 180 days from the effective date of this offering, not to offer, sell or otherwise dispose of the Lock-up Shares. 472,064 of the Lock-up Shares will be available for resale between 181 days and 270 days after the effective date of the Offering and 472,064 of the Lock-up Shares will be available for resale between 271 days and 365 days after the effective date of this Offering.


Prior to this Offering, there has been no public trading market for the Common Stock. The initial public offering price of the Shares has been determined by negotiations between the Company and the Representative. Among the factors considered in such negotiations were the prevailing market conditions, estimates of the business potential of the Company, the results of operations of the Company in recent periods and other factors deemed to be relevant. The foregoing is a brief summary of the material provisions of the Underwriting Agreement and the Representative's Warrant and does not purport to be a complete statement of their terms and conditions. The Underwriting Agreement and the Representative's Warrant have been filed as an exhibit to the Registration Statement of which this Prospectus is a part.


                       SHARES ELIGIBLE FOR FUTURE SALE


At the date of this Prospectus, the Company has outstanding 1,081,292 shares of Common Stock and 2,183,424 shares of Preferred Stock (concurrent with the completion of this Offering, all outstanding shares of Preferred Stock will be converted into shares of Common Stock on a one-for-one basis). In addition, as of such date, the Company had 495,000 shares reserved for issuance upon exercise of options granted under the Company's Stock Option Plan, 554,497 shares of Common Stock issuable upon exercise of outstanding warrants and 592,593 shares of Common Stock reserved for issuance upon exercise of the Convertible Debentures. Of the 6,264,716 shares to be outstanding after the Offering, the 2,750,000 Shares sold to the public hereby will be freely tradeable without restrictions or registration under the Securities Act. The remaining 3,514,716 shares were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Securities Act. Of the 3,514,716 shares, 1,985,012 shares will be freely tradeable upon the effective date of this Offering, subject to restrictions imposed by Rule 144, and 1,529,704 shares will be eligible for resale under Rule 144 after expiration of applicable holding periods, subject to restrictions imposed by Rule 144. These shares were purchased at prices substantially below the Price to Public. Therefore, investors in this Offering will experience immediate and substantial dilution in their investment in the Shares. See "Dilution."


In general, Under Rule 144 a person (or persons whose sales are aggregated) who beneficially owns shares last acquired privately from the Company or an affiliate of the Company at least two years previously and affiliates of the Company who beneficially own shares last acquired (whether or not such shares were acquired privately) from the Company or an affiliate of the Company at least two years previously, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Company's Common Stock or the average weekly trading volume in the Company's Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company. A person who has not been an affiliate of the Company at any time during the three months preceding a sale, and who beneficially own shares last acquired from the Company or an affiliate of the Company at least three years previously is entitled to sell all such shares under Rule 144 without regard to any of the limitations of the Rule.

In addition, Rule 144A under the Securities Act, as currently in effect, in general permits unlimited resales of certain restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows the existing stockholders of the Company to sell their shares to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to nonaffiliates do not lose their status as restricted securities.


In connection with this Offering, all executive officers, directors and five percent shareholders of the Company have agreed not to offer, sell or otherwise dispose of the shares of Common Stock (approximately 1,580,335 shares) for a period of 365 days after the effective date of this Offering, without the prior written consent of the Representative. Additionally, certain other shareholders have agreed not to offer, sell or otherwise dispose of the Lock-up Shares for a period of 180 days following the effective date of this Offering. Of the Lock-up Shares, 472,064 shares will be eligible for resale between 181 days to 270 days after the effective date of this Offering, 472,064 additional shares will be eligible for resale between 271 days to 365 days after the effective date of this Offering. All of the shares held by the executive officers, directors and five percent shareholders of the Company and all Lock-up Shares will be eligible for resale 366 days after the effective date of this Offering, subject to any restrictions under Rule 144. The Company cannot predict the effect, if any, that sales of restricted securities or the availability of such securities for sale could have on the market price, if any, prevailing from time to time. Nevertheless, sales of substantial amounts of the Company's securities, including the securities offered hereby, could adversely affect prevailing market prices of the Company's securities and the Company's ability to raise additional capital by occurring at a time when it would be beneficial for the Company to sell securities.



ADDITIONAL MATTERS

The Company intends to file a registration statement under the Securities Act to register shares of Common Stock reserved for issuance pursuant to the Company's Stock Option Plan. However, such registration statement will not be filed until 365 days following the effective date of this Offering without the prior written consent of the Representative. Such shares will thereafter be available for sale in the public market upon vesting of such shares except to the extent that the holders thereof are affiliates of the Company, in which case the limitations of Rule 144 (other than the holding period) will apply.

                                LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Dorsey & Whitney LLP, Minneapolis, Minnesota. Certain legal matters will be passed upon for the Underwriters by Briggs & Morgan, Professional Association, Minneapolis, Minnesota.

                                   EXPERTS

The financial statements of the Company, certain of the Company's Subsidiaries, and companies defined as the "Pending Acquisitions," included in this Prospectus and elsewhere in the Registration Statement have been audited by either KPMG Peat Marwick LLP or Schutta Nelson & Zembal, Ltd., both independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firms as experts in accounting and auditing.


The report of KPMG Peat Marwick LLP covering the December 31, 1995 consolidated financial statements of Pallet Recycling Associates of North America, Inc. contains an explanatory paragraph that states that the Company has incurred net losses since its inception date, has defaulted on the payment of certain notes, and is not in compliance with certain terms of its long-term debt agreements. The combination of these events has put the Company in a working capital deficit position, which raises substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.


                            ADDITIONAL INFORMATION

The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement and the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street N.W., Washington, DC 20549, and at its regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2551. Copies of such materials may also be obtained from the Public Reference Section of the Commission, Washington, DC 20549, upon payment of the fees prescribed by the Commission. The summaries in this Prospectus of additional information included in the Registration Statement or any exhibit thereto are qualified in their entirety by reference to such information or exhibit.


The Company intends to distribute to its shareholders annual reports containing audited financial statements and interim reports containing unaudited financial information.



The Company has federally registered its trademark PRANA and the associated design.


INDEX TO FINANCIAL STATEMENTS

                                                                                                    Page
PALLET RECYCLING ASSOCIATES OF NORTH AMERICA, INC.

Independent Auditors' Report                                                                         F-5
Consolidated Balance Sheets as of December 31, 1994 and 1995                                         F-6
Consolidated Statements of Operations for the period from March 2, 1993 (date of inception)
 to December 31, 1993, the years ended December 31, 1994 and 1995 and the six-month  periods
ended June 30, 1995 and 1996 (unaudited)                                                             F-7
Consolidated Statements of Stockholders' Equity (Deficit) for the period from March 2, 1993
 (date of inception) to December 31, 1993, the years ended December 31, 1994 and 1995  and the
six-month period ended June 30, 1996 (unaudited)                                                     F-8
Consolidated Statements of Cash Flows for the period from March 2, 1993 (date of inception)
 to December 31, 1993 and the years ended December 31, 1994 and 1995 and the six-month
 periods ended June 30, 1995 and 1996 (unaudited)                                                    F-9
Notes to Financial Statements                                                                       F-10
OTTO PACKAGING, INC.
    Independent Auditor's Report                                                                    F-24
    Balance Sheets as of December 31, 1993 and 1992                                                 F-25
    Statements of Earnings for the years ended December 31, 1993 and 1992                           F-26
    Statements of Changes in Stockholders' Equity for the years 1991, 1992 and 1993                 F-27
    Statements of Cash Flows for the years ended December 31, 1993 and 1992                         F-28
    Notes to Financial Statements                                                                   F-29
    Independent Auditor's Report on Additional Information                                          F-32
    Schedule I -- Supplementary Information on Operations                                           F-33
BVS, INC.
    Independent Auditors' Report                                                                    F-34
    Balance Sheets as of January 31, 1993 and 1994                                                  F-35
    Statements of Earnings for the years ended January 31, 1993 and 1994                            F-36
    Statements of Stockholders' Equity for the years ended January 31, 1993 and 1994                F-37
    Statements of Cash Flows for the years ended January 31, 1993 and 1994                          F-38
    Notes to Financial Statements                                                                   F-39
HARRIS SUPPLY COMPANY, INC.
    Independent Auditors' Report                                                                    F-41
    Balance Sheets as of June 30, 1992, 1993 and March 31, 1994                                     F-42
    Statements of Operations for the years ended June 30, 1992, 1993 and the nine-month
      period ended March 31, 1994                                                                   F-43
    Statements of Stockholders Equity for the years ended June 30, 1992, 1993 and the
      nine-month period ended March 31, 1994                                                        F-44
    Statements of Cash Flows for the years ended June 30, 1992, 1993 and the nine-month
      period ended March 31, 1994                                                                   F-45
    Notes to Financial Statements                                                                   F-46
PALLET CITY, INC.
    Independent Auditors' Report                                                                    F-50
    Balance Sheets as of September 30, 1992 and 1993 and May 31, 1994                               F-51
    Statements of Operations and Retained Earnings for the years ended September 30, 1992 and
     1993 and the eight-month period ended May 31, 1994                                             F-52
    Statements of Cash Flows for the years ended September 30, 1992 and 1993
     and the eight-month period ended May 31, 1994                                                  F-53
    Notes to Financial Statements                                                                   F-54
PALLET SOURCE, INC.
    Independent Auditors' Report                                                                    F-57
    Balance Sheets as of December 31, 1992 and 1993 and November 30, 1994                           F-58
    Statements of Operations and Retained Earnings (Accumulated Deficit)
     for the years ended December 31, 1992 and 1993 and the eleven-month
     period ended November 30, 1994                                                                 F-59
    Statements of Cash Flows for the years ended December 31, 1992 and 1993 and the
     eleven-month period ended November 30, 1994                                                    F-60
    Notes to Financial Statements                                                                   F-61
HURT'S PALLET AND SALES, INC.
    Independent Auditors' Report                                                                    F-64
    Balance Sheets as of December 31, 1992 and 1993 and November 30, 1994                           F-65
    Statements of Operations and Retained Earnings (Accumulated Deficit)
     for the years ended December 31, 1992 and 1993 and the eleven-month
     period ended November 30, 1994                                                                 F-66
    Statements of Cash Flows for the years ended December 31, 1992 and 1993
     and the eleven-month period ended November 30, 1994                                            F-67
    Notes to Financial Statements                                                                   F-68
QUALITY PALLET, INC.
    Independent Auditors' Report                                                                    F-72
    Balance Sheets as of December 31, 1992 and 1993 and November 30, 1994                           F-73
    Statements of Earnings for the years ended December 31, 1992 and 1993
     and the eleven-month period ended November 30, 1994                                            F-74
    Statements of Stockholders' Equity for the years ended December 31, 1992 and 1993
     and the eleven-month period ended November 30, 1994                                            F-75
    Statements of Cash Flows for the years ended December 31, 1992 and 1993
     and the eleven-month period ended November 30, 1994                                            F-76
    Notes to Financial Statements                                                                   F-77
AMERICAN CENTURY PALLET, INC.
    Independent Auditors' Report                                                                    F-80

    Balance Sheets as of December 31, 1993 and 1994 and March 31, 1995                               F-81
    Statements of Operations for the years ended December 31, 1993 and 1994
     and the three-month period ended March 31, 1995                                                 F-82
    Statement of Stockholders' Equity for the years ended December 31, 1993 and 1994
     and the three-month period ended March 31, 1995                                                 F-83
    Statements of Cash Flows for the years ended December 31, 1993 and 1994
     and the three-month period ended March 31, 1995                                                 F-84
    Notes to Financial Statements                                                                    F-85
B & B PALLET SUPPLY COMPANY
    Independent Auditors' Report                                                                     F-90
    Balance Sheet as of December 31, 1992, 1993 and 1994, and May 5, 1995                            F-91
    Statements of Operations and Retained Earnings for the years ended December 31, 1992, 1993
     and 1994, and the period from January 1, 1995 to May 5, 1995                                    F-92
    Statements of Cash Flows for the years ended December 31, 1992, 1993 and 1994,
     and the period from January 1, 1995 to May 5, 1995                                              F-93
    Notes to Financial Statements                                                                    F-94
PALLET SUPPLY COMPANY, INC.
    Independent Auditors' Report                                                                     F-97
    Balance Sheet as of December 31, 1992, 1993, 1994 and May 31, 1995                               F-98
    Statements of Operations for the years ended December 31, 1992, 1993 and 1994
     and the five-month period ended May 31, 1995                                                    F-99
    Statements of Stockholders' Equity for the years ended December 31, 1992, 1993
     and 1994 and the five-month period ended May 31, 1995                                          F-100
    Statements of Cash Flows for the years ended December 31, 1992, 1993 and 1994
     and the five-month period ended May 31, 1995                                                   F-101
    Notes to Financial Statements                                                                   F-102
DIAMOND PALLET, INC.
    Independent Auditors' Report                                                                    F-106
    Balance Sheets as of June 30, 1994 and 1995 and February 15, 1996                               F-107
    Statements of Operations and Retained Earnings for the years ended June 30, 1994 and 1995
     and seven and one-half month period ended February 15, 1996                                    F-108
    Statements of Cash Flows for the years ended June 30, 1994 and 1995 and
     seven and one-half month period ended February 15, 1996                                        F-109
    Notes to Financial Statements                                                                   F-110
METROPLEX WOOD PRODUCTS
    Independent Auditors' Report                                                                    F-114
    Balance Sheets as of December 31, 1993, 1994 and 1995                                           F-115
    Statements of Operations and Equity for the years ended December 31, 1993, 1994 and 1995        F-116
    Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995                   F-117
    Notes to Financial Statements                                                                   F-118
INDY PALLET COMPANY, INC. AND SPECIALTY PALLET COMPANY, INC.
    Independent Auditors' Report                                                                    F-120
    Combined Balance Sheets as of December 31, 1993, 1994 and 1995
     and June 30, 1996 (unaudited)                                                                  F-121
    Combined Statements of Operations for the years ended December 31,
     1993, 1994 and 1995 and the six-month periods ended June 30, 1995
     and 1996 (unaudited)                                                                           F-122
    Combined Statement of Stockholders' Equity (Deficit) for the years ended December 31, 1993,
     1994, and 1995 and the six-month period ended June 30, 1996 (unaudited)                        F-123
    Combined Statement of Cash Flows for the years ended December 31,
     1993, 1994 and 1995 and the six-month periods ended June 30, 1995
     and 1996 (unaudited)                                                                           F-124
    Notes to Combined Financial Statements                                                          F-125
PALLET OUTLET COMPANY, INC.
    Independent Auditors' Report                                                                    F-129
    Balance Sheets as of December 31, 1994 and 1995 and June 30, 1996 (unaudited)                   F-130
    Statements of Operations and Retained Earnings for the years ended December 31, 1993, 1994
     and 1995 and the six-month periods ended June 30, 1995 and 1996 (unaudited)                    F-131
    Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995
     and the six-month periods ended June 30, 1995 and 1996 (unaudited)                             F-132
    Notes to Financial Statements                                                                   F-133


                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Pallet Recycling Associates of North America, Inc.:

We have audited the accompanying consolidated balance sheets of Pallet Recycling Associates of North America, Inc. and subsidiaries as of December 31, 1994 and 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from March 2, 1993 (date of inception) to December 31, 1993 and for the years ended December 31, 1994 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pallet Recycling Associates of North America, Inc. and subsidiaries as of December 31, 1994 and 1995 and the results of their operations and their cash flows for the period from March 2, 1993 (date of inception) to December 31, 1993 and for the years ended December 31, 1994 and 1995, in conformity with generally accepted accounting principles.


The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company has incurred net losses since its inception date. As discussed in notes 10 and 17, the Company has defaulted on the payment of notes with a principal balance of approximately $800,000 as of August 30, 1996. Additionally, the Company is not in compliance with certain terms of its long-term debt agreements. The outstanding balance related to these agreements amounts to approximately $4,300,000 as of August 30, 1996. As a result of the covenant violations, the holder of the debt may, after notice, declare the entire amount of such indebtedness due and payable immediately. The combination of the above events has put the Company in a working capital deficit position. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in note 17. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                       KPMG Peat Marwick LLP



Minneapolis, Minnesota

February 9, 1996, except as to notes 10, 17, 14, 16(c)(iii), 15,
16(a),16(c)(ii), 16(b), and 16(c)(i), which are as of August 30, 1996, August 30, 1996, August 19, 1996, June 25, 1996, June 7, 1996, April 25, 1996, April
23, 1996, April 4, 1996, and March 4, 1996, respectively


                        PALLET RECYCLING ASSOCIATES OF
                     NORTH AMERICA, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                                    ASSETS

                                                                           DECEMBER 31,             JUNE 30,
                                                                       1994           1995            1996
                                                                                                   (UNAUDITED)

Cash and cash equivalents                                           $  441,843     $   733,682     $   152,462
Accounts receivable, less allowance for doubtful accounts of
 $13,546, $30,273 and $30,273 (unaudited) as of December 31,
 1994 and 1995 and June 30, 1996, respectively                       1,624,977       3,521,089       3,828,086
Inventories (note 4)                                                 1,009,885       2,605,397       2,714,088
Refundable income tax                                                        0          40,061           2,368
Prepaid expenses                                                        98,446         105,459         164,871
    Total current assets                                             3,175,151       7,005,688       6,861,875
Property and equipment, net (notes 5 and 12)                         2,827,824       5,436,503       5,691,506
Goodwill, net of accumulated amortization of $30,002, $180,267 and $331,265 (unaudited) as of December 31, 1994 and 1995 and
 June 30, 1996, respectively (notes 2 and 3)                         1,800,752       3,790,747       8,197,894
Other assets, net of accumulated amortization of $4,299,
 $170,148
 and $339,633 (unaudited) as of December 31, 1994 and 1995
 and June 30, 1996, respectively                                        74,763       1,215,549       1,600,296
                                                                    $7,878,490     $17,448,487     $22,351,571
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                                    $  917,829     $ 2,057,063     $ 2,174,964
Demand notes payable (note 7)                                          282,535         900,318         376,682
Current maturities of notes payable to related parties (note 6)         60,000         160,000               0
Current maturities of long-term debt (note 10)                         335,826       5,107,859       7,898,331
Current maturities of capital lease obligations (note 12)               53,147          79,072          83,852
Current maturities of deferred payment obligations (note 2)            703,893               0               0
Accrued liabilities (note 8)                                           358,041         650,673         866,831
Income taxes payable                                                    91,917               0               0
Deferred income taxes (note 11)                                        278,000         237,500         235,000
    Total current liabilities                                        3,081,188       9,192,485      11,635,660
Notes payable to related parties (note 6)                              450,000         300,000         300,000
Long-term debt, less current maturities (note 10)                      428,263       1,801,674       2,428,843
Subordinated debentures (note 9)                                             0       2,000,000       2,000,000
Capital lease obligations, less current maturities (note 12)           136,177          73,425         112,788
Deferred payment obligations (note 2)                                  835,018               0               0
Deferred income taxes (note 11)                                        324,000         629,200         645,600
Stockholders' equity (notes 2, 14, 15 and 16):
  Preferred stock, $.01 par value. Authorized 5,000,000 shares;
   1,485,009, 2,183,424 and 2,183,424 (unaudited) shares issued and outstanding as of December 31, 1994 and 1995 and
   June 30, 1996, respectively                                          14,850          21,834          21,834
  Common stock, $.01 par value. Authorized 20,000,000 shares;
   1,025,000, 1,081,292 and 1,081,292 (unaudited) shares issued and outstanding as of December 31, 1994 and 1995 and
   June 30, 1996, respectively                                          10,250          10,813          10,813
  Additional paid-in capital                                         2,909,817       5,543,449       8,631,601
  Accumulated deficit                                                 (311,073)     (2,124,393)     (3,435,568)
    Total stockholders' equity                                       2,623,844       3,451,703       5,228,680
Commitments (notes 12, 13, 14, 15, and 16)
                                                                    $7,878,490     $17,448,487     $22,351,571



See accompanying notes to consolidated financial statements.



                        PALLET RECYCLING ASSOCIATES OF
                     NORTH AMERICA, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS




                                    PERIOD FROM
                                   MARCH 2, 1993                                                SIX-MONTH
                                      (DATE OF                                                PERIODS ENDED
                                     INCEPTION)         YEARS ENDED DECEMBER 31,                 JUNE 30,
                                  TO DECEMBER 31,
                                        1993              1994            1995            1995             1996
                                                                                               (UNAUDITED)

Net sales                            $        0        $9,843,791     $30,003,509      $12,263,024     $18,424,246
Cost of sales                                 0         7,035,909      23,939,773        9,680,073      14,150,818
   Gross profit                               0         2,807,882       6,063,736        2,582,951       4,273,428
Selling, general, and
 administrative expenses:
  Operating subsidiaries                      0         1,481,120       3,775,742        1,596,924       2,858,469
  Corporate                             196,241         1,337,029       2,725,196        1,196,892       1,594,921
  Amortization expense                    1,185            34,747         344,388          101,796         320,483
  Goodwill write-off (note 3)                 0                 0         538,331                0               0
    Total selling, general,
     and
     administrative expenses            197,426         2,852,896       7,383,657        2,895,612       4,773,873
    Operating loss                     (197,426)          (45,014)     (1,319,921)        (312,661)       (500,445)
Other income (expense):
  Interest income                        12,506            12,540          12,803           10,013             584
  Interest expense                          (12)          (67,322)       (687,095)        (180,315)       (731,762)
  Gain (loss) on sale of
   assets                                     0            15,087          (7,424)         (11,419)          1,371
  Other                                       0             7,568         113,317           55,874         (10,734)
   Total other income
   (expense)                             12,494           (32,127)       (568,399)        (125,847)       (740,541)
   Loss before income taxes            (184,932)          (77,141)     (1,888,320)        (438,508)     (1,240,986)
Income tax expense (benefit)
 (note 11)                                    0            49,000         (75,000)         (20,000)         70,189
   Net loss                          $ (184,932)       $ (126,141)    $(1,813,320)     $  (418,508)    $(1,311,175)
Net loss per share                   $     (.18)       $     (.06)    $      (.58)     $      (.15)    $      (.39)
Weighted average shares and
 common share equivalents
 outstanding                          1,054,133         1,945,071       3,118,379        2,837,494       3,400,301


See accompanying notes to consolidated financial statements.


                        PALLET RECYCLING ASSOCIATES OF
                     NORTH AMERICA, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                                          ADDITIONAL
                                          PREFERRED STOCK             COMMON STOCK          PAID-IN       ACCUMULATED
                                        SHARES      PAR VALUE     SHARES      PAR VALUE     CAPITAL         DEFICIT         TOTAL

Initial common stock issued for
 cash in 1993 at $.01 per share                0     $     0       750,000     $ 7,500     $   (1,500)   $         0    $     6,000
Common stock issued for cash in
 April through October 1993 at
 $4.00 per share, net of placement
 costs of $22,586                              0           0       250,000       2,500        974,914              0        977,414
Net loss                                       0           0             0           0              0       (184,932)      (184,932)
Balances as of December 31, 1993               0           0     1,000,000      10,000        973,414       (184,932)       798,482
Common stock issued for cash at
 $4.00 per share                               0           0        25,000         250         99,750              0        100,000
Preferred stock issued for
 acquisitions of companies             1,485,009      14,850             0           0      1,836,653              0      1,851,503
Net loss                                       0           0             0           0              0       (126,141)      (126,141)
Balances as of December 31, 1994       1,485,009      14,850     1,025,000      10,250      2,909,817       (311,073)     2,623,844
Common stock issued for
 acquisition of company                        0           0        56,292         563        584,869              0        585,432
Preferred stock issued for
 acquisition of companies                690,915       6,909             0           0      2,018,838              0      2,025,747
Preferred stock issued as down
 payment for acquisition                   7,500          75             0           0         29,925              0         30,000
Net loss                                       0           0             0           0              0     (1,813,320)    (1,813,320)
Balances as of December 31, 1995       2,183,424      21,834     1,081,292      10,813      5,543,449     (2,124,393)     3,451,703
Additional paid-in capital
 resulting from a disproportionate
 stock split                                   0           0              0            0      3,088,152              0    3,088,152
Net loss                                       0           0              0            0              0     (1,311,175)  (1,311,175)
Balances as of June 30, 1996
 (unaudited)                           2,183,424     $21,834      1,081,292      $10,813     $8,631,601    $(3,435,568) $ 5,228,680


See accompanying notes to consolidated financial statements.


                        PALLET RECYCLING ASSOCIATES OF
                     NORTH AMERICA, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                   PERIOD FROM
                                                                  MARCH 2, 1993
                                                                     (DATE OF
                                                                    INCEPTION)          YEARS ENDED DECEMBER 31,
                                                                 TO DECEMBER 31,
                                                                       1993              1994            1995


Cash flows from operating activities:
 Net loss                                                         $(184,932)      $(126,141)      $(1,813,320)
 Adjustments to reconcile net loss to net cash used
  in operating activities:
   Loss (gain) on sale of property and equipment                          0         (15,087)            7,424
   Depreciation                                                       2,007         152,665           449,996
   Amortization                                                       1,185          34,747           344,388
   Goodwill write-off                                                     0               0           538,331
   Deferred income taxes                                                  0         (26,428)         (116,000)
   Changes in operating assets and liabilities:
    Accounts receivable                                              (4,770)       (253,863)         (739,535)
   Inventories                                                            0        (352,509)       (1,104,280)
   Prepaid expenses                                                  (5,590)        (48,958)           26,421
   Accounts payable                                                  32,463         264,099           392,198
   Accrued liabilities                                               69,865        (123,624)          130,916
   Income taxes payable/refundable                                        0         104,291          (131,978)
      Net cash used in operating activities                         (89,772)       (390,808)       (2,015,439)
Cash flows from investing activities:
 Proceeds from sale of property and equipment                             0          38,013           130,947
 Purchase of property and equipment                                 (40,161)       (474,440)       (1,083,978)
 Proceeds from sale of marketable securities                              0         530,100                 0
 Purchase of marketable securities                                 (530,100)              0                 0
 Increase in other assets                                           (10,263)        (64,816)         (566,648)
 Cash paid and other costs incurred in acquisitions
  of companies, net of cash acquired                                      0        (132,234)         (506,899)
      Net cash used in investing activities                        (580,524)       (103,377)       (2,026,578)
Cash flows from financing activities:
 Cash payments for debt issuance costs                                    0               0          (459,927)
 Proceeds from demand notes payable                                       0          62,957           275,760
 Payments on demand notes payable                                         0          (2,763)         (364,265)
 Proceeds from notes payable to related parties                           0         515,000            20,414
 Payments on notes payable to related parties                             0               0           (86,967)
 Proceeds from issuance of long-term debt                                 0         134,086         5,634,561
 Principal payments on long-term debt                                     0        (167,537)       (1,165,560)
 Proceeds from subordinated debentures                                    0               0         2,000,000
 Principal payments on capital lease obligations                          0         (18,833)         (174,631)
 Payments on deferred payment obligations                                 0               0        (1,345,529)
 Net proceeds from issuance of common stock                         983,414         100,000                 0
      Net cash provided by financing activities                     983,414         622,910         4,333,856
      Net increase (decrease) in cash and cash equivalents          313,118         128,725           291,839
Cash and cash equivalents:
 Beginning of period                                                      0         313,118           441,843
 End of period                                                     $313,118        $441,843          $733,682
Supplemental disclosures of cash flow information:
 Cash paid during period for interest                                   $12         $56,521          $460,450
 Cash paid during period for income taxes                                 0          45,719            85,478
Supplemental schedule of non-cash investing and
 financing activities:
 Equipment acquired under capital lease                                   0          96,218            99,560
 Common stock issued for acquisition of companies                         0               0           585,432
 Preferred stock issued for acquisition of companies                      0       1,851,503         2,025,747
 Preferred stock issued as down payment for
  acquisition of company                                                  0               0            30,000
 Deferred payment obligations incurred in
  acquisition of companies                                                0       1,538,911           641,636
 Long-term debt incurred in acquisition of companies                      0               0           211,020
 Long-term debt incurred to repay deferred payment
  obligations                                                             0               0           835,018
 Goodwill as a result of a stock split                                    0               0                 0
 Goodwill as a result of the purchase of puts and
  registration rights through the issuance of debt                        0               0                 0


WIDE TABLE CONTINUED FROM ABOVE


                                                                              SIX-MONTH
                                                                            PERIODS ENDED
                                                                               JUNE 30,

                                                                     1995                1996
                                                                             (UNAUDITED)

Cash flows from operating activities:
 Net loss                                                         $(418,508)      $(1,311,175)
 Adjustments to reconcile net loss to net cash used
  in operating activities:
   Loss (gain) on sale of property and equipment                     11,419            12,985
   Depreciation                                                     179,919           308,453
   Amortization                                                     101,796           320,483
   Goodwill write-off                                                     0                 0
   Deferred income taxes                                             63,500                 0
   Changes in operating assets and liabilities:
    Accounts receivable                                            (638,461)         (256,111)
   Inventories                                                     (275,789)           58,822
   Prepaid expenses                                                  (6,995)          (53,087)
   Accounts payable                                                 380,311          (151,216)
   Accrued liabilities                                              (49,279)          195,318
   Income taxes payable/refundable                                 (188,989)           37,693
      Net cash used in operating activities                        (841,076)         (837,835)
Cash flows from investing activities:
 Proceeds from sale of property and equipment                        67,680            77,913
 Purchase of property and equipment                                (551,625)         (418,568)
 Proceeds from sale of marketable securities                              0                 0
 Purchase of marketable securities                                        0                 0
 Increase in other assets                                          (338,938)         (370,386)
 Cash paid and other costs incurred in acquisitions
  of companies, net of cash acquired                               (419,317)         (770,815)
      Net cash used in investing activities                      (1,242,200)       (1,481,856)
Cash flows from financing activities:
 Cash payments for debt issuance costs                                    0          (258,847)
 Proceeds from demand notes payable                                  12,042                 0
 Payments on demand notes payable                                   (42,011)         (523,636)
 Proceeds from notes payable to related parties                      93,998                 0
 Payments on notes payable to related parties                             0          (160,000)
 Proceeds from issuance of long-term debt                           335,174         3,192,275
 Principal payments on long-term debt                              (185,224)         (465,041)
 Proceeds from subordinated debentures                            2,000,000                 0
 Principal payments on capital lease obligations                    (38,955)          (46,280)
 Payments on deferred payment obligations                           (50,000)                0
 Net proceeds from issuance of common stock                               0                 0
      Net cash provided by financing activities                   2,125,024         1,738,471
      Net increase (decrease) in cash and cash equivalents           41,748          (581,220)
Cash and cash equivalents:
 Beginning of period                                                441,843           733,682
 End of period                                                     $483,591          $152,462
Supplemental disclosures of cash flow information:
 Cash paid during period for interest                               $84,754          $505,356
 Cash paid during period for income taxes                            90,274            32,307
Supplemental schedule of non-cash investing and
 financing activities:
 Equipment acquired under capital lease                              16,000            61,261
 Common stock issued for acquisition of companies                   585,432                 0
 Preferred stock issued for acquisition of companies              2,013,747                 0
 Preferred stock issued as down payment for
  acquisition of company                                                  0                 0
 Deferred payment obligations incurred in
  acquisition of companies                                          641,636                 0
 Long-term debt incurred in acquisition of companies                 85,000           690,407
 Long-term debt incurred to repay deferred payment
  obligations                                                             0                 0
 Goodwill as a result of a stock split                                    0         3,088,152
 Goodwill as a result of the purchase of puts and
  registration rights through the issuance of debt                        0           236,882



See accompanying notes to consolidated financial statements.


                        PALLET RECYCLING ASSOCIATES OF
                     NORTH AMERICA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (UNAUDITED AS TO JUNE 30, 1996 DATA)



(1)  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Pallet Recycling Associates of North America, Inc. and subsidiaries (the Company) was incorporated in March 1993 with the intent of forming a national pallet recycling company through the acquisition of pallet recycling companies throughout the United States. During 1994, the Company acquired seven pallet recycling companies and started one other production facility. During 1995, the Company acquired two pallet recycling companies and acquired the assets of four additional pallet recycling operations.

The Company builds, refurbishes, and distributes wooden pallets for use in a variety of industries. The Company's headquarters are in Roseville, Minnesota with twenty production facilities located in fifteen states. The Company sells its products on an unsecured basis primarily to customers in a wide range of businesses, generally within a 150-mile radius of its production facilities. The Company's ability to collect the amounts due from customers is affected by economic conditions within these areas.

CONSOLIDATION

The consolidated financial statements include the accounts of Pallet Recycling Associates of North America, Inc., its wholly-owned subsidiary PRANA Holdings, Inc., and its thirteen wholly-owned subsidiaries after elimination of all significant intercompany accounts and transactions.


REVENUE RECOGNITION



The Company recognizes sales and the related cost of sales on the accrual basis of accounting at the time the new, recycled, or repaired pallets or pallet by-products are shipped to or picked up by customers. Brokerage pallet sales are recognized when shipments are received by the customers.



CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of first in, first out (FIFO) cost or market.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over estimated lives as follows:

Leasehold improvements              4-10 years
Furniture and fixtures               3-7 years
Equipment                           7-15 years
Transportation equipment            5-10 years

GOODWILL

Goodwill represents the amount paid in excess of the fair market value of assets acquired of purchased businesses and is amortized using the straight-line method over a term of 20 years.

RECOVERABILITY OF LONG-LIVED ASSETS TO BE HELD AND USED IN THE BUSINESS

The Company has adopted Statement of Accounting Standards No. 121 (SFAS No.
121), ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, for purposes of determining and measuring impairment of certain long-lived assets to be held and used in the business (see note 3).

The Company reviews its property and equipment, identifiable intangibles and goodwill related to those assets to be held and used in the business for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company considers a history of operating losses within an individual operating company in excess of one year since being acquired by the Company as the primary indicator of potential impairment. The Company considers an asset to be impaired if a forecast of undiscounted future operating cash flows related to an individual operating company is less than its carrying amount. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying amount of the net asset exceeds its fair value. An estimate of fair value is based on the best information available, which is generally determined by estimating the present value of expected future cash flows using the Company's incremental borrowing interest rate as the discount rate.


OTHER ASSETS



Other assets consist primarily of deposits, non-compete agreements, debt issuance costs and capitalized acquisition costs related to the pending acquisitions.



The non-compete agreements are amortized using the straight-line method over the term of the non-compete agreements.



Debt issuance costs are amortized using the straight-line method over the length of the agreements. In 1995, the Company capitalized approximately $460,000 of debt issuance costs. The unamortized balance as of December 31, 1995 is approximately $331,000.



Capitalized acquisition costs consist primarily of legal and accounting costs related to the pending acquisitions (see note 15). These costs are included as part of the purchase price upon the closure of the related acquisition. In the event that a pending acquisition is not finalized, these costs will be expensed in the period it becomes probable that the acquisition will not occur.



PREFERRED STOCK


On February 18, 1994, the Company designated 1,485,009 shares of the Company's common stock as preferred stock to be issued in series alphabetically (Class One Preferred Stock). On April 12, 1995, the Company designated 687,916 of the Company's common stock as Class Two Preferred Stock. Class One (all series) and Class Two Preferred Stock have the same features including a par value of $.01 per share, are entitled to one vote on all matters voted on by common stockholders, have preference over common stock in the event of liquidation of the Company and are automatically converted to one share of the Company's common stock upon completion of an initial public offering.


On September 27, 1995, the Company designated 2,827,075 shares of the Company's common stock as Class Three Preferred Stock. The preferred stock has a par value of $.01 per share, is entitled to one vote on all matters voted on by common stockholders, and is automatically converted to one share of the Company's common stock upon completion of an initial public offering. The Class Three Preferred Stock has a $.10 per share preference over common stock in the payment of any cash dividends by the Company and has a $10.00 per share preference over common stock in the receipt of cash or other property upon the complete liquidation of the Company.

The number of outstanding preferred shares is as follows:

                        DECEMBER 31
                    1994          1995
Class One         1,485,009     1,485,009
Class Two                 0       687,915
Class Three               0        10,500
                  1,485,009     2,183,424



INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

NET LOSS PER SHARE


Net loss per share is determined by dividing the net loss by the weighted average number of shares of common share, preferred share and common share equivalents outstanding. Common share equivalents result, under Securities and Exchange Commission rules, from shares sold or options and warrants granted within 12 months prior to the date of an initial public offering at per share prices less than that of the initial public offering (assumed to be $4.50 per share). Accordingly, 135,585 shares related to options and warrants granted have been treated as common share equivalents for all periods presented on the consolidated statements of operations. Preferred shares are included in the weighted average shares outstanding as they automatically convert to an equal number of common shares upon completion of an initial public offering.



The following is a summary of the weighted average common and preferred shares outstanding and common share equivalents:



                                       PERIOD FROM MARCH 2, 1993          YEAR ENDED
                                        (DATE OF INCEPTION) TO            DECEMBER 31
                                           DECEMBER 31, 1993          1994          1995

Weighted average shares outstanding              918,548            1,809,486     2,982,794
Common share equivalents                         135,585              135,585       135,585
                                               1,054,133            1,945,071     3,118,379


ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash equivalents approximates market due to the short-term nature of the investments. The carrying value of debt approximates market, as the substantial majority of debt carries interest rates that approximate market.


UNAUDITED FINANCIAL INFORMATION



In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of June 30, 1996 and the results of operations and cash flows for the six-month periods ended June 30, 1995 and 1996, as presented in the accompanying unaudited interim financial statements.



(2)  ACQUISITIONS

1994

In 1994, the Company acquired seven companies summarized as follows:

                                  ACQUISITION TYPE        DATE ACQUIRED

Otto Packaging, Inc.              Stock purchase         January 1, 1994
BVS, Inc.                         Stock purchase         February 1, 1994
Harris Supply Company             Stock purchase         April 1, 1994
Pallet City, Inc.                 Stock purchase         June 1, 1994
Quality Pallet, Inc.              Stock purchase         December 1, 1994
Pallet Source, Inc.               Stock purchase         December 1, 1994
Hurt's Pallet & Sales, Inc.       Stock purchase         December 1, 1994


All of the acquisitions have been accounted for by the purchase method and, accordingly, the aggregate acquisition costs have been allocated to the net assets acquired based on the fair values of such assets at the acquisition date. In connection with these acquisitions, the Company issued 1,485,009 shares of Series A through Series G Preferred Stock, which were independently valued. A summary of the purchase price paid, net assets acquired, and goodwill recorded on the acquisitions is as follows:


Preferred shares issued                                        $ 1,851,503
Cash paid and other acquisition costs, net of cash
 acquired                                                          132,234
Deferred payment obligations                                     1,538,911
 Total purchase price and acquisition costs                      3,522,648
Net assets acquired                                             (1,691,894)
Goodwill                                                       $ 1,830,754

Net assets acquired consist of the following:

Accounts receivable                $1,366,344
Inventories                           657,376
Prepaid expenses                       43,898
Refundable income taxes                12,374
Property and equipment              2,397,871
Other assets                            2,316
Accounts payable                     (621,267)
Notes payable to banks               (222,341)
Notes payable to related party        (45,000)
Accrued liabilities                  (411,800)
Capital lease obligations            (111,909)
Long-term debt                       (747,540)
Deferred tax liabilities             (628,428)
                                   $ 1,691,894


Certain companies acquired were non-taxable S-corporations. Upon acquisition, these entities were converted to a taxable C-corporation status. Accordingly, deferred taxes were recorded upon acquisition by the Company and included in the above summary of net assets acquired.



1995

During 1995, the Company acquired two pallet recycling companies in stock acquisitions and acquired the assets of four additional pallet recycling operations, summarized as follows:

                                                           ACQUISITION TYPE        DATE ACQUIRED

American Century Pallet Company, Inc.                      Asset purchase         April 1, 1995
Woodgo Enterprises, Inc.                                   Asset purchase         April 1, 1995
B&B Pallet Supply Company, Inc.                            Stock purchase         May 5, 1995
Skid Row Pallet (a division of Falcon Manufacturing)       Asset purchase         May 15, 1995
Pallet Supply Company, Inc.                                Stock purchase         June 1, 1995
Blue Light Pallet Company                                  Asset purchase         October 30, 1995


All of the acquisitions have been accounted for by the purchase method and, accordingly, the aggregate acquisition costs have been allocated to the net assets acquired based on the fair values of such assets at the acquisition date. In connection with these acquisitions, the Company issued 687,915 shares of its Class Two Preferred Stock, 3,000 shares of its Class Three Preferred Stock, and 56,292 shares of its Common Stock, which were independently valued. A summary of the purchase price paid, net assets acquired, and goodwill recorded on the acquisitions is as follows:


Class Two Preferred Stock issued               $ 2,013,747
Class Three Preferred Stock issued                  12,000
Common Stock issued                                585,432
Note issued                                        211,020
Cash paid and other acquisition costs,
 net of cash acquired                              506,899
Deferred payment obligations                       641,636
 Total purchase price and acquisition
 costs                                           3,970,734
Net assets acquired                             (1,263,809 )
Goodwill                                       $ 2,706,925


Net assets acquired consist of the following:

Accounts receivable                $1,156,577
Inventories                           491,232
Prepaid expenses                       33,434
Property and equipment              2,013,508
Noncompete agreements                 250,000
Accounts payable                     (747,036)
Notes payable to banks               (706,288)
Notes payable to related party        (16,553)
Long-term debt                       (630,405)
Accrued liabilities                  (161,716)
Capital lease obligations             (38,244)
Deferred tax liabilities             (380,700)
                                   $ 1,263,809


Certain companies acquired were non-taxable S-corporations. Upon acquisition, these entities were converted to a taxable C-corporation status. Accordingly, deferred taxes were recorded upon acquisition by the Company and included in the above summary of net assets acquired.


The following summarized, unaudited pro forma results of operations for the years ended December 31, 1994 and 1995 assume the acquisitions occurred as of the beginning of the respective years:

                                    1994             1995

Net sales                       $19,396,000     $ 35,460,000
Net income (loss)                   205,000      (1,371,000)
Net income (loss) per share             .11            (.44)


(3)  IMPAIRMENT OF GOODWILL

As described in note 1, the Company has adopted SFAS No. 121. A charge of $538,331 was recorded in 1995 which represented the unamortized goodwill balances related to two operating companies acquired on December 1, 1994. These companies have incurred continuing operating losses since acquisition and are expected to incur future operating losses. The charge recorded in 1995 represents the expected non-recovery of the goodwill related to these companies, determined by using the estimated discounted future cash flows of these companies' operations. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

(4)  INVENTORIES

Inventories consist of the following:

                         DECEMBER 31             JUNE 30,
                      1994          1995           1996
                                                (UNAUDITED)

Raw materials      $  482,385    $  961,886     $1,002,014
Finished goods        527,500     1,643,511      1,712,074
                   $1,009,885    $2,605,397     $2,714,088


(5)  PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                         DECEMBER 31
                                     1994           1995

Leasehold improvements            $  213,119     $  475,572
Furniture and fixtures               164,009        412,705
Equipment                          1,861,550      3,833,759
Transportation equipment             742,634      1,314,403
                                   2,981,312      6,036,439
Less accumulated depreciation       (153,488)      (599,936)
                                  $2,827,824     $5,436,503


(6)  NOTES PAYABLE TO RELATED PARTIES


The Company had seven unsecured notes payable to related parties totaling $510,000 as of December 31, 1994 with interest rates ranging from 10% to 11%. The Company has four unsecured notes payable to related parties totaling $460,000 as of December 31, 1995, of which $160,000 is due in 1996 and $300,000 is due in 1997. Interest on these notes payable is 10% and is payable quarterly.



(7)  DEMAND NOTES PAYABLE



The Company has a demand note payable totaling $212,957 and $250,000 as of December 31, 1994 and 1995, respectively. Interest on the note payable is 1% above the prime interest rate and is payable monthly. The note is secured by substantially all assets of a certain subsidiary of the Company.



The Company also has demand notes payable totaling $69,578 and $650,318 as of December 31, 1994 and 1995, respectively, with various short-term maturities. Interest on these notes payable ranges from 8% to 11% and is payable monthly. $500,000 of the notes payable in 1996 are personally guaranteed by the former owner of one of the Company's subsidiaries and the remaining notes are secured by equipment of certain subsidiaries of the Company.



(8)  ACCRUED LIABILITIES

Accrued liabilities consist of the following:


                                                DECEMBER 31
                                             1994          1995

Accrued compensation and related taxes     $234,960      $343,856
Accrued interest                             10,811       237,456
Other                                       112,270        69,361
                                           $358,041      $650,673


(9)  SUBORDINATED DEBENTURES


The Company has $2,000,000 of convertible, subordinated debentures outstanding as of December 31, 1995. The debentures bear interest at 10.25%, payable quarterly, and are convertible at any time prior to maturity at the option of the holder into the Company's common stock at a conversion price equal to the lesser of 75% of the offering price in an initial public offering or $7.50. The debentures are redeemable at the option of the Company prior to March 31, 1998 only if the Company has completed an initial public offering of its common stock, the shares of its common stock are listed or admitted for quotation on a national securities exchange or quotation system, and the closing price of such shares is greater than three times the offering price of such shares in the initial public offering for a period of twenty or more consecutive days. The entire principal amount of the debentures is due and payable on March 31, 1998, unless the debentures are previously redeemed or converted. The debentures also contain a covenant which prohibits the Company from the payment of a cash dividend in respect to the Company's common or preferred stock.



(10) LONG-TERM DEBT

Long-term debt consists of the following:

                                                                                    DECEMBER 31
                                                                               1994           1995

Note payable to bank in monthly installments of $7,287 including interest at 8.75%, final installment due June 1997, secured by substantially all
 assets of one of the Company's subsidiaries                                 $  190,526    $   116,115

Note payable to bank in monthly installments of $3,709 plus interest at
 9.05%, final installment due June 1997, secured by funds, deposits, and
 other property of one of the Company's subsidiaries                            68,171          28,200

Note payable to bank in monthly installments of $4,798 including interest at 9.40%, final installment due November 1998, secured by all funds,
 deposits, and other property of one of the Company's subsidiaries                   0          97,883

Note payable to an individual with principal plus interest at 7% due in January 1996, secured by substantially all the equipment of
 one of the Company's subsidiaries                                                   0         126,020

Note payable to an individual in monthly installments of $2,075
 including interest at 8%, final installment due April 1999                          0          72,655

Note payable to an individual in monthly installments of $714
 including interest at 10%, final installment due July 2000                          0          31,242

Notes payable to individuals with maturity dates ranging from July 1996
 through January 1997, with interest at 10% payable annually                    50,000       1,967,000

Financing agreement with the Company's primary lender with a line of credit of $2,600,000, principal balance due February 1998, interest payable monthly at the bank's base rate plus 3%. The line also contains a provision whereas interest accrues at 9% and is convertible into warrants to purchase the Company's common stock. The number of warrants to be granted equals the total accrued interest at the date of an initial public offering of the Company's common stock divided by the offering price per share. The warrants expire five years from the date of issue 0 2,117,817

Notes payable to bank in monthly installments of $27,249 plus interest at the bank's base rate plus 1.75%, final balloon installment of $354,237 plus interest due December 1998, secured by receivables,
 inventory and fixed assets of certain subsidiaries                                  0       1,392,813

Notes payable to individuals with interest payable quarterly at 10% and
 principal due August 1996                                                           0         835,018

Other notes payable to banks in monthly installments totaling $5,557 including interest ranging from 7.25% to 16%, expiring through
 September 1999, secured by certain assets of the operating subsidiaries       163,865         124,770

Notes paid during 1995                                                         291,527               0

                                                                               764,089       6,909,533

Less current portion                                                          (335,826)     (5,107,859)


                                                                             $ 428,263     $ 1,801,674

Maturities of long-term debt as of December 31, 1995 are as follows:



Twelve months ending December 31
 1996                                $ 5,107,859
 1997                                  1,602,827
 1998                                    169,207
 1999                                     24,809
 2000                                      4,831
                                     $ 6,909,533


In addition to the $2,600,000 line of credit listed in the above table, the Company has lines of credit with its primary lender totaling $1,850,000, interest payable monthly at the bank's base rate plus 1.25%. These lines of credit are secured by receivables, inventory, fixed assets, and general intangibles of certain subsidiaries. Amounts borrowed under these lines were $84,813 as of December 31, 1995.

The terms of the lines of credit contain, among other provisions, requirements for maintaining certain financial ratios, net worth and net income levels, and limitations on capital expenditures, cash transfers, and related party receivables.


The Company failed to meet certain covenants related to the above financing agreements. On April 23, 1996, the Company's bank waived all prior covenant violations, canceled the covenants and amended the finance agreements to establish new covenants. The new covenants established requirements for the Company to maintain certain financial ratios, net worth and net income levels, and limitations on capital expenditures, cash transfers and related party receivables. As of the most recent debt covenant compliance date, the Company was out of compliance with several of the new covenants (See Note 17).

As of August 30, 1996, the Company was in default on $800,000 of notes payable to individuals (See Note 17).


(11) INCOME TAXES

Components of the provision for income taxes are as follows:

                       CURRENT       DEFERRED       TOTAL

December 31, 1994:
 Federal               $     0      $  27,000      $ 27,000
 State                   9,000         13,000        22,000
                       $ 9,000      $  40,000      $ 49,000
December 31, 1995:
 Federal                     0        (95,000)      (95,000)
 State                  37,000        (17,000)       20,000
                       $37,000      $(112,000)     $(75,000)


The provision for income taxes varied from the expected federal statutory rate as follows:

                                                         DECEMBER 31
                                                       1994           1995
Expected federal tax recovery using statutory
 rate of 34%                                       $(26,000)     $(642,000)
Increase (reduction) in taxes resulting from:
 Change in valuation allowance                       39,800        231,500
 Nondeductible acquisition costs                     41,000         39,600
 Goodwill amortization                               10,000         59,500
 Goodwill write-off                                       0        183,000
 State taxes, net of federal benefit                 15,000         13,400
 Other                                              (30,800)        40,000
                                                   $ 49,000      $ (75,000)


As of December 31, 1995, the Company had a net operating loss carryforward of approximately $965,000. If not utilized to offset future taxable income, this carryforward will begin to expire in 2008.


The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability are as follows:


                                            DECEMBER 31
                                        1994           1995
Deferred tax assets:
 Accounts payable                     $ 106,400      $       0
 Net operating loss carryforward        113,400        385,800
 Inventories                                  0         52,800
 Other                                   10,900         32,300
                                        230,700        470,900
Less valuation allowance               (113,400)      (385,800)
                                        117,300         85,100
Deferred tax liabilities:
 Accounts receivable                   (246,300)             0
 Inventories                            (97,600)             0
 Property and equipment                (354,900)      (866,700)
 Other                                  (20,500)       (85,100)
                                       (719,300)      (951,800)
Net deferred tax liabilities          $(602,000)     $(866,700)


The Company has recorded a valuation allowance with respect to the net operating loss carryforward reflected as a deferred tax asset due to the uncertainty of its ultimate realization.



(12) LEASES

The Company has several capital leases with monthly payments totaling $7,652 including imputed interest ranging from 2.87% to 14.60%. These leases have various expiration dates through October 2000. In addition, the Company has several operating leases. Minimum lease commitments as of December 31, 1995 are as follows:

                                                             OPERATING
                                       CAPITAL     RELATED PARTIES      OTHER
1996                                   $ 90,402      $  553,556       $  768,511
1997                                     47,334         566,464          637,896
1998                                     26,295         563,567          388,513
1999                                      3,667         561,086          289,594
2000                                      2,444         566,240           97,605
Thereafter                                    0       2,192,496          188,000
                                        170,142      $5,003,409       $2,370,119
Less amounts representing interest      (17,645)
                                        152,497
Less current maturities                 (79,072)
                                       $ 73,425

Capital leases included in property and equipment are as follows:

                                       DECEMBER 31
                                    1994          1995
Cost                              $201,236      $203,393
Less accumulated depreciation       (2,767)      (10,619)
                                  $198,469      $192,774

Rent expense is as follows:

          RELATED PARTIES     OTHER       TOTAL
1993         $      0       $ 12,462    $   12,462
1994          214,000        401,555       615,555
1995          438,675        928,894     1,367,569

(13) EMPLOYMENT COMMITMENTS

The Company has entered into employment agreements with members of its management and key employees at its subsidiaries. The commitments under these employment agreements as of December 31, 1995, are summarized as follows:

                                SUBSIDIARIES'
                 MANAGEMENT       EMPLOYEES         TOTAL
1996             $1,114,500      $  744,409       $1,858,909
1997                542,500         669,441        1,211,941
1998                432,692         550,120          982,812
1999                422,500         314,005          736,505
2000                321,516          57,800          379,316
Thereafter          400,000          52,891          452,891
                 $3,233,708      $2,388,666       $5,622,374


(14) STOCK OPTIONS AND WARRANTS

STOCK OPTION PLAN

The Pallet Recycling Associates of North America, Inc. 1995 Long-term Incentive and Employee Stock Option Plan (Option Plan) allows for the grant of options to officers and employees of the Company and its subsidiaries to purchase common shares at an exercise price not less than 100% of fair market value on the dates of grant. The Option Plan also provides for grants of stock appreciation rights, restricted stock awards, and performance awards. Outstanding options as of December 31, 1995, consisted of 145,250 options with exercise prices ranging from $4.00-$20.00.


On August 30, 1996, the Company canceled all outstanding options that existed as of December 31, 1995 and re-issued new options. After re-issuance the outstanding options can be summarized as follows:




                     TOTAL                                                EXERCISE
                    SHARES      OPTIONS      OPTIONS      OUTSTANDING     PRICE PER
 YEAR OF GRANT      GRANTED     EXPIRED     EXERCISED       OPTIONS         SHARE
1996                495,000        0            0           495,000         $3.60



The above options vest from 1996 to 1998.



WARRANTS

In connection with certain loans to the Company made or to be made pursuant to loan commitments, or the private placement of the Company's promissory notes, the Company has issued and may issue in the future warrants to purchase shares of the Company's common stock. Outstanding warrants issued as of December 31, 1995 are as follows:


                                                                             EXERCISE
                     TOTAL      WARRANTS     WARRANTS      OUTSTANDING      PRICE PER       EXPIRATION
 YEAR OF GRANT      GRANTED     EXPIRED      EXERCISED      WARRANTS          SHARE            DATE
1994                 7,500         750           0            6,750       $   20.00            1997

1995                 7,775         625           0            7,150       $   20.00            1998

1995                 6,917           0           0            6,917       $   36.00            1998

1995                14,347           0           0           14,347       $   32.00            1998

1995                27,394           0           0           27,394       Lesser of            1998
                                                                          $24.00 or
                                                                          60% of initial
                                                                          public
                                                                           offering price

                    63,933       1,375           0           62,558



At various dates from January 1, 1996 through June 25, 1996, the Company granted warrants to purchase an additional 491,933 shares of common stock as follows:



 OUTSTANDING
   WARRANTS                  EXERCISE PRICE PER SHARE                EXPIRATION DATE

      2,625      $    20.00                                               1999

     12,500     Initial public offering price                             1999

     60,000     Greater of $5.00 or 100% of the price in the Company's    2001
                next Qualified Financing (initial public offering of
                common stock or private sale of at least $1,500,000 of
                the Company's equity or debt) (See note 16(c)(ii))

    300,000     Greater of $5.00 or 75% of the price in the               2001
                Company's next Qualified Financing (See note
                16(c)(ii))

        729     Lesser of $24.00 or 67% of initial public                 1999
                offering price

      7,063     Lesser of $20.00 or 50% of initial public                 2000
                offering price

    109,016     Lesser of $6.40 or 80% of initial public offering         2001
                price (See note 16(c)(iii))




(15) COMMITMENTS



On October 26, 1995, the Company entered into an agreement to purchase all of the outstanding stock of Indy Pallet Company, Inc. (together with Specialty Pallet Company, Inc., the Pending Acquisition), a pallet recycling company located in Indianapolis, Indiana. The sales agreement has closed into escrow, pending funding by the Company. To complete the transaction funding of the escrow agreement must be completed prior to October 31, 1996.



On June 7, 1996, the Company entered into an agreement to purchase all of the outstanding stock of Pallet Outlet Company, Inc., a pallet recycling company with locations in Biglerville and York, Pennsylvania. The sales agreement has closed into escrow, pending funding by the Company.

As of June 30, 1996, an agreement the Company had entered into with Pallet Factory, Inc. to purchase all of their outstanding stock expired. The stockholders of Pallet Factory, Inc., decided not to extend the existing agreement. As is the Company's policy, approximately $100,000 of acquisition related costs, including accounting and legal fees, which had been capitalized in anticipation of completion of the purchase, were expensed as corporate selling and administrative costs.



The Company is obligated to pay approximately $2,890,000, issue 250,000 shares of common stock and issue $1,200,000 in debt to consummate the above transactions. The Company must also repay $605,000 in stockholder debt related to the above transactions.



(16) SUBSEQUENT EVENTS

(a) ACQUISITIONS


       On February 15, 1996, the Company purchased all of the outstanding stock of Diamond Pallet, Inc., a pallet recycling company located in Stockton, California, in exchange for cash and notes payable. The notes are payable to the former owners of Diamond Pallet, Inc. in monthly installments of $3,861 including interest at 8%, with the final installment due in February, 2001. The notes are secured by all of the equipment of Diamond Pallet, Inc.



       On April 25, 1996, the Company purchased the equipment and inventory of Metroplex Wood Products (a sole proprietorship), a pallet recycling company located in Fort Worth, Texas, in exchange for cash and notes payable. These notes are payable in monthly installments of $10,138 including interest at 8%, with the final installment due in April 2001. The note is secured by the equipment and inventory purchased.



       The Company paid approximately $725,000 in cash and issued notes of approximately $690,000 to complete the above acquisitions.



(b) STOCKHOLDERS' EQUITY

       Dollar, share, and per share amounts in the accompanying financial statements have been adjusted retroactively, where appropriate, to reflect a 1-for-8 common stock split and a 1-for-2 preferred stock and stock warrant split effected on April 4, 1996, as approved by the board of directors on March 29, 1996.


       As a result of the disproportionate stock split between the common and preferred shares, additional goodwill and additional paid-in capital of approximately $3,088,000 was recorded on April 4, 1996. The disproportionate stock split effectively resulted in additional consideration being given to the previous owners of certain businesses that were acquired by the Company in 1994 and 1995 through the issuance of preferred stock. The additional goodwill will be amortized over the remaining lives of the original goodwill generated from individual businesses that were acquired through the issuance of preferred stock.



(c) FINANCING


       (i) On March 4, 1996, the Company has signed a letter of intent with an underwriter to conduct an initial public offering during 1996. The Company is obligated to pay the expenses of the underwriter relating to this anticipated offering.



       (ii) The Company completed a private debt placement on April 23, 1996 for $1,500,000. The debt carries an interest rate of prime plus 3% and matures on April 23, 1997 or upon the completion of an initial public offering or other qualified offering. The Company issued 360,000 warrants of the Company's common stock in connection with this private debt placement (See note 14).



       (iii) Through June 25, 1996, the Company obtained agreements to extend the term of notes aggregating $1,485,018 for a period of one year. The Company issued 109,016 warrants to purchase the Company's common stock in connection with these agreements (See note 14).



(17) GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has had recurring net losses since inception. As discussed in note 10, the Company is in default on the payment of notes to individuals with a principal balance of approximately $800,000 as of August 30, 1996, and is not in compliance with certain covenant terms contained in its long-term debt agreements with its primary lender. The outstanding balances related to these agreements were approximately $4,300,000 as of August 30, 1996. As a result of these events, the indebtedness is classified as current and as a result the Company has a working capital deficit.



The Company has filed for an initial public offering of its common stock. Proceeds from the offering, if completed, will be used to complete the pending acquisitions, repay outstanding debt including the notes to individuals as to which the Company is in default, additional acquisitions, working capital, and general corporate purposes. The Company's management believes that the net proceeds of the offering, cash generated from operations, and borrowing capacity under credit facilities will be sufficient to satisfy the Company's operating cash requirements for the foreseeable future. Additionally, management is working with its individual debt holders to extend their notes. As of August 30, 1996, management has been successful in extending approximately $1,485,000 of approximately $3,152,000 in notes payable to individuals which have due dates between July of 1996 and April of 1997. Management is in discussions with the Company's primary lender to amend the loan covenants. No demand for payment has been made for any of the indebtedness for which the Company is in default or for which the Company is currently out of compliance.


                          INDEPENDENT AUDITOR'S REPORT


To The Stockholders
Otto Packaging, Inc.
St. Paul, Minnesota

      We have audited the accompanying balance sheets of Otto Packaging, Inc. (an S corporation) as of December 31, 1993 and 1992, and the related statements of earnings, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Otto Packaging, Inc. as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                     SCHUTTA, NELSON & ZEMBAL, LTD.


Certified Public Accountants
February 4, 1994


                             OTTO PACKAGING, INC.
                                BALANCE SHEETS
                          DECEMBER 31, 1992 AND 1993
                                    ASSETS
                               (NOTES 3 AND 5)


                                                                   1993         1992
Current assets:
  Cash                                                           $ 75,842     $ 88,030
  Accounts receivable:
    Trade, less allowance for uncollectible accounts of
     $1,500 at
     December 31, 1993                                            146,331      157,677
    Other                                                           5,475        5,113
  Inventory                                                        32,557       28,494
  Prepaid expenses                                                 17,328       26,841
      Total current assets                                        277,533      306,155
Other assets:
  Cash value of life insurance                                                  14,998
Leasehold improvements and equipment, at cost:
  Leasehold improvements                                           99,363       99,363
  Furniture and equipment                                          56,176       64,918
  Factory equipment                                               336,721      325,585
  Vehicles/trailers                                               300,778      334,525
                                                                  793,038      824,391
  Less accumulated depreciation and amortization                  446,548      396,875
                                                                  346,490      427,516
                                                                 $624,023     $748,669
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable:
    Trade                                                        $ 55,408     $ 42,289
    Related party (note 2)                                         12,500       11,000
  Accrued salaries and payroll taxes                               10,105       19,548
  Sales tax payable                                                   867          563
  Current portion of long-term debt (note 5)                      122,440      128,009
      Total current liabilities                                   201,320      201,409
Long-term debt, less current portion (note 5)                     177,385      295,244
Commitments (notes 3 and 7)
Stockholders' equity:
  Common stock--$100 par value; 250 shares authorized; 10
   shares issued and outstanding                                    1,000        1,000
  Paid-in-capital                                                     590          590
  Retained earnings                                               243,728      250,426
                                                                  245,318      252,016
                                                                 $624,023     $748,669

See notes to financial statements.

                             OTTO PACKAGING, INC.
                            STATEMENTS OF EARNINGS
                     YEARS ENDED DECEMBER 31, 1992 AND 1993

                               1993           1992
Net sales                   $1,799,470     $1,690,863

Cost of sales                1,251,045      1,171,331

Gross margin                   548,425        519,532

Operating expenses             479,775        448,706

Income from operations          68,650         70,826

Other income (expense):

  Interest expense --
   net                         (27,774)       (29,174)

  Other                         (2,451)         4,475

                               (30,225)       (24,699)

Net earnings                $   38,425     $   46,127

See notes to financial statements.

                             OTTO PACKAGING, INC.
                STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                    COMMON STOCK       PAID-IN     RETAINED
                                  SHARES     AMOUNT    CAPITAL     EARNINGS
Balances at December 31, 1991      200       $1,000      $590      $245,169
  Net earnings                                                       46,127
  Distributions                                                     (40,870)
Balances at December 31, 1992      200        1,000       590       250,426
  Net earnings                                                       38,425
  Distributions                                                     (45,123)
Balances at December 31, 1993      200       $1,000      $590      $243,728

See notes to financial statements.

                             OTTO PACKAGING, INC.
                           STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1993 AND 1992

                                                              1993          1992
Cash flows from operating activities:
  Net earnings                                              $  38,425     $  46,127
  Adjustments to reconcile net earnings to net cash flow
   provided by operating activities:
    Depreciation and amortization                              82,987        83,820
    Net decrease in receivables, inventories and
     prepaids                                                  16,434         9,220
    Net increase (decrease) in payables and accrued
     expenses                                                   5,480       (37,620)
    Loss on disposal of assets                                  3,016           371
    Cash surrender value                                       (3,492)       (3,437)
Net cash flow provided by operating activities                142,850        98,481
Cash flows from investing activities:
  Capital expenditures                                        (17,077)     (164,819)
  Proceeds from asset disposals                                12,100        37,107
Net cash used in investing activities                          (4,977)     (127,712)
Cash flows from financing activities:
  Proceeds from long-term borrowings                            5,074       154,688
  Repayment of long-term debt                                (128,502)     (141,193)
  Stockholder distributions                                   (26,633)      (40,870)
Net cash used in financing activities                        (150,061)      (27,375)
Net decrease in cash and cash equivalents                     (12,188)      (56,606)
Cash and cash equivalents:
  Beginning of year                                            88,030       144,636
  End of year                                               $  75,842     $  88,030

See notes to financial statements.

                             OTTO PACKAGING, INC.
                        NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 1993 AND 1992

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BUSINESS ACTIVITY:

The Company acquires and refurbishes used wooden pallets for resale.

CONCENTRATION OF CREDIT RISK:

Most of the Company's business activity consists of customers located within Minnesota. Collateral is generally not required. The Company specifically charges-off potential credit losses and such losses have been within management's expectations.

The Company invests its excess cash deposits with local financial institutions. The Company has not experienced losses related to these deposits.

INVENTORY:

Inventory consists primarily of rebuilt and refurbished wooden pallets. Inventory is valued at average acquisition cost plus average refurbishing and overhead costs which approximates lower of cost or market.

DEPRECIATION AND AMORTIZATION:

Equipment and vehicles are being depreciated using the straight line method over lives of 5-7 years. Leasehold improvements are being amortized over an estimated life of thirty-one and one-half years.

INCOME TAXES:

The Company, with consent of its Stockholders, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for Federal and State income taxes has been included in the financial statements.

Effective with the approval of the Company's plan of reorganization (see Note
4) on January 1, 1994, the Stockholders terminated the election to be treated as an S Corporation.

STATEMENT OF CASH FLOWS:

The Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

(2)  RELATED PARTY TRANSACTIONS:

The Company leases its shop, office and storage facilities under an annual lease from a partnership consisting of the Company's Stockholders. Under the lease agreement, the Company is responsible for payment of maintenance, insurance and all other occupancy costs. Total payments made to the partnership for rent under this agreement included in the statement of earnings aggregated $139,740 and $132,010 for the years ended December 31, 1993 and 1992, respectively.

(3)  LINE OF CREDIT:

The Company has a $50,000 line of credit (subject to a borrowing base -- as defined) with a bank available until June 5, 1994. Interest on advances under the line of credit are at 1.5% over the bank prime rate (as defined). Performance under the agreement is secured by inventory, equipment, accounts receivable and general intangibles, and is personally guaranteed by the Stockholders. The line of credit is also subject to the same minimum financial statement requirements, covenants, and restrictions required under the Term Loan Agreement (see Note 5). At December 31, 1993, the Company was in compliance with or obtained waivers for all such covenants. There were no borrowings under the line of credit during the year ended December 31, 1993.

(4)  SUBSEQUENT EVENT:

The Stockholders approved a plan of reorganization on December 31, 1993, to merge the Company with PRANA St. Paul, Inc., a Minnesota Corporation. The Company is to be the surviving entity of the merger (effective January 1, 1994) and will be a wholly-owned subsidiary of Pallet Recycling of North America, Inc.

(5)  LONG-TERM DEBT:

                                                                                 DECEMBER 31
                                                                             1993          1992
Promissory note, interest at 1.5% over the bank prime rate, due in monthly installments of $8,100 (including interest), until June
 1996(1)                                                                   $ 180,623     $ 260,433

Promissory note, interest at 2% over the bank prime rate, due in
 monthly installments of $1,000 (plus interest) until May 1997(1)             41,000        53,000

Installment note, 8%, due in monthly installments of $771
 (including interest), until November 1997 (secured by vehicle)(2)            31,040        37,458

Installment note, interest at 2% over the bank prime rate, due in
 monthly installments of $625 (plus interest) until December 1996(2)          21,955        29,375

Installment notes, 2.9%-11.5%, (secured by vehicles and equipment)            25,207        42,987

                                                                             299,825       423,253

Less current portion                                                        (122,440)     (128,009)

                                                                           $ 177,385     $ 295,244

(1) Provisions of the Term Loan Agreement require the Company to meet certain annual minimum financial ratios, covenants and restrictions. At December 31, 1993, the Company was in compliance with or obtained waivers for all such covenants. The notes are secured by a security agreement and personally guaranteed by the President/Stockholder of the Company.

(2) Performance under the note is personally guaranteed by the

    President/Stockholder of the Company.

Future maturities of long-term debt are as follows:

Year ending December 31:
  1994                       $122,440
  1995                        128,188
  1996                         36,051
  1997                         13,146
                             $299,825

(6)  SUPPLEMENTARY STATEMENT OF CASH FLOWS INFORMATION:

Supplementary cash flow information:

                  YEAR ENDED DECEMBER
                           31
                    1993        1992
Cash paid for:
  Interest         $28,846    $31,956

NONCASH TRANSACTION:

Effective December 31, 1993, the Company assigned its interest in a life insurance policy with a cash surrender value of $18,490 to the Stockholders.

(7)  COMMITMENTS:

The Company entered into lease agreements for certain factory equipment and a vehicle requiring various monthly payments through December 1995. Minimum payments under the noncancellable operating lease agreements are as follows:

Year ending December 31:
  1994                       $7,120
  1995                        5,496

Rent expense under these operating lease agreements aggregated approximately $19,000 and $12,000 for the years ended December 31, 1993 and 1992, respectively.

(8)  MAJOR CUSTOMERS:


During the years ended December 31, 1993 and 1992, sales to two customers were approximately 25.8% and 22.8%, respectively, of net sales.



            INDEPENDENT AUDITOR'S REPORT ON ADDITIONAL INFORMATION


To The Stockholders
Otto Packaging, Inc.
St. Paul, Minnesota

Our report on our audits of the basic financial statements of Otto Packaging, Inc. for 1993 and 1992 appears on page 1. Those audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information on operations on page 11 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                            SCHUTTA, NELSON & ZEMBALL, LTD.

Certified Public Accountants
February 4, 1994

                             OTTO PACKAGING, INC.
            SCHEDULE I -- SUPPLEMENTARY INFORMATION ON OPERATIONS

                            YEAR ENDED DECEMBER 31
                              1993           1992
Cost of sales:
  Materials                $  188,989     $   80,419
  Wages and benefits          546,497        565,162
  Depreciation                 57,671         57,630
  Building rent               133,600        126,070
  Manufacturing
   overhead                   324,288        342,050
                           $1,251,045     $1,171,331
Operating expenses:
  Depreciation             $   25,316     $   26,190
  Building rent                 6,140          5,940
  Wages and benefits          286,677        271,926
  Professional fees            17,924         26,147
  Other                       143,718        118,503
                           $  479,775     $  448,706

See Independent Auditor's Report on Supplementary Information.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
BVS, Inc.:

We have audited the accompanying balance sheets of BVS, Inc. as of January 31, 1993 and 1994, and the related statements of earnings, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BVS, Inc. as of January 31, 1993 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                            KPMG Peat Marwick LLP



Minneapolis, Minnesota
October 7, 1994


                                  BVS, INC.
                                BALANCE SHEETS
                          January 31, 1993 and 1994
                                    Assets

                                                                 1993         1994
  Current assets:
   Cash                                                        $  1,210     $  2,519
   Trade accounts receivable                                    133,920      242,071
   Inventories                                                  129,843      160,656
   Prepaid expenses                                               9,561       10,983
   Refundable income taxes                                            0        2,974
    Total current assets                                        274,534      419,203
  Property and equipment at cost:
   Furniture and fixtures                                         7,315       12,169
   Equipment                                                    184,195      249,279
   Transportation equipment                                      92,986      163,485
   Construction in progress                                           0       94,188
                                                                284,496      519,121
   Less accumulated depreciation                                117,308      164,823
    Net property and equipment                                  167,188      354,298
    Total assets                                               $441,722     $773,501
                         LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
   Accounts payable                                            $  7,357     $ 34,654
   Stockholder note payable                                      15,000            0
   Accrued liabilities                                           10,136       16,054
   Income taxes payable                                           1,260            0
   Deferred income taxes                                        103,000      149,000
    Total current liabilities                                   136,853      199,708
  Deferred income taxes                                          41,000       69,900
  Stockholders' equity:
   Common stock--no par value; 1,000,000 shares
     authorized; 1,111 and 1,070 shares issued and
     outstanding as of January 31, 1993 and 1994,
   respectively                                                   2,000        1,926
   Retained earings                                             261,869      501,967
    Total stockholders' equity                                  263,869      503,893
  Commitments and contingencies (note 3)
    Total liabilities and stockholder' equity                  $441,722     $773,501

See accompanying notes to financial statements.

                                  BVS, INC.
                            STATEMENTS OF EARNINGS
                    Years ended January 31, 1993 and 1994


                                      1993           1994
  Net sales                        $1,571,841     $2,673,150
  Cost of sales                     1,237,369      1,862,163
    Gross profit                      334,472        810,987
  Operating expenses:
   Selling                             42,377         73,094
   General and administrative         175,878        278,367
    Total operating expenses          218,255        351,461
    Operating income                  116,217        459,526
  Other income (expense):
   Interest expense                    (1,532)        (1,119)
   Loss on sale of equipment           (2,492)             0
   Miscellaneous, net                   9,392          2,449
    Total other income                  5,368          1,330
    Earnings before income
   taxes                              121,585        460,856
  Provision for income taxes           49,591        186,679
    Net earnings                   $   71,994     $  274,177

See accompanying notes to financial statements.

                                  BVS, INC.
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                    Years ended January 31, 1993 and 1994

                                            COMMON STOCK        RETAINED
                                          SHARES     AMOUNT     EARNINGS      TOTAL
Balance, January 31, 1992                 1,111      $2,000     $189,875     $191,875
 Net income                                   0           0       71,994       71,994
Balance, January 31, 1993                 1,111       2,000      261,869      263,869
 Net income                                   0           0      274,177      274,177
 Repurchase of stock at $833 per
 share                                      (41)        (74)     (34,079)     (34,153)
Balance, January 31, 1994                 1,070      $1,926     $501,967     $503,893

See accompanying notes to consolidated financial statements.

                                  BVS, INC.
                           STATEMENTS OF CASH FLOWS
                    Years ended January 31, 1993 and 1994


                                                         1993         1994
Cash flows from operating activities:
  Net earnings                                         $ 71,994     $ 274,177
  Adjustments to reconcile net earnings to net cash
   provided by operating activities:
    Depreciation                                         28,774        47,515
    Loss on sale of equipment                             2,492             0
    Deferred income taxes                                46,100        74,800
    Changes in operating assets and liabilities:
      Trade accounts receivable                         (35,497)     (108,151)
      Inventories                                       (53,768)      (30,813)
      Prepaid expenses                                      244        (1,422)
      Accounts payable                                   (8,266)       27,297
      Accrued liabilities                                 1,068         5,918
      Income taxes payable/refundable                     2,881        (4,234)
       Net cash provided by operating activities         56,022       285,087
Cash flows from investing activities:
  Proceeds from sale of equipment                        10,000             0
  Purchases of property and equipment                   (68,299)     (234,625)
       Net cash used in investing activities            (58,299)     (234,625)
Cash flows from financing activities:
  Net principal payments on stockholder note
   payable                                                    0       (15,000)
  Purchase of common stock                                    0       (34,153)
       Net cash used in financing activities                  0       (49,153)
       Net increase (decrease) in cash                   (2,277)        1,309
Cash at beginning of year                                 3,487         1,210
Cash at end of year                                    $  1,210     $   2,519
Supplemental disclosures of cash flow information:
  Cash paid during the year for interest               $  1,589     $   1,200
  Cash paid during the year for income taxes                610       116,113

See accompanying notes to financial statements.

                                  BVS, INC.
                        NOTES TO FINANCIAL STATEMENTS
                          JANUARY 31, 1993 AND 1994

(1)  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

BVS, Inc. (the Company) builds, refurbishes and distributes wooden pallets for use in a variety of industries. The Company is located in Phoenix, Arizona and sells its products on an unsecured basis to customers throughout the Southwestern United States. The Company's ability to collect the amounts due from customers is affected by regional economic conditions.

INVENTORIES

Inventories are stated at the lower of first in, first out (FIFO) cost or market.

DEPRECIATION

Depreciation is computed under the straight-line method over the estimated useful lives of assets as follows:


Furniture and fixtures                7 years
Equipment                           5-7 years
Transportation equipment              7 years


INCOME TAXES

Effective February 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Adoption of Statement No. 109 had an immaterial effect on the Company's 1994 financial position and results of operations.

The Company is on the cash basis of accounting for income tax purposes.

(2)  INVENTORIES

Inventories consist of the following:

                     1993         1994
Raw materials      $ 80,210     $ 83,239
Finished goods       49,633       77,417

                   $129,843     $160,656

(3)  OPERATING LEASES

The Company leases its corporate office and production facility from a third party under an operating lease expiring November 1994. Rent expense for this lease was $63,965 and $68,553 in 1993 and 1994, respectively. The Company's future obligation under the lease is $47,610 at January 31, 1994.

(4)  INCOME TAXES

Effective February 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES.

Components of the provision for income taxes are as follows:

               CURRENT     DEFERRED      TOTAL
1993:

 Federal      $  1,824     $39,900      $ 41,724
 State           1,667       6,200         7,867
              $  3,491     $46,100      $ 49,591

1994:

 Federal      $ 86,140     $65,100      $151,240
 State          25,739       9,700        35,439
              $111,879     $74,800      $186,679

The tax effect of temporary differences that give rise to significant portions of the net deferred tax liability as of January 31, 1994 are as follows:



Deferred tax asset:
 Accrual to cash differences     $ 20,800
Deferred tax liabilities:
 Accrual to cash differences      182,700
 Depreciation                      38,000
 Other                             19,000
                                  239,700
  Net deferred tax liability     $218,900

No valuation allowance for the deferred tax asset was necessary as of January 31, 1994. The character of the deferred tax asset is such that it can be realized through carryback to prior tax periods or offset against future taxable income.

The provision for income taxes varied from the expected federal statutory rate as follows:

                                                              1993         1994
Expected federal tax expense using statutory rate of  34%   $41,339      $156,691
Increase (reduction) in taxes resulting from:
 State income taxes, net of federal income tax benefit        7,295        27,651
 Other                                                          957         2,337

                                                            $49,591      $186,679

(5)  RELATED PARTY TRANSACTIONS

The Company had a note payable to one of its stockholders in the amount of $15,000 as of January 31, 1993. The demand note bears interest at 12% and was paid in 1994. Interest expense related to this note was $1,532 and $1,119 for 1993 and 1994, respectively.

(6)  SUBSEQUENT EVENT

Effective February 1, 1994, the Company was acquired by, and became a wholly owned subsidiary of, Pallet Recycling of North America, Inc., a Minnesota corporation.


                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Harris Supply Company, Inc.:

We have audited the accompanying balance sheets of Harris Supply Company, Inc. as of June 30, 1992, 1993, and March 31, 1994, and the related statements of operations, stockholder's equity and cash flows for the years ended June 30, 1992 and 1993 and the nine-month period ended March 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harris Supply Company, Inc. as of June 30, 1992, 1993, and March 31, 1994, and the results of its operations and its cash flows for the years ended June 30, 1992 and 1993 and the nine-month period ended March 31, 1994, in conformity with generally accepted accounting principles.



                                            KPMG Peat Marwick LLP


Minneapolis, Minnesota
January 20, 1995



                         HARRIS SUPPLY COMPANY, INC.
                                BALANCE SHEETS
                   JUNE 30, 1992, 1993, AND MARCH 31, 1994
Assets

                                                         1992         1993         1994
Current assets:
  Cash                                                 $ 30,014     $ 26,465     $ 12,326
  Trade accounts receivable                              92,700      151,512      122,375
  Inventories                                            29,892       40,922       37,494
  Prepaid expenses                                          150          150            0
  Refundable income taxes                                     0        1,944          600
    Total current assets                                152,756      220,993      172,795
Property and equipment at cost:
  Building                                               11,706       11,706       11,706
  Equipment                                             147,270      171,023      173,250
  Transportation equipment                              123,170      103,317       88,601
                                                        282,146      286,046      273,557
  Less accumulated depreciation                         140,414      165,389      170,600
    Net property and equipment                          141,732      120,657      102,957
      Total assets                                     $294,488     $341,650     $275,752
                            LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable                                     $ 11,696     $ 35,714     $ 16,328
  Current maturities of long-term debt                   19,391        6,411        3,008
  Due to stockholder                                          0            0       15,127
  Stockholder note payable                               45,000       45,000       45,000
  Accrued liabilities                                     6,708       19,358       20,540
  Income taxes payable                                    2,499            0            0
  Deferred income taxes                                       0            0        3,900
    Total current liabilities                            85,294      106,483      103,903
Long-term debt, net current maturities                   11,764        6,855        4,582
Defered income taxes                                          0            0        7,900
Stockholder's equity:
  Common stock--$1.00 par value; 7,500 shares
   authorized; 3,500 shares issued and outstanding
   as of June 30, 1992, 1993, and March 31, 1994          3,500        3,500        3,500
  Additional paid-in capital                            172,496      207,496      218,149
  Retained earnings (accumulated deficit)                56,434       52,316      (62,282)
  Treasury stock, at cost                               (35,000)     (35,000)           0
    Total stockholder's equity                          197,430      228,312      159,367
Commitments and contingencies (notes 3 and 5)
      Total liabilities and stockholder's equity       $294,488     $341,650     $275,752

See accompanying notes to financial statements.

                         HARRIS SUPPLY COMPANY, INC.
                           STATEMENTS OF OPERATIONS
                       YEARS ENDED JUNE 30, 1992, 1993,
                AND THE NINE-MONTH PERIOD ENDED MARCH 31, 1994

                                           1992           1993          1994
Net sales                               $1,477,390     $1,180,629     $926,928
Cost of sales                            1,055,490        805,536      641,134
    Gross profit                           421,900        375,093      285,794
Operating expenses:
  Selling, general and
   administrative                          433,584        375,629      335,114
    Operating loss                         (11,684)          (536)     (49,320)
Other income (expense):
  Interest expense                         (10,703)        (3,423)      (3,509)
  Miscellaneous, net                         2,340          1,059          159
    Total other expense                     (8,363)        (2,364)      (3,350)
    Loss before income taxes               (20,047)        (2,900)     (52,670)
Provision for income taxes                   2,400          1,218       11,800
    Net loss                            $  (22,447)    $   (4,118)    $(64,470)

See accompanying notes to financial statements.

                         HARRIS SUPPLY COMPANY, INC.
                      STATEMENTS OF STOCKHOLDER'S EQUITY
                       YEARS ENDED JUNE 30, 1992, 1993,
                AND THE NINE-MONTH PERIOD ENDED MARCH 31, 1994

                                                                        RETAINED
                                    COMMON STOCK        ADDITIONAL      EARNINGS          TREASURY STOCK
                                                          PAID-IN     (ACCUMULATED
                                 SHARES      AMOUNT       CAPITAL       DEFICIT)       SHARES      AMOUNT        TOTAL
Balance, June 30, 1991            7,469      $ 7,469     $162,496       $ 92,035         0        $(35,000)     $227,000
  Distributions                       0            0            0        (13,154)        0               0       (13,154)
  Capital contribution                0            0       10,000              0         0               0        10,000
  Repurchase of stock at
   $1.00 per share               (3,969)      (3,969)           0              0         0               0        (3,969)
  Net loss                            0            0            0        (22,447)        0               0       (22,447)
Balance, June 30, 1992            3,500        3,500      172,496         56,434         0         (35,000)      197,430
  Capital contribution                0            0       35,000              0         0               0        35,000
  Net loss                            0            0            0         (4,118)        0               0        (4,118)
Balance, June 30, 1993            3,500        3,500      207,496         52,316         0         (35,000)      228,312
  Distributions                       0            0            0        (15,128)        0               0       (15,128)
  Capital contribution                0            0       10,653              0         0               0        10,653
  Retirement of treasury
   stock                              0            0            0        (35,000)        0          35,000             0
  Net loss                            0            0            0        (64,470)        0               0       (64,470)
Balance, March 31, 1994           3,500      $ 3,500     $218,149       $(62,282)        0        $      0      $159,367

See accompanying notes to consolidated financial statements.

                         HARRIS SUPPLY COMPANY, INC.
                           STATEMENTS OF CASH FLOWS
                       YEARS ENDED JUNE 30, 1992, 1993,
                AND THE NINE-MONTH PERIOD ENDED MARCH 31, 1994

                                                        1992          1993         1994

Cash flows from operating activities:
  Net loss                                            $(22,447)     $ (4,118)    $(64,470)
  Adjustments to reconcile net loss to net cash
   provided (used in) by operating activities:
    Depreciation                                        42,431        40,937       31,035
    (Gain) loss on sale of equipment                         0        (2,508)       8,858
    Deferred income taxes                                    0             0       11,800
    Changes in operating assets and liabilities:
      Trade accounts receivable                         49,944       (58,812)      29,137
      Inventories                                       10,047       (11,030)       3,428
      Prepaid expenses                                   3,970             0          150
      Accounts payable                                 (15,768)       24,018      (19,386)
      Accrued liabilities                              (49,439)       12,650        1,182
      Income taxes payable/refundable                       25        (4,443)       1,344
       Net cash provided by (used in) operating
        activities                                      18,763        (3,306)       3,078
Cash flows from investing activities:
  Proceeds from sale of equipment                            0         6,882            0
  Purchases of property and equipment                  (12,220)      (39,243)     (22,193)
       Net cash used in investing activities           (12,220)      (32,361)     (22,193)
Cash flows from financing activities:
  Principal payments on long-term debt                 (32,574)       (2,882)      (5,676)
  Proceeds from stockholder advances                         0             0       15,127
  Capital contributions from stockholders               10,000        35,000       10,653
  Distributions to stockholders                        (13,154)            0      (15,128)
  Purchase of common stock                              (3,969)            0            0
       Net cash provided by (used in) financing
        activities                                     (39,697)       32,118        4,976
       Net decrease in cash                            (33,154)       (3,549)     (14,139)
Cash at beginning of period                             63,168        30,014       26,465
Cash at end of period                                 $ 30,014      $ 26,465     $ 12,326
Supplemental disclosures of cash flow
information:
  Cash paid during the period for interest            $ 10,703      $  3,423        3,509
  Cash paid (refunded) during the period for
   income taxes                                          2,375         5,661       (1,344)
Suplemental schedule of non-cash investing and
 financing activities:
  Debt retired in exchange for transportation
   equipment                                                 0        15,007            0
  Treasury stock retired against common stock                0             0       35,000


See accompanying notes to financial statements.

                         HARRIS SUPPLY COMPANY, INC.
                        NOTES TO FINANCIAL STATEMENTS
                   JUNE 30, 1992, 1993, AND MARCH 31, 1994

(1)  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Harris Supply Company, Inc. (the Company) builds, refurbishes and distributes wooden pallets for use in a variety of industries. The Company is located in Orlando, Florida and sells its products on an unsecured basis to customers throughout the Southeastern United States. The Company's ability to collect the amounts due from customers is affected by regional economic conditions.

MERGER

Effective March 1, 1994, Ropco, Inc. (Ropco) was merged into the Company and 500 shares of the Company's common stock were issued in exchange for all of the outstanding common stock of Ropco. The merger was accounted for as a pooling of interests, and accordingly, the accompanying financial statements have been restated to include the accounts and operations of Ropco for all periods prior to the merger. Separate results of the combining entities for the years ended June 30, 1992 and 1993, and the nine months ended March 31, 1994 are as follows:

                          1992            1993          1994
Net sales:
 Harris                $1,477,390      $1,180,629     $ 926,928
 Ropco                    875,356         879,502       575,667
 Less intercompany       (875,356)       (879,502)     (575,667)
                       $1,477,390       1,180,629       926,928
Net income (loss):
 Harris                     7,305           4,942       (44,133)
 Ropco                    (29,752)         (9,060)      (20,337)
                       $  (22,447)     $   (4,118)    $ (64,470)

INVENTORIES

Inventories are stated at the lower of first in, first out (FIFO) cost or market.

DEPRECIATION

Depreciation is computed under the straight-line method over the estimated useful lives of assets as follows:

Building                             15 years
Equipment                           5-7 years
Transportation equipment              7 years

INCOME TAXES

Effective July 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Adoption of Statement No. 109 increased the provision for income taxes by $11,800 in 1994 and reduced stockholder's equity.

As discussed above, effective March 1, 1994, Ropco was merged into Harris. Prior to the merger, Ropco was incorporated under Subchapter S of the Internal Revenue Code. Accordingly, the results of Ropco's operations passed through to its stockholder's individual return and Ropco paid no federal income taxes.

(2)  INVENTORIES

Inventories consist of the following:

                         JUNE 30           MARCH 31,
                     1992        1993         1994
Raw materials      $17,098      $23,259     $25,123
Finished goods      12,794       17,663      12,371
                   $29,892      $40,922     $37,494

(3)  LONG-TERM DEBT

Long-term debt consists of the following:

                                                                     JUNE 30           MARCH 31,
                                                                 1992        1993         1994
Note payable to stockholder in monthly installments of
 $282  including interest at 6%, due August 1995               $      0     $ 9,731     $ 7,590

Note payable to bank in monthly installments of $523
 including interest at 10.68% secured by transportation
 equipment, paid in full in December 1993                         9,107       3,535           0

Note payable to bank in monthly installments of $791
 including interest at 11.32%, secured by transportation
 equipment, paid in full in September 1992                       16,288           0           0

Note payable to bank in monthly installments of $474
 including interest at 12.58% secured by transportation
 equipment, paid in full in November 1992                         2,299           0           0

Note payable to bank in monthly installments of $406
 including interest at 13.24% secured by transportation
 equipment, paid in full in September 1992                        1,193           0           0

Note payable to bank in monthly installments of $468
 including interest at 12.21% secured by transportation
 equipment, paid in full in November 1992                         2,268           0           0

                                                                 31,155      13,266       7,590

Less current maturities                                         (19,391)     (6,411)     (3,008)

                                                               $ 11,764     $ 6,855     $ 4,582

Maturities of long-term debt as of March 31, 1994 are as follows:

Twelve months ending March 31:
  1995                             $3,008
  1996                              3,193
  1997                              1,389
                                   $7,590

(4)  INCOME TAXES

Effective July 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES.

Components of the provision for income taxes are as follows:

               CURRENT     DEFERRED     TOTAL
1992:
 Federal       $2,400      $     0     $ 2,400
1993:
 Federal        1,218            0       1,218
1994:
 Federal            0       11,800      11,800

The tax effect of temporary differences that give rise to significant portions of the net deferred tax liability as of March 31, 1994 are as follows:

Deferred tax assets:
 Accounts receivable             $  3,600
 Accrued expenses                   5,700
                                    9,300
Deferred tax liabilities:
 Inventories                      (13,200)
 Depreciation                      (7,900)
                                  (21,100)
  Net deferred tax liability     $(11,800)

No valuation allowance for the deferred tax assets was necessary as of March 31, 1994. The character of the deferred tax assets is such that it can be offset against anticipated future taxable income.

The provision for income taxes varied from the expected federal statutory rate as follows:

                                                       YEAR ENDED           NINE-MONTH
                                                        JUNE 30            PERIOD ENDED
                                                                            MARCH 31,
                                                    1992         1993          1994
Expected federal tax recovery using statutory
 rate of 34%                                       $(6,816)     $ (986)      $(17,908)
Increase (reduction) in taxes resulting from:
 Effects of S-Corp losses                           10,116       3,080         27,978
 Other                                                (900)       (876)         1,730
                                                   $ 2,400      $1,218       $ 11,800

(5)  Related Party Transactions

The Company had an 11% demand note payable to one of its stockholders in the amount of $45,000 as of June 30, 1992, 1993, and March 31, 1994. The Company also had a long-term note payable to one of its stockholders in the amount of $9,731 and $7,590 as of June 30, 1993 and March 31, 1994, respectively. Interest expense related to these notes was $4,956, $5,505 and $4,112 for 1992, 1993 and 1994, respectively. In addition, the Company owed one of its stockholders $15,127 at March 31, 1994 for operating advances.

The land and building is owned personally and leased to the Company for $2,500 per month with a lease term of four years commencing March 1, 1994. Therefore, the building and land is not included on the balance sheet of Harris Supply.

The minimum annual lease commitments at March 31, 1994 under this lease is as follows:

FISCAL YEAR        AMOUNT
  1995            $30,000
  1996             30,000
  1997             30,000
  1998             30,000

(6)  SUBSEQUENT EVENT

Effective April 1, 1994, the Company was acquired by, and became a wholly owned subsidiary of, Pallet Recycling Associates of North America, Inc., a Minnesota corporation.


                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Pallet City, Inc.:

We have audited the accompanying balance sheets of Pallet City, Inc. as of September 30, 1992 and 1993 and May 31, 1994, and the related statements of operations and retained earnings, and cash flows for the years ended September 30, 1992 and 1993, and the eight-month period ended May 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pallet City, Inc. as of September 30, 1992 and 1993, and May 31, 1994 and the results of its operations and its cash flows for the years ended September 30, 1992 and 1993 and the eight-month period ended May 31, 1994, in conformity with generally accepted accounting principles.



                                            KPMG Peat Marwick LLP



Minneapolis, Minnesota
March 24, 1995


                              PALLET CITY, INC.
                                BALANCE SHEETS
                 SEPTEMBER 30, 1992 AND 1993 AND MAY 31, 1994
                                    ASSETS

                                                         1992         1993           1994

  Current assets:
   Cash                                                $  3,399     $     421     $   37,908
   Trade accounts receivable, net of allowance for
    doubtful accounts of $14,000 in 1994                259,822       335,583        373,234
   Inventories                                           51,683        62,564        103,958
   Prepaid expenses                                           0         6,528         10,655
    Total current assets                                314,904       405,096        525,755
  Property and equipment at cost:
   Leasehold improvements                               153,662       161,662        169,012
   Machinery and equipment                              231,297       459,247        590,385
   Office furniture and equipment                        22,527        22,527         22,527
                                                        407,486       643,436        781,924
   Less accumulated depreciation                        (73,348)     (112,039)      (149,229)
    Net property and equipment                          334,138       531,397        632,695
    Total assets                                       $649,042     $ 936,493     $1,158,450
                             LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
   Bank overdraft                                      $  2,253     $  21,156     $        0
   Note payable to bank                                  20,886        10,213        150,000
   Current maturities of long-term debt                  34,470        33,558         70,088
   Current maturities of capital lease obligations       13,501        68,756              0
   Accounts payable                                      77,304       122,030        209,497
   Accrued liabilities                                   20,211        29,099         35,248
    Total current liabilities                           168,625       284,812        464,833
  Long-term debt, less current maturities                36,330         9,772        159,912
  Capital lease obligations, less current
   maturities                                            28,897        96,319              0
  Stockholders' equity:
   Common stock--no par value; 100 shares
    authorized; 100 shares issued and outstanding        41,000        41,000         41,000
   Retained earnings                                    374,190       504,590        492,705
    Total stockholders' equity                          415,190       545,590        533,705
  Commitments and contingencies (notes 3 and 6)
    Total liabilities and stockholders' equity         $649,042     $ 936,493     $1,158,450


See accompanying notes to financial statements.

                              PALLET CITY, INC.

                STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                   YEARS ENDED SEPTEMBER 30, 1992 AND 1993
                AND THE EIGHT-MONTH PERIOD ENDED MAY 31, 1994

                                               1992           1993           1994
  Net sales                                 $2,039,902     $2,940,491     $2,560,458
  Cost of sales                              1,580,983      2,344,254      1,659,531
    Gross profit                               458,919        596,237        900,927
  Operating expenses:
   Selling, general and administrative         442,334        408,914        658,938
    Operating income                            16,585        187,323        241,989
  Other expense:
   Interest expense                             17,897         17,047         15,126
   Miscellaneous                                     0              0          1,142
    Total other expense                         17,897         17,047         16,268
    Net income (loss)                           (1,312)       170,276        225,721
  Retained earnings -- beginning of
   period                                      378,701        374,190        504,590
  Stockholder distributions                     (3,199)       (39,876)      (237,606)
  Retained earnings -- end of period        $  374,190     $  504,590     $  492,705

See accompanying notes to financial statements.

                              PALLET CITY, INC.
                           STATEMENTS OF CASH FLOWS
                   YEARS ENDED SEPTEMBER 30, 1992 AND 1993
                AND THE EIGHT-MONTH PERIOD ENDED MAY 31, 1994

                                                        1992         1993          1994
Cash flows from operating activities:
  Net income (loss)                                   $ (1,312)    $ 170,276     $ 225,721
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
    Depreciation                                        31,336        38,691        37,190
    Changes in operating assets and liabilities:
      Trade accounts receivable                         65,065       (75,761)      (37,651)
      Inventories                                      (19,175)      (10,881)      (41,394)
      Prepaid expenses                                   4,073        (6,528)       (4,127)
      Bank overdraft                                     2,253        18,903       (21,156)
      Accounts payable                                  49,255        44,726        87,467
      Accrued liabilities                                7,596         8,888         6,149
       Net cash provided by operating activities       139,091       188,314       252,199
Cash flows from investing activities:
  Purchases of property and equipment                  (59,566)      (79,464)     (138,488)
Cash flows from financing activities:
  Proceeds from (payments on)
   note payable to bank                                 (8,583)      (10,673)      139,787
  Proceeds from long-term debt                               0         9,683        77,879
  Net principal payments on
   stockholder note payable                            (13,769)            0             0
  Principal payments of long-term debt                 (42,911)      (37,153)      (30,123)
  Principal payments of capital lease obligations       (7,664)      (33,809)      (26,161)
  Stockholder distributions                             (3,199)      (39,876)     (237,606)
       Net cash used in financing activities           (76,126)     (111,828)      (76,224)
       Net increase (decrease) in cash                   3,399        (2,978)       37,487
Cash at beginning of period                                  0         3,399           421
Cash at end of period                                 $  3,399           421        37,908
Supplemental disclosures of cash flow
information:

  Cash paid during the period for interest            $ 17,897     $  17,047     $  15,126

Supplemental disclosure of non-cash investing
 and financing activities:
  Equipment acquired with capital lease
   obligations                                        $ 28,800     $ 156,486     $       0
  Capital lease obligations refinanced
   to long-term debt                                         0             0       138,914

See accompanying notes to financial statements.

                              PALLET CITY, INC.
                        NOTES TO FINANCIAL STATEMENTS
                 SEPTEMBER 30, 1992 AND 1993 AND MAY 31, 1994

(1)  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Pallet City, Inc. (the Company) builds, refurbishes and distributes wooden pallets for use in a variety of industries. The Company has operating facilities in both the Buffalo and Rochester, New York areas and sells its products on an unsecured basis to customers primarily in the Western and Central New York area. The Company's ability to collect the amounts due from customers is affected by regional economic conditions.

MERGER

Effective May 31, 1994, Ertam Enterprises, Inc. (Ertam) was merged into the Company. The merger was accounted for as a pooling of interests, and accordingly, the accompanying financial statements have been restated to include the accounts and operations of Ertam for all periods prior to the merger. Separate results of the combining entities for the years ended September 30, 1992 and 1993 and the eight months ended May 31, 1994 are as follows:

                          1992            1993           1994
Net sales:
  Pallet City          $2,024,473      $2,920,788     $2,514,670
  Ertam                    77,429         304,703        272,788
  Less intercompany       (62,000)       (285,000)      (227,000)
                       $2,039,902      $2,940,491     $2,560,458
Net income (loss):
  Pallet City          $   (3,631)     $  172,254     $  225,836
  Ertam                     2,319          (1,978)          (115)
                       $   (1,312)     $  170,276     $  225,721

INVENTORIES

Inventories are stated at the lower of first in, first out (FIFO) cost or market.

DEPRECIATION

Depreciation is computed under the straight-line method over the estimated useful lives of assets as follows:

Building improvements                     7-31.5 years
Machinery and equipment                      5-7 years
Office furniture and equipment               5-7 years

INCOME TAXES

The Company has elected to be taxed as an S corporation under the provisions in the Internal Revenue Code. Accordingly, the Company's taxable income
(loss) is passed through to its stockholders to be included in their individual income tax returns.

As discussed above, effective May 31, 1994, Ertam was merged into Pallet City. Prior to the merger, Ertam was incorporated under Subchapter C of the Internal Revenue Code. Accordingly, the results of Ertam's operations were subject to income taxes. Income taxes were not material to Ertam as it had minimal net income for financial and income tax purposes.

(2)  INVENTORIES

Inventories consist of the following:

                      SEPTEMBER 30         MAY 31,
                    1992        1993        1994
Raw materials      $15,505     $18,769    $ 19,341
Finished goods      36,178      43,795      84,617
                   $51,683     $62,564    $103,958

(3)  NOTE PAYABLE TO BANK

The Company has a $200,000 line of credit agreement with its bank. Interest is payable monthly at 1% above the bank's base rate. The note is secured by substantially all assets and is due on demand. Outstanding balances on the note were $20,886, $10,213, and $150,000 at September 30, 1992 and 1993, and
May 31, 1994, respectively.

(4)  LONG-TERM DEBT

Long-term debt consists of the following:

                                                                        SEPTEMBER 30          MAY 31,
                                                                      1992         1993         1994
Note payable to bank in monthly installments of $7,287
 including interest at 8.75%, secured by inventory, accounts
 receivable and equipment, due June 1997                            $      0     $      0     $230,000

Note payable to bank in monthly installments of $1,250 plus
 interest at prime plus 2.25%, secured by inventory, accounts
 receivable and equipment, paid in full in 1994                       39,772       24,772            0

Note payable to bank in monthly installments of $996 including interest at 12% secured by inventory, accounts receivable and
 equipment, paid in full in 1994                                      20,832        8,875            0

Notes payable to banks for various vehicles and transportation
 equipment paid in full in 1994                                       10,196        9,683            0

                                                                      70,800       43,330      230,000

Less current maturities                                              (34,470)     (33,558)     (70,088)

                                                                    $ 36,330     $  9,772     $159,912

Maturities of long-term debt as of May 31, 1994 are as follows:

Twelve months ended May 31:
  1995                          $ 70,088
  1996                            76,473
  1997                            83,439
                                $230,000

(5)  CAPITAL LEASE OBLIGATIONS

Capital lease obligations consists of the following:

                                                       SEPTEMBER 30          MAY 31,
                                                     1992         1993        1994
Capital lease obligations paid in full in 1994     $ 42,398     $165,075        0
Less current maturities
                                                    (13,501)     (68,756)       0
                                                   $ 28,897     $ 96,319        0

Machinery and equipment includes equipment under capital lease as follows:

                                      SEPTEMBER 30          MAY 31,
                                    1992         1993        1994
Machinery and equipment           $53,795      $210,281        0
Less accumulated depreciation      (4,727)      (13,031)       0
                                  $49,068      $197,250        0

(6)  OPERATING LEASES

The Company leases certain facilities and manufacturing equipment under noncancelable operating leases. Future minimum obligations under operating leases as of May 31, 1994 are as follows:

Twelve months ending May 31:
 1995                            $ 96,017
 1996                              87,723
 1997                              48,457
 1998                              26,688
 1999                              26,688
 Thereafter                        13,344
                                 $298,917

Total rent expense under operating leases was $15,516, $23,290, and $56,149 in 1992, 1993 and 1994, respectively.

(7)  RELATED PARTY TRANSACTIONS

The Company conducts some of its operations in facilities leased from related parties under a month-to-month oral lease agreement. Lease payments to related parties were approximately $14,100, $14,100, and $9,400 in 1992, 1993 and 1994, respectively.

The shareholders of the Company are also the shareholders of Ertam, a related party which provides transportation services to the Company. Total payments made to Ertam for transportation services were $62,000, $285,000 and $227,000 in 1992, 1993 and 1994, respectively.

(8)  SUBSEQUENT EVENT

Effective June 1, 1994, the Company was acquired by, and became a wholly owned subsidiary of, Pallet Recycling Associates of North America, Inc., a Minnesota corporation.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Pallet Source, Inc.:

We have audited the accompanying balance sheets of Pallet Source, Inc. as of December 31, 1992 and 1993, and November 30, 1994 and the related statements of operations and retained earnings (accumulated deficit), and cash flows for the years ended December 31, 1992 and 1993, and the eleven-month period ended November 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pallet Source, Inc. as of December 31, 1992 and 1993 and November 30, 1994, and the results of its operations and its cash flows for the years ended December 31, 1992 and 1993 and the eleven-month period ended November 30, 1994, in conformity with generally accepted accounting principles.


                                                 KPMG Peat Marwick LLP



Minneapolis, Minnesota
February 28, 1995


                             PALLET SOURCE, INC.
                                BALANCE SHEETS
               DECEMBER 31, 1992 AND 1993 AND NOVEMBER 30, 1994
                                    ASSETS

                                                        1992         1993         1994
Current assets:
  Trade accounts receivable                           $153,514     $344,172     $166,567
  Advances to stockholders                                   0            0        3,065
  Inventories                                           45,901       63,320       72,994
  Prepaid expenses                                       1,668        3,167        4,932
   Total current assets                                201,083      410,659      247,558
Property and equipment at cost:
  Buildings                                             64,070      157,514            0
  Furniture and fixtures                                 8,935        8,935        9,498
  Equipment                                             37,808      138,097      219,124
  Transportation equipment                              67,373      100,951      136,677
                                                       178,186      405,497      365,299
  Less accumulated depreciation                        (24,485)     (40,883)     (64,630)
  Net property and equipment                           153,701      364,614      300,669
    Total assets                                      $354,784     $775,273     $548,227
                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank overdraft                                      $ 37,888     $ 43,928     $ 30,237
  Accounts payable                                     183,202      375,850      164,132
  Notes payable                                         72,798      169,969       72,341
  Current maturities of long-term debt                  37,172       33,481       13,023
  Current maturities of capital lease obligations        3,062       12,918       23,983
  Accrued liabilities                                   12,451       24,189       31,745
   Total current liabilities                           346,573      660,335      335,461
Long-term debt, less current maturities                 13,926       41,904       33,953
Capital lease obligations, less current
maturities                                              11,218       29,815       62,052
Other long-term obligation                                   0            0      150,000
Stockholders' equity:
  Common stock--no par value; 2,000 shares
   authorized; 100 shares issued and outstanding           300          300          300
  Retained earnings (accumulated deficit)              (17,233)      42,919      (33,539)
   Total stockholders' equity (deficit)                (16,933)      43,219      (33,239)
Commitments and contingencies (notes 3 and 4)
    Total liabilities and stockholders' equity        $354,784     $775,273     $548,227

See accompanying notes to financial statements.

                             PALLET SOURCE, INC.
                STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                            (ACCUMULATED DEFICIT)
                    YEARS ENDED DECEMBER 31, 1992 AND 1993
             AND THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1994

                                               1992           1993           1994
Net sales                                   $2,699,262     $3,264,485     $2,682,897
Cost of sales                                2,372,162      2,666,562      2,044,262
  Gross profit                                 327,100        597,923        638,635
Operating expenses:
  Selling, general and administrative          286,726        507,928        630,223
   Operating income                             40,374         89,995          8,412
Other income (expense):
  Interest expense                              (8,961)       (13,652)       (26,202)
  Loss on sale of fixed assets                       0           (818)        (7,504)
  Miscellaneous, net                                 0          3,286          3,100
   Total other expense                          (8,961)       (11,184)       (30,606)
   Net income (loss)                            31,413         78,811        (22,194)
Retained earnings (accumulated deficit)
 beginning of period                            (4,512)       (17,233)        42,919
Distributions                                  (44,134)       (18,659)       (54,264)
Retained earnings (accumulated deficit)
 end of period                              $  (17,233)    $   42,919     $  (33,539)

See accompanying notes to financial statements.

                             PALLET SOURCE, INC.
                           STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 1992 AND 1993
             AND THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1994

                                                               1992         1993          1994
Cash flows from operating activities:
  Net income (loss)                                          $ 31,413     $  78,811     $ (22,194)

  Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

    Depreciation                                               17,139        32,482        43,809
    Loss on sale of equipment                                       0           818         7,504
    Changes in operating assets and liabilities:
      Trade accounts receivable                                  (931)     (190,658)      177,605
      Inventories                                             (25,479)      (17,419)       (9,674)
      Prepaid expenses                                         (1,587)       (1,499)       (1,765)
      Bank overdraft                                           13,623         6,040       (13,691)
      Accounts payable                                         30,212       192,648      (211,718)
      Accrued liabilities                                       6,186        11,738         7,556
      Net cash provided by (used in) operating activities      70,576       112,961       (22,568)
Cash flows from investing activities:
  Proceeds from sale of equipment                                   0         5,700         4,018
  Purchases of property and equipment                         (52,142)     (228,565)     (148,259)
  Net cash used in investing activities                       (52,142)     (222,865)     (144,241)
Cash flows from financing activities:
  Proceeds from notes payable                                  72,798       184,589       107,809
  Principal payments of notes payable                         (28,710)      (87,418)      (32,537)
  Proceeds from long-term debt                                 28,588        67,615        31,345
  Principal payments of long-term debt                        (18,896)      (43,328)      (26,836)
  Principal payments of capital lease obligations              (2,825)       (4,926)      (15,498)
  Proceeds from other long-term obligations                         0             0       150,000
  Repayments of advances from stockholders                    (25,255)            0             0
  Advances to stockholders                                          0             0        (3,065)
  Distributions to stockholders                               (44,134)       (6,628)      (44,409)
       Net cash provided by (used in) financing
        activities                                            (18,434)      109,904       166,809
       Net change in cash                                           0             0             0
Cash at beginning of period                                         0             0             0
Cash at end of period                                        $      0     $       0     $       0
Supplemental disclosures of cash flow information:
  Cash paid during the period for interest                   $  8,692     $  12,725     $  26,598
Supplemental schedule of non-cash investing and
 financing activities:
  Equipment traded in for new equipment                      $      0     $  21,565     $   6,000
  Capitalized lease obligations for equipment                  17,105        33,379        58,800
  Land and building sold in exchange for assumption of
   debt                                                             0             0       205,818
  Transportation equipment distributed to stockholder               0        12,031         9,855

See accompanying notes to financial statements.

                              PALLET SOURCE INC.
                        NOTES TO FINANCIAL STATEMENTS
               DECEMBER 31, 1992 AND 1993 AND NOVEMBER 30, 1994

(1)  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Pallet Source, Inc. (the Company) builds, refurbishes and distributes wooden pallets for use in a variety of industries. In addition, the Company acts as a broker in transferring pallets between nonrelated companies. The Company is located in Mansfield, Arkansas and sells its products on an unsecured basis to customers in the area. The Company's ability to collect the amounts due from customers is affected by regional economic conditions.

INVENTORIES

Inventories are stated at the lower of first in, first out (FIFO) cost or market.

DEPRECIATION

Depreciation is computed under the straight-line method over the estimated useful lives of assets as follows:


Building                            10-30 years
Furniture and fixtures                5-7 years
Equipment                               7 years
Transportation equipment             5-10 years


INCOME TAXES

The Company is an S corporation and, accordingly, is not subject to federal or state income taxes. The Company's taxable income (loss) is included in the individual tax returns of its stockholders.

(2)  INVENTORIES

Inventories consist of the following:

                      DECEMBER 31,        NOVEMBER 30,
                    1992        1993          1994
Raw materials      $18,147     $49,035       $43,423
Finished goods      27,754      14,285        29,571
                   $45,901     $63,320       $72,994

(3)  NOTES PAYABLE

The Company has several demand notes payable to its bank with interest rates ranging from 8% to 9%. The notes are secured by property and equipment and had outstanding balances of $72,798, $169,969 and $72,341 as of December 31, 1992 and 1993 and November 30, 1994, respectively.

(4)  LONG-TERM DEBT

Long-term debt consists of the following:

                                                                 DECEMBER 31,         NOVEMBER 30,
                                                               1992         1993          1994
Note payable to bank in monthly installments of $815,
 including interest at 8%, final payment due July 1997,
 secured by transportation equipment                         $      0     $ 30,372      $ 23,408

Note payable in monthly installments of $509 including
 interest at 8.5%, final payment due July 1999, secured
 by transportation equipment                                        0            0        23,190

Note payable to bank in monthly installments of $723
 plus
 interest at 8%, paid in full in 1994                               0       24,595             0

Note payable to bank in monthly installments of $349
 including interest at 8%, paid in full in 1994                14,728       10,865             0

Note payable to bank in monthly installments
 paid in full in 1993                                          19,746            0             0

Various notes payable to banks                                 16,624        9,553           378

                                                               51,098       75,385        46,976

Less current maturities                                       (37,172)     (33,481)      (13,023)

                                                             $ 13,926     $ 41,904      $ 33,953

Maturities of long-term debt as of November 30, 1994 are as follows:

Twelve months ending November 30:
  1995                                $13,023
  1996                                 13,544
  1997                                 11,410
  1998                                  5,540
  1999                                  3,459
                                      $46,976

(5)  CAPITAL LEASE OBLIGATIONS

The Company has several capital leases with monthly payments totaling $2,760 including imputed interest at 7.8% to 12.5%. The leases have various expiration dates through July 1999. Minimum lease commitments under capitalized lease obligations as of November 30, 1994 are as follows:

Twelve months ending November 30:
  1995                                 $ 33,117
  1996                                   32,012
  1997                                   16,401
  1998                                   15,711
  1999                                   10,474
                                        107,715
Less amounts representing interest      (21,680)
                                         86,035
Less current maturities                 (23,983)
                                       $ 62,052

Capital leases included in property and equipment are as follows:

                                     DECEMBER 31,        NOVEMBER 30,
                                   1992        1993          1994
Cost                              $17,105     $55,689      $114,539
Less accumulated depreciation      (2,055)     (6,643)      (14,627)
                                  $15,050     $49,046      $ 99,912

(6)  RELATED PARTY TRANSACTIONS

On November 30, 1994, the Company sold its buildings with book value of $209,891, net of accumulated depreciation, to one of its stockholders in exchange for the stockholder assuming notes payable and debt of $205,818. The Company recorded a loss of $4,073 on this transaction and entered into a five-year lease on the property with the stockholder. Minimum future payments under this lease are as follows:

Twelve months ending November 30:
  1995                               $ 30,000
  1996                                 30,000
  1997                                 30,000
  1998                                 30,000
  1999                                 30,000
                                     $150,000

(7)  SUBSEQUENT EVENT

Effective December 1, 1994, the Company was acquired by, and became a wholly owned subsidiary of, Pallet Recycling Associates of North America, Inc. (PRANA), a Minnesota corporation. The acquisition agreement contains a provision that allows the former stockholders to rescind the agreement if certain conditions are not met prior to June 30, 1996. In addition, as part of this agreement, PRANA advanced $150,000 to the Company in November 1994 in anticipation of the transaction closing. This amount is shown on the November 30, 1994 financial statements as another long-term obligation and was reclassified to equity on December 1, 1994 when the acquisition became effective.


                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Hurt's Pallet and Sales Inc.:

We have audited the accompanying balance sheets of Hurt's Pallet and Sales Inc. as of December 31, 1992 and 1993, and November 30, 1994, and the related statements of operations and retained earnings (accumulated deficit) and cash flows for the years ended December 31, 1992 and 1993 and the eleven-month period ended November 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hurt's Pallet and Sales Inc. as of December 31, 1992 and 1993, and November 30, 1994, and the results of its operations and its cash flows for the years ended December 31, 1992 and 1993 and the eleven-month period ended November 30, 1994, in conformity with generally accepted accounting principles.



                                                 KPMG Peat Marwick LLP



Minneapolis, Minnesota
February 17, 1995


                         HURT'S PALLET AND SALES INC.
                                BALANCE SHEETS
               DECEMBER 31, 1992 AND 1993 AND NOVEMBER 30, 1994
                                    ASSETS


                                                        1992         1993         1994
Current assets:
  Cash                                                $ 26,785     $ 22,954     $ 47,554
  Trade accounts receivable, less allowance
   for doubtful accounts of $1,100, $0,
   and $2,042, respectively                             43,749       49,435       71,703
  Inventories                                           41,264       46,794       82,374
  Prepaid expenses                                       2,306            0            0
  Deferred tax assets                                   23,200       41,800        8,800
    Total current assets                               137,304      160,983      210,431
  Property and equipment at cost:
  Land (note 6)                                          8,500        8,500            0
  Building (note 6)                                    161,244      161,244            0
  Furniture and fixtures                                 5,979        5,219        5,219
  Equipment                                            164,663      230,160      277,674
  Transportation equipment                              96,734       99,115       99,115
                                                       437,120      504,238      382,008
  Less accumulated depreciation                        146,747      132,020      155,551
    Net property and equipment                         290,373      372,218      226,457
  Other assets                                           3,688        2,847        2,316
    Total assets                                      $431,365     $536,048     $439,204
                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                    $ 68,861     $111,010     $ 34,674
  Current maturities of long-term debt                  72,186      115,857       28,231
  Current maturities of capital lease obligations       17,768        6,748        6,330
  Due to stockholder                                    24,074       19,074       19,074
  Accrued liabilities                                   50,525       54,492       50,964
  Income taxes payable                                   4,305        3,972       55,505
    Total current liabilities                          237,719      311,153      194,778
Long-term debt, less current maturities                242,539      203,054       20,575
Capital lease obligations, less current
maturities                                               4,016        9,841        3,511
Deferred tax liabilities                                 6,500       19,300       29,400
Stockholders' equity:
  Common stock -- no par value; 1,000 shares
   authorized; 800 shares issued and outstanding         1,000        1,000        1,000
  Retained earnings (accumulated deficit)              (60,409)      (8,300)     189,940
    Total stockholders' equity (deficit)               (59,409)      (7,300)     190,940
Commitments and contingencies (notes 3 and 4)
    Total liabilities and stockholders' equity        $431,365     $536,048     $439,204

See accompanying notes to financial statements.

                         HURT'S PALLET AND SALES INC.
                STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                            (ACCUMULATED DEFICIT)
                    YEARS ENDED DECEMBER 31, 1992 AND 1993
             AND THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1994

                                               1992           1993           1994
Net sales                                   $1,765,635     $2,126,434     $1,816,484
Cost of sales                                1,502,677      1,796,514      1,306,003
    Gross profit                               262,958        329,920        510,481
Operating expenses:
  Selling, general and administrative          193,948        224,170        188,200
    Operating income                            69,010        105,750        322,281
Other income (expense):
  Interest expense                             (32,712)       (33,679)       (21,395)
  Gain (loss) on sale of fixed assets            1,798        (13,482)        12,737
  Miscellaneous, net                               474            663           (296)
    Total other expense                        (30,440)       (46,498)        (8,954)
    Income before income taxes                  38,570         59,252        313,327
Provision for income taxes                       9,105          7,143        115,087
    Net income                                  29,465         52,109        198,240
Accumulated deficit beginning of period        (89,874)       (60,409)        (8,300)
Retained earnings (accumulated deficit)
end of period                               $  (60,409)    $   (8,300)    $  189,940

See accompanying notes to financial statements.

                         HURT'S PALLET AND SALES INC.

                           STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 1992 AND 1993
             AND THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1994

                                                        1992         1993          1994
Cash flows from operating activities:
  Net income                                          $ 29,465     $  52,109     $ 198,240
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Amortization                                         1,294         1,294           531
    Depreciation                                        43,606        54,399        54,279
    (Gain) loss on sale of equipment                    (1,798)       13,482       (12,737)
    Deferred tax assets and liabilities                  4,800        (5,800)       43,100
    Changes in operating assets and liabilities:
      Trade accounts receivable                          5,904        (5,686)      (22,268)
      Inventories                                       (7,665)       (5,530)      (35,580)
      Prepaid expenses                                  (2,306)        2,306             0
      Other assets                                         150          (453)            0
      Accounts payable                                   8,064        42,149       (76,336)
      Accrued liabilities                                6,087         3,967        (3,528)
      Income taxes payable                               4,305          (333)       51,533
       Net cash provided by operating activities        91,906       151,904       197,234
Cash flows from investing activities:
  Proceeds from sale of equipment                        8,000        16,700             0
  Purchases of property and equipment                  (29,765)     (151,968)      (50,029)
       Net cash used in investing activities           (21,765)     (135,268)      (50,029)
Cash flows from financing activities:
  Proceeds from long-term debt                          15,000        84,000             0
  Principal payments of long-term debt                 (49,651)      (79,814)     (115,857)
  Principal payments of capital lease obligations      (15,761)      (19,653)       (6,748)
  Repayments of stockholder advances                         0        (5,000)            0
       Net cash used in financing activities           (50,412)      (20,467)     (122,605)
       Net increase (decrease) in cash                  19,729        (3,831)       24,600
Cash at beginning of period                              7,056        26,785        22,954
Cash at end of period                                 $ 26,785     $  22,954     $  47,554
Supplemental disclosures of cash flow
information:

  Cash paid during the period for interest            $ 37,873     $  36,326     $  23,180
  Cash paid during the period for income taxes               0        13,276        20,454

Supplemental schedule of non-cash investing and
 financing activities:
  Finished goods inventory exchanged for raw
   materials inventory                                $363,443     $ 519,108     $ 408,328
  Equipment traded in for new equipment                      0         6,135             0
  Capitalized lease obligations for equipment           14,250        14,458             0
  Land and building sold in exchange for
   assumption of debt                                        0             0       154,248

See accompanying notes to financial statements.

                         HURT'S PALLET AND SALES INC.
                        NOTES TO FINANCIAL STATEMENTS
               DECEMBER 31, 1992 AND 1993 AND NOVEMBER 30, 1994

(1)  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Hurt's Pallet and Sales Inc. (the Company) builds, refurbishes and distributes wooden pallets for use in a variety of industries. The Company is located in Summitville, Indiana and sells its products on an unsecured basis to customers in the area. The Company's ability to collect the amounts due from customers is affected by regional economic conditions.

INVENTORIES

Inventories are stated at the lower of first in, first out (FIFO) cost or market.

DEPRECIATION

Depreciation is computed under the straight-line method over the estimated useful lives of assets as follows:



Building                            31.5 years
Furniture and fixtures                 7 years
Equipment                            5-7 years
Transportation equipment             3-7 years

INCOME TAXES

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. All statements presented reflect the provisions of Statement No. 109.

(2)  INVENTORIES

Inventories consist of the following:

                       DECEMBER 31         NOVEMBER 30,
                    1992        1993           1994
Raw materials      $30,279     $40,827       $64,512
Finished goods      10,985       5,967        17,862
                   $41,264     $46,794       $82,374

(3)  LONG-TERM DEBT

Long-term debt consists of the following:

                                                                      DECEMBER 31           NOVEMBER 30,
                                                                  1992          1993            1994

Note payable to bank in monthly installments of $1,875
 including interest at 2.5% above prime rate,
 final installment due September 1995, secured by equipment     $      0      $  35,489       $ 17,792

Note payable in monthly installments of $637
 including interest at 10%, final installment
 due September 1998                                                    0         10,883          6,742

Note payable to bank in monthly installments of $452
 including interest at 10%, final installment due March
 1996,
 secured by equipment                                                  0         30,000         24,272

Note payable due in monthly installments of $1,556
 including interest at prime rate, assumed by
 stockholder in 1994                                             100,000         72,301              0

Note payable to bank in monthly installments of $2,400
 including interest at 2.75% above prime rate, assumed by
 stockholder in 1994                                             131,588        113,375              0

Notes payable, paid in full                                       83,137         56,863              0

                                                                 314,725        318,911         48,806

Less current maturities                                          (72,186)      (115,857)       (28,231)

                                                                $242,539      $ 203,054       $ 20,575


Maturities of long-term debt as of November 30, 1994 are as follows:

Twelve months ended November 30:
 1995                                $28,231
 1996                                  7,811
 1997                                  6,673
 1998                                  6,091
                                     $48,806

(4)  CAPITALIZED LEASE OBLIGATIONS

Included in property and equipment are several capitalized lease obligations as follows:


                                 DECEMBER 31          NOVEMBER 30,
                               1992        1993           1994
Cost                         $54,483      $68,941       $68,941
Accumulated depreciation      23,817       33,457        41,904
                             $30,666      $35,484       $27,037

Minimum lease commitments under capitalized lease obligations as of November 30, 1994 are as follows:

Twelve months ending November 30:
 1995                                  $ 6,958
 1996                                    3,624
                                        10,582
Less amounts representing interest        (741)
                                       $ 9,841

(5)  INCOME TAXES

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

Components of the provision for income taxes are as follows:

                       CURRENT      DEFERRED      TOTAL
December 31, 1992:
  Federal              $ 4,237      $ 2,200     $  6,437
  State                     68        2,600        2,668
                       $ 4,305      $ 4,800     $  9,105
December 31, 1993:
  Federal              $ 7,210      $(6,800)    $    410
  State                  5,733        1,000        6,733
                       $12,943      $(5,800)    $  7,143
November 30, 1994:
  Federal              $56,487      $37,800     $ 94,287
  State                 15,500        5,300       20,800
                       $71,987      $43,100     $115,087

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability as of November 30, 1994 are as follows:

Deferred tax assets:
  Accounts receivable         $   795
  Prepaid expenses              4,155
  Accrued liabilities          27,050
                               32,000
Deferred tax liabilities:
  Inventories                  23,200
  Depreciation                 29,400
                               52,600
    Net deferred tax
     liability                $20,600

No valuation allowance for the deferred tax asset was necessary as of November 30, 1994. The character of the deferred tax asset is such that it can be offset against future anticipated taxable income.

The provision for income taxes varied from the expected federal statutory rate as follows:

                                                                           ELEVEN-MONTH
                                                      YEARS ENDED          PERIOD ENDED
                                                      DECEMBER 31          NOVEMBER 30,
                                                   1992         1993           1994
Expected federal tax recovery using statutory
 rate of 34%                                      $13,114     $ 20,145       $106,531
Increase (reduction) in taxes resulting from:
 Effects of graduated rates                        (7,328)     (10,333)             0
 Effects of changes in effective tax rates              0       (7,200)             0
 State taxes, net of federal benefit                1,761        4,444         13,728
 Other                                              1,558           87         (5,172)
                                                  $ 9,105     $  7,143       $115,087

(6)  RELATED PARTY TRANSACTIONS

The Company paid $117,000, $99,300, and $11,000 in trucking expenses in 1992, 1993 and 1994, respectively, to another company with common ownership. In addition, the Company owed its stockholders $24,074 at December 31, 1992, and

$19,074 at December 31, 1993 and November 30, 1994 for operating advances.

On November 30, 1994, the Company sold its land and building totaling $141,002, net of accumulated depreciation, to one of its stockholders in exchange for the stockholder assuming company debt of $154,248. The Company recorded a gain of $13,246 on this transaction and entered into a ten-year lease of the property with the stockholder. Minimum future payments under this lease are as follows:

Twelve months ending November 30:
  1995                                $ 48,000
  1996                                  48,000
  1997                                  48,000
  1998                                  48,000
  1999                                  48,000
  Thereafter                           240,000
                                      $480,000

(7)  SUBSEQUENT EVENT

Effective December 1, 1994, the Company was acquired by, and became a wholly owned subsidiary of, Pallet Recycling Associates of North America, Inc. (PRANA), a Minnesota corporation. The acquisition agreement contains a provision that allows the former shareholders to rescind the agreement if certain conditions are not met prior to June 30, 1996.

(8)  SIGNIFICANT CUSTOMERS

Sales to the Company's four largest customers represents 67%, 57%, and 65% of total sales for the years ended December 31, 1992 and 1993 and the eleven-month period ended November 30, 1994, respectively.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Quality Pallet, Inc.:

We have audited the accompanying balance sheets of Quality Pallet, Inc. as of December 31, 1992 and 1993 and November 30, 1994, and the related statements of earnings, stockholders' equity and cash flows for the years ended December 31, 1992 and 1993 and the eleven-month period ended November 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quality Pallet, Inc. as of December 31, 1992 and 1993 and November 30, 1994, and the results of its operations and its cash flows for the years ended December 31, 1992 and 1993 and the eleven-month period ended November 30, 1994, in conformity with generally accepted accounting principles.



                                            KPMG Peat Marwick LLP




Minneapolis, Minnesota
January 13, 1995



                             QUALITY PALLET, INC.
                                BALANCE SHEETS
               DECEMBER 31, 1992 AND 1993 AND NOVEMBER 30, 1994
                                    ASSETS

                                                     1992         1993         1994
Current assets:
  Cash and cash equivalents                        $ 27,891     $ 36,744     $126,942
  Trade accounts receivable, less allowance
   for doubtful accounts of $0, $4,512,
   and $9,314 respectively                          113,445      150,095      235,523
  Inventories                                        48,802      134,981      167,343
  Prepaid expenses                                    4,146        8,289            0
  Note receivable from related party                      0      114,335            0
     Total current assets                           194,284      444,444      529,808
Property and equipment at cost:
  Building and improvements                           1,829        1,829        6,440
  Equipment                                          51,333      154,311      196,657
  Transportation equipment                           14,954       22,303       22,303
                                                     68,116      178,443      225,400
  Less accumulated depreciation                     (38,358)     (28,016)     (56,169)
   Net property and equipment                        29,758      150,427      169,231
     Total assets                                  $224,042     $594,871     $699,039
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $ 13,792     $ 21,646     $ 59,873
  Accrued liabilities                                13,211       76,312      172,672
  Current portion of long-term debt                       0       30,763       54,275
     Total current liabilities                       27,003      128,721      286,820
Long-term debt, net of current portion                    0       74,680       94,201
Stockholders' equity:
  Common stock--no par value; 9,000 shares
   authorized; 9,000 shares issued and
   outstanding
   as of December 31, 1992 and 1993 and
   November 30, 1994                                105,598      105,598      105,598
  Retained earnings                                  91,441      285,872      212,420
     Total stockholders' equity                     197,039      391,470      318,018
Commitments (note 7)
     Total liabilities and stockholders' equity    $224,042     $594,871     $699,039

See accompanying notes to financial statements.

                             QUALITY PALLET, INC.
                            STATEMENTS OF EARNINGS

                    YEARS ENDED DECEMBER 31, 1992 AND 1993
             AND THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1994

                                          1992          1993           1994
Net sales                               $804,796     $1,387,011     $2,921,131
Cost of sales                            489,622        932,418      2,204,354
   Gross profit                          315,174        454,593        716,777
Operating expenses:
  Selling, general and
   administrative                        167,986        241,060        619,539
   Operating income                      147,188        213,533         97,238
Other income (expense):
  Interest expense                             0         (1,587)        (9,773)
  Interest income                              0            658          5,969
  Miscellaneous, net                          58         31,827          4,339
   Total other income                         58         30,898            535
   Net earnings                         $147,246     $  244,431     $   97,773

See accompanying notes to financial statements.

                             QUALITY PALLET, INC.
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED DECEMBER 31, 1992 AND 1993
             AND THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1994

                                  COMMON STOCK         RETAINED
                               SHARES      AMOUNT      EARNINGS        TOTAL

Balance, December 31, 1991     9,000      $105,598     $  46,695     $ 152,293
  Distributions                    0             0      (102,500)     (102,500)
  Net earnings                     0             0       147,246       147,246
Balance, December 31, 1992     9,000       105,598        91,441       197,039
  Distributions                    0             0       (50,000)      (50,000)
  Net earnings                     0             0       244,431       244,431
Balance, December 31, 1993     9,000       105,598       285,872       391,470
  Distributions                    0             0      (171,225)     (171,225)
  Net earnings                     0             0        97,773        97,773
Balance, November 30, 1994     9,000      $105,598     $ 212,420     $ 318,018


See accompanying notes to financial statements.

                             QUALITY PALLET, INC.
                           STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 1992 AND 1993
             AND THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1994


                                                        1992          1993          1994
Cash flows from operating activities:
  Net earnings                                        $ 147,246     $ 244,431     $  97,773
  Adjustments to reconcile net earnings to net
   cash provided by operating activities:
    Depreciation                                          8,904        18,723        29,625
    Gain on sale of equipment                                 0        (2,284)       (2,220)
    Changes in operating assets and liabilities:
      Trade accounts receivable                         (72,521)      (36,650)      (85,428)
      Inventories                                           (47)      (86,179)      (32,362)
      Prepaid expenses                                     (490)       (4,143)        8,289
      Accounts payable                                   13,792         7,854        38,227
      Accrued liabilities                                10,863        63,101        96,360
       Net cash provided by operating activities        107,747       204,853       150,264
Cash flows from investing activities:
  Proceeds from sale of equipment                             0         8,553         8,000
  Purchases of property and equipment                    (6,700)     (145,661)      (54,209)
       Net cash used in investing activities             (6,700)     (137,108)      (46,209)
Cash flows from financing activities:
  (Issuance) repayment of stockholder
   note receivable                                            0      (114,335)      114,335
  Distributions to stockholders                        (102,500)      (50,000)     (171,225)
  Principal payments of long-term debt                        0       (11,397)     (133,467)
  Proceeds from long-term debt                                0       116,840       176,500
       Net cash used in financing activities           (102,500)      (58,892)      (13,857)
       Net increase (decrease) in cash                   (1,453)        8,853        90,198
Cash at beginning of period                              29,344        27,891        36,744
Cash at end of period                                 $  27,891     $  36,744     $ 126,942
Supplemental disclosures of cash flow
information:

  Cash paid during the period for interest            $       0     $   1,587     $   9,773


See accompanying notes to financial statements.

                             QUALITY PALLET, INC.
                        NOTES TO FINANCIAL STATEMENTS
               DECEMBER 31, 1992 AND 1993 AND NOVEMBER 30, 1994

(1)  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Quality Pallet, Inc. (the Company) builds, refurbishes and distributes wooden pallets for use in a variety of industries. The Company is located in Seymour, Wisconsin and sells its products on an unsecured basis to customers throughout the Midwestern United States. The Company's ability to collect the amounts due from customers is affected by regional economic conditions.

CASH EQUIVALENTS

Cash equivalents consist of short-term investments in money market funds with an expected maturity of three months or less.

INVENTORIES

Inventories are stated at the lower of first in, first out (FIFO) cost or market.

DEPRECIATION

Depreciation is computed under the straight-line method over the estimated useful lives of assets as follows:


Building improvements                        1-10 years
Equipment, furniture and fixtures             5-7 years
Transportation equipment                        5 years

INCOME TAXES

The Company is an S corporation and, accordingly, is not subject to federal or state income taxes. The Company's taxable income is included in the individual tax returns of its stockholders.

(2)  ACCOUNTS RECEIVABLE

Trade accounts receivable consist principally of amounts due from customers for pallet purchases and are reflected as follows:

                                        DECEMBER 31           NOVEMBER 30,
                                     1992          1993           1994
Accounts receivable                $113,445      $154,607       $244,837
Less:
  Allowance for doubtful
   accounts                               0        (4,512)        (9,314)
                                   $113,445      $150,095       $235,523

(3)  INVENTORIES

Inventories consist of the following:

                        DECEMBER 31          NOVEMBER 30,
                     1992         1993           1994
Raw materials      $24,967      $ 98,301       $106,670
Finished goods      23,835        36,680         60,673
                   $48,802      $134,981       $167,343

(4)  LONG-TERM DEBT

Long-term debt consists of the following:

                                                                           DECEMBER 31        NOVEMBER 30,
                                                                        1992       1993           1994
Note payable to bank in monthly installments of $2,000, including
 interest at 7.5%, paid in full March 1994                               $0      $ 80,309       $      0

Note payable to bank in monthly installments of $472, including
 interest at 7.93%, paid in full March 1994                               0        16,139              0

Capital lease for forklift, payable in monthly installments of
 $666, including interest at 5.97% through February 1995                  0         8,995          1,988

Note payable to bank in monthly installments of $3,600, including
 interest at 7.5%, due July 1997                                          0             0        102,875

Note payable to bank in monthly installments of $1,600, including
 interest at 8.0%, due June 1997                                          0             0         43,613

                                                                          0       105,443        148,476

 Less current portion                                                     0       (30,763)       (54,275)

                                                                         $0      $ 74,680       $ 94,201

Maturities of long-term debt as of November 30, 1994 are as follows:

Twelve months ending November 30:
  1995                                $ 54,275
  1996                                  57,152
  1997                                  37,049
                                      $148,476

(5)  PROFIT SHARING PLAN

In December 1993, the Company adopted a profit sharing plan (the Plan) which covers substantially all employees. The Company makes annual contributions of 15% of all eligible employees' wages to the Plan in accordance with the Plan agreement. Profit sharing expense was approximately $19,000 and $47,000 for the year ended December 31, 1993 and the eleven months ended November 30, 1994, respectively.

(6)  RELATED PARTY TRANSACTIONS

The Company had a note receivable from B&B ENTERPRISES in the amount of $114,335 as of December 31, 1993. An additional $19,864 was added to the note in January of 1994. The note bears interest at 7%. Interest income related to this note was $658 and $5,969 in 1993 and 1994, respectively. In September of 1994, the Company forgave the remaining note receivable principal balance of approximately $116,000. The forgiveness was treated as distributions to shareholders.

The Company paid fees of approximately $58,000 in 1992, $112,000 in 1993, and $275,000 in 1994 to a Corporation which had officers and stockholders in common. The related Corporation provided freight services to the Company.

In July 1992, the Company entered into an agreement with B&B ENTERPRISES to lease the corporate office and production facility. The Company paid rent payments of approximately $13,500 in 1992, $27,000 in 1993, and $55,000 in 1994, respectively.

In July 1992, the Company entered into an agreement with a Corporation which had officers and stockholders in common to sublease corporate office space. Rental income related to this sublease was $600, $1,200, and $2,050 for 1992, 1993 and 1994, respectively.

(7)  SUBSEQUENT EVENTS

Effective November 30, 1994, the Company was acquired by, and became a wholly owned subsidiary of, Pallet Recycling of North America, Inc., a Minnesota Corporation.

On December 1, 1994, the Company renegotiated the terms of its facility lease. The operating lease, which expires November 30, 2004, calls for monthly payments of $12,500. On December 1, 1995 and on the same day of each succeeding year thereafter during term of the lease, monthly lease payment is increased by 5%.

Future minimum lease payments for the noncancelable operating lease as of November 30, 1994 are as follows (in thousands):

 1994                           $  150,000
 1995                              157,500
 1996                              165,000
 1997                              172,500
 1998                              180,000
 Remainder                       1,012,500
  Total minimum obligations     $1,837,500


                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
American Century Pallet, Inc.:

We have audited the accompanying balance sheets of American Century Pallet, Inc. as of December 31, 1993 and 1994, and March 31, 1995, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1993 and 1994 and the three-month period ended March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Century Pallet, Inc. as of December 31, 1993 and 1994, and March 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1993 and 1994, and the three-month period ended March 31, 1995, in conformity with generally accepted accounting principles.


                                     KPMG Peat Marwick LLP


Minneapolis, Minnesota
April 8, 1996



                        AMERICAN CENTURY PALLET, INC.
                                BALANCE SHEETS
                DECEMBER 31, 1993 AND 1994, AND MARCH 31, 1995
                                    ASSETS


                                                       1993         1994         1995
Current assets:
  Cash                                               $ 43,158     $ 21,314     $109,269
  Restricted cash (note 2)                                  0            0       10,000
  Trade accounts receivable                            91,007      160,777      133,551
  Other receivables                                    10,932       10,205       12,293
  Inventories (note 3)                                 73,027       66,789       47,429
  Prepaid expenses                                      4,780        4,153        2,119
  Deferred income taxes (note 5)                        3,476        3,802       14,998
  Income taxes refundable                                   0       16,408            0
      Total current assets                            226,380      283,448      329,659
Property and equipment at cost:
  Furniture and fixtures                                1,844        1,844        1,844
  Equipment                                            50,372       60,973       60,973
  Transportation equipment                             77,870       72,370       74,284
                                                      130,086      135,187      137,101
  Less accumulated depreciation                        36,979       45,404       49,858
   Net property and equipment                          93,107       89,783       87,243
      Total assets                                   $319,487      373,231      416,902
                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt (note 4)      $ 16,280     $      0     $      0
  Current maturities of capital lease
   obligations (note 6)                                 7,476        7,476        7,476
  Notes payable--related party (note 7)                     0       10,000            0
  Accounts payable                                     39,119       39,276       51,465
  Accrued liabilities (note 8)                         14,642       22,780       25,035
  Income taxes payable (note 5)                             0            0       16,094
    Total current liabilities                          77,517       79,532      100,070
Capital lease obligations, less current
 maturities
 (note 6)                                              16,757       12,542       11,380
Deferred income taxes (note 5)                          7,567       17,821       17,337
Stockholders' equity:
  Common stock $1 par value: 16,500 shares
   authorized; 16,500 shares issued and
   outstanding at Decem ber 31, 1993, 11,000
   shares issued and outstanding as of December
   31, 1994 and
   March 31, 1995                                      16,500       11,000       11,000
  Retained earnings                                   201,146      252,336      277,115
      Total stockholders' equity                      217,646      263,336      288,115
  Commitments (note 6)
      Total liabilities and stockholders' equity     $319,487     $373,231     $416,902

See accompanying notes to financial statements.

                        AMERICAN CENTURY PALLET, INC.
                           STATEMENTS OF OPERATIONS
                 YEARS ENDED DECEMBER 31, 1993 AND 1994, AND
                 THE THREE-MONTH PERIOD ENDED MARCH 31, 1995

                                            1993           1994          1995
Net sales                                $1,658,764     $1,964,102     $475,930
Cost of sales                             1,423,639      1,496,570      344,858
    Gross profit                            235,125        467,532      131,072
Operating expenses:
  Selling, general and administrative       247,007        335,519       89,075
    Operating income (loss)                 (11,882)       132,013       41,997
Other income (expense):
  Interest expense                           (2,708)        (3,261)        (707)
  Gain (loss) on sale of equipment              354          1,320         (686)
  Miscelleaneous                                  0         (2,446)      (1,515)
    Total other income (expense)             (2,354)        (4,387)      (2,908)
    Income (loss) before income taxes       (14,236)       127,626       39,089
Income tax expense (benefit) (note
5)                                           (5,811)        36,936       14,310
    Net income (loss)                    $   (8,425)    $   90,690     $ 24,779

See accompanying notes to financial statements.

                        AMERICAN CENTURY PALLET, INC.
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                 YEARS ENDED DECEMBER 31, 1993 AND 1994, AND
                   THREE-MONTH PERIOD ENDED MARCH 31, 1995

                                                              RETAINED
                                      SHARES      AMOUNT      EARNINGS      TOTAL

Balance, December 31, 1992            16,500      $16,500     $209,571     $226,071
  Net loss                                 0            0       (8,425)      (8,425)
Balance, December 31, 1993            16,500       16,500      201,146      217,646
  Purchase of common stock (note
   7)                                 (5,500)      (5,500)     (39,500)     (45,000)
  Net income                               0            0       90,690       90,690
Balance, December 31, 1994            11,000       11,000      252,336      263,336
  Net income                               0            0       24,779       24,779
Balance, March 31, 1995               11,000      $11,000     $277,115     $288,115


See accompanying notes to financial statements

                        AMERICAN CENTURY PALLET, INC.
                           STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1993 AND 1994, AND
                 THE THREE-MONTH PERIOD ENDED MARCH 31, 1995

                                                        1993         1994         1995
Cash flows from operating activities:
  Net income (loss)                                   $ (8,425)    $ 90,690     $ 24,779
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
    Depreciation                                        18,553       21,511        5,311
    (Gain) loss on sale of equipment                      (354)      (1,320)         686
    Deferred income taxes                               (5,811)       9,928      (11,680)
    Changes in operating assets and liabilities:
      Trade accounts receivable                         39,843      (69,770)      27,226
      Other receivables                                 (1,083)         727       (2,088)
      Inventories                                      (12,481)       6,238       19,360
      Prepaid expenses                                    (842)         627        2,034
      Accounts payable                                   3,907          156       12,189
      Accrued liabilities                              (11,292)       8,138        2,255
      Income taxes payable                                   0      (16,408)      32,502
       Net cash provided by operating activities        22,015       50,517      112,574
Cash flows from investing activities:
  Investment in restricted cash
   money market account                                      0            0      (10,000)
  Proceeds from sale of equipment                        8,455       10,735           58
  Purchase of property and equipment                   (26,317)     (27,601)      (3,515)
       Net cash used in investing activities           (17,862)     (16,866)     (13,457)
Cash flows from financing activities:
  Proceeds from long-term debt                          16,280      (16,280)           0
  Principal payments of long-term debt                  (9,278)           0            0
  Principal payments of capital lease obligations       (2,820)      (4,215)      (1,162)
  Proceeds from notes payable to stockholders                0       56,050       70,050
  Repayments of notes payable to stockholders                0      (56,050)     (80,050)
  Purchase of common stock (note 7)                          0      (35,000)           0
       Net cash provided by (used in)
        financing activities                             4,182      (55,495)     (11,162)
       Net increase (decrease) in cash                   8,335      (21,844)      87,955
Cash at beginning of period                             34,823       43,158       21,314
Cash at end of period                                 $ 43,158     $ 21,314     $109,269
Supplemental disclosures of cash flow
information:
  Cash paid during the period for interest            $  2,709     $  3,261     $    707
  Cash paid (refunded) during the period
   for income taxes                                          0       43,416       (6,512)
Supplemental schedule of non-cash investing and
 financing activities:
  Purchase of common stock financed by
   note from stockholder                              $      0     $ 10,000     $      0
  Equipment purchased under capital lease               27,053            0            0

See accompanying notes to financial statements.

                        AMERICAN CENTURY PALLET, INC.
                        NOTES TO FINANCIAL STATEMENTS
                DECEMBER 31, 1993 AND 1994, AND MARCH 31, 1995


(1)  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES


NATURE OF BUSINESS

American Century Pallet, Inc. (the Company) builds, refurbishes and distributes wooden pallets for use in a variety of industries. The Company is located in Oklahoma City, Oklahoma and sells its products on an unsecured basis to customers in that area. The Company's ability to collect the amounts due from customers is affected by regional economic conditions.

INVENTORIES

Inventories are stated at the lower of first in, first out (FIFO) cost or market.

DEPRECIATION

Depreciation is computed under the straight-line method over the estimated useful lives of assets as follows:


Furniture and fixtures              7 years
Equipment                           7 years
Transportation equipment            5 years

INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS

The carrying value of debt approximates market, as the substantial majority of debt carries interest rates that approximate market.

(2)  RESTRICTED CASH BALANCES

As part of the acquisition agreement (see note 9), the Company was required to invest $10,000 in a money market account to cover costs associated with the acquisition. The Company is prevented by the agreement from using the account for activities not related to the acquisition.

(3)  INVENTORIES

Inventories consist of the following:

                     1993        1994        1995
Raw materials      $12,054      $19,349     $13,660
Finished goods      60,973       47,440      33,769
                   $73,027      $66,789     $47,429

(4)  NOTES PAYABLE TO THIRD PARTIES

The Company had a note payable to its bank due in a single payment upon maturity plus interest at 7.9% secured by transportation equipment. The outstanding balance was $15,273 as of December 31, 1993. The note was paid in 1994.

The Company also had a note payable to a third party payable in monthly installments of $407 including interest at 7.5% secured by transportation equipment. The outstanding balance was $1,007 as of December 31,1993. The note was paid in 1994.

(5)  INCOME TAXES

Components of income tax expense (benefit) for the years ended December 31, 1993 and 1994 and the three-month period ended March 31, 1995 are as follows:

                       CURRENT      DEFERRED       TOTAL
December 31, 1993:
 Federal               $     0      $ (4,940)     $(4,940)
 State                       0          (871)        (871)
                       $     0      $ (5,811)     $(5,811)
December 31, 1994:
 Federal               $21,195      $  8,439      $29,634
 State                   5,813         1,489        7,302
                       $27,008      $  9,928      $36,936
March 31, 1995:
 Federal               $21,907      $ (9,828)     $11,979
 State                   4,083        (1,752)       2,331
                       $25,990      $(11,680)     $14,310

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability as of December 31, 1993 and 1994, and March 31, 1995 are as follows:

                                  1993        1994        1995
Deferred tax assets:
  Accounts receivable            $ 5,251     $     0    $   160
  Inventories                          0           0      1,265
  Accounts payable                     0         132      6,868
  Accrued liabilities              2,251       4,805     12,053
  Capital lease obligations        9,693       8,007      7,542
  Deferred tax assets             17,195      12,944     27,888
Deferred tax liabilities:
  Restricted cash                      0           0      4,000
  Other receivables                    0         172          0
  Inventories                      3,600           0          0
  Prepaid expenses                   426         963      1,348
  Depreciation                    17,260      25,828     24,879
  Deferred tax liabilities        21,286      26,963     30,227
  Net deferred tax liability     $ 4,091     $14,019    $ 2,339

Income tax expense (benefit) varies from the expected federal statutory rate as follows:

                                                         DECEMBER 31          MARCH 31
                                                      1993         1994         1995
Expected federal tax recovery using rate of 34%      $(4,840)     $43,393     $13,290
Increase (decrease) in taxes resulting from:
 State taxes, net of federal benefit                    (971)       1,445       1,020
 Effect of graduated rates                                 0       (7,902)          0
                                                     $(5,811)     $36,936     $14,310

(6)  LEASES

The Company leases equipment under a capital lease with monthly payments of $623 including imputed interest at approximately 14% through May 1998. The Company also leases various equipment under operating leases with monthly payments totaling $1,852 expiring through January 2004.

The Company also leases its operating facility from a related party with monthly payments of $2,250 through March, 2000. Minimum lease commitments as of March 31, 1995 are as follows:


                                                        OPERATING
                                                   THIRD       RELATED
                                      CAPITAL      PARTY        PARTY
Twelve months ended March 31:
 1996                                 $ 7,476     $22,230      $ 27,000
 1997                                   7,476      20,101        27,000
 1998                                   7,476       7,418        27,000
 1999                                   1,247           0        27,000
 2000                                                   0        27,000
                                       23,675     $49,749      $135,000
Less amounts representing
 interest                              (4,819)
                                       18,856
Less current maturities                (7,476)
                                      $11,380

Capital leases included in property and equipment are as follows:

                                 DECEMBER 31          MARCH 31
                               1993        1994         1995
Cost                         $27,053      $27,053     $27,053
Accumulated depreciation      (1,932)      (5,797)     (6,763)
                             $25,121      $21,256     $20,290

Total rent expense under operating leases was $35,721, $59,560 and $17,014 of which $34,200, $34,200 and $8,700 were paid to related parties for the years ended December 31, 1993 and 1994, and the three-month period ended March 31, 1995, respectively.

(7)  RELATED PARTY TRANSACTIONS

The Company had short term advances from its shareholders in the amount of $0, $56,050 and $70,050 during the years ended December 31, 1993 and 1994, and the three-month period ended March 31, 1995, respectively. The Company repaid the advances during the period they were received.

Effective December 31, 1994, the Company purchased 5,500 shares of common stock for $45,000. $35,000 was paid in cash and a $10,000 note payable was issued to the former stockholder and paid in 1995.

(8)  ACCRUED LIABILITIES

Accrued liabilities consist of the following:

                                               DECEMBER 31         MARCH 31
                                            1993        1994         1995
Payroll and payroll taxes                  $ 5,658     $12,424     $11,713
Workers compensation insurance payable       3,018       2,239       3,015
Real estate and property taxes payable       1,689       2,453         713
Sales tax payable                            3,741       5,151           0
Accrued legal fees                               0           0       9,500
Other                                          536         513          94
                                           $14,642     $22,780     $25,035

(9)  SUBSEQUENT EVENT

Effective April 24, 1995, the Company was acquired by, and became a wholly owned subsidiary of, Pallet Recycling Associates of North America, Inc. (PRANA), a Minnesota corporation.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
B & B Pallet Supply Company:


We have audited the accompanying balance sheets of B & B Pallet Supply Company as of December 31, 1992, 1993, 1994, and May 5, 1995, the related statements of operations and retained earnings, and cash flows for the years ended December 31, 1992, 1993, and 1994, and the period from January 1, 1995 to May 5, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of B & B Pallet Supply Company as of December 31, 1992, 1993, 1994, and May 5, 1995, and the results of its operations and its cash flows for the years ended December 31, 1992, 1993, and 1994, and the period from January 1, 1995 to May 5, 1995, in conformity with generally accepted accounting principles.


                                       KPMG Peat Marwick LLP




Minneapolis, Minnesota
June 9, 1995



                         B & B PALLET SUPPLY COMPANY
                                BALANCE SHEETS
              DECEMBER 31, 1992, 1993, AND 1994, AND MAY 5, 1995
                                    ASSETS


                                                         1992          1993           1994          1995

Current assets:
  Cash                                                 $ 159,670     $ 323,972     $  412,871     $  34,788
  Marketable securities                                    9,190        33,326         26,456        29,498
  Trade accounts receivable, less allowance for
   doubtful accounts obligations of $1,000, $3,000,
   $2,000 and $3,000, respectively                       124,356       179,248        226,820       217,335
  Inventories                                             36,559        15,283         93,667        78,792
  Prepaid expenses                                        25,670         3,999          4,143         6,726
  Other current assets                                         0             0              0         2,800
   Total current assets                                  355,445       555,828        763,957       369,939
Property and equipment at cost:
  Land (note 8)                                           38,600         8,600         75,468             0
  Building (note 8)                                      118,182       118,182        242,216             0
  Fixtures and equipment                                 142,519       190,538        257,604       266,863
  Transportation equipment                               136,861       145,834        145,834       133,311
                                                         436,162       463,154        721,122       400,174
  Less accumulated depreciation                         (202,233)     (269,906)      (312,639)     (295,610)
   Net property and equipment                            233,929       193,248        408,483       104,564
Other assets                                               3,285         3,285          3,285           485
   Total assets                                        $ 592,659     $ 752,361     $1,175,725     $ 474,988
                                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                     $     204     $   2,484     $    7,329     $   8,467
  Current maturities of long-term debt                   100,000         2,589         12,496         1,666
  Current maturities of capital lease obligations              0         4,247          3,004         5,208
  Accrued liabilities                                     13,919        11,492         15,952        22,740
  Deferred revenue                                        41,377        55,723         49,969        20,224
   Total current liabilities                             155,500        76,535         88,750        58,305
  Long-term debt, less current maturities                      0         5,140        188,568         1,680
  Capital lease obligations, less current
   maturities                                                  0         6,030          3,743             0
Stockholders' equity:
  Common stock -- $1 par value; 30,000 shares
   authorized; 1,000 shares issued and outstanding         1,000         1,000          1,000         1,000
  Net unrealized loss on marketable
   equity securities                                           0             0        (13,189)      (10,147)
  Retained earnings                                      436,159       663,656        906,853       424,150
   Total Stockholders' equity                            437,159       664,656        894,664       415,003
Commitments (note 7)
   Total liabilities and stockholders' equity          $ 592,659     $ 752,361     $1,175,725     $ 474,988


See accompanying notes to financial statements.


                         B & B PALLET SUPPLY COMPANY
                STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                YEARS ENDED DECEMBER 31, 1992, 1993, 1994, AND
                THE PERIOD FROM JANUARY 1, 1995 TO MAY 5, 1995



                                               1992           1993           1994          1995
Net sales                                   $1,240,709     $1,558,310     $2,014,710     $ 766,946
Cost of sales                                  719,677        887,895      1,222,320       415,160
   Gross profit                                521,032        670,415        792,390       351,786
Operating expenses:
  Selling, general, and administrative         403,922        400,864        490,088       171,720
   Operating income                            117,110        269,551        302,302       180,066
Other (income) expense:
  Interest expense (income)                     (1,566)        (5,157)        (5,512)        4,728
  (Gain) loss on sale of fixed assets                0          5,000        (36,228)            0
  (Gain) loss on sale of marketable
   securities, net                                 (81)         9,190              0             0
  Miscellaneous, net                            (2,871)        (7,479)        (2,396)            0
   Total other expense (income)                 (4,518)         1,554        (44,136)        4,728
   Net income                                  121,628        267,997        346,438       175,338
Retained earnings -- beginning of
period                                         314,531        436,159        663,656       906,853
Stockholder distributions                            0        (40,500)      (103,241)     (658,041)
Retained earnings -- end of period          $  436,159     $  663,656     $  906,853     $ 424,150

See accompanying notes to financial statements.


                         B & B PALLET SUPPLY COMPANY
                           STATEMENTS OF CASH FLOWS
                YEARS ENDED DECEMBER 31, 1992, 1993, 1994, AND
                THE PERIOD FROM JANUARY 1, 1995 TO MAY 5, 1995



                                                      1992          1993          1994          1995
Cash flows from operating activities:
  Net income                                        $ 121,628     $ 267,997     $ 346,438     $ 175,338
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation                                       49,226        67,673        67,008        19,011
    (Gain) loss on sale of property and
     equipment                                              0         5,000       (36,228)            0
    (Gain) loss on sale of marketable securities          (81)        9,190             0             0
    Changes in operating assets and liabilities:
      Trade accounts receivable                       (63,374)      (54,892)      (47,572)        9,485
      Inventories                                     (24,870)       21,276       (78,384)       14,875
      Prepaid expenses                                  7,371        21,671          (144)       (2,583)
      Other assets                                     (2,800)            0             0             0
      Accounts payable                                 (8,081)        2,280         4,845         1,138
      Accrued liabilities                                (844)       (2,427)        4,460         6,788
      Deferred revenue                                 41,377        14,346        (5,754)      (29,745)
       Net cash provided by operating
        activities                                    119,552       352,114       254,669       194,307
Cash flows from investing activities:
    Proceeds from sale of property and equipment            0        25,000       182,434             0
    Purchases of property and equipment              (109,766)      (44,008)     (428,449)      (26,899)
    Purchases of marketable securities                 (9,109)      (33,326)       (6,319)            0
       Net cash used in investing activities         (118,875)      (52,334)     (252,334)      (26,899)
Cash flows from financing activities:
    Proceeds from long-term debt                      100,000         8,067       200,000             0
    Principal payments of long-term debt             (121,729)     (100,338)       (6,665)       (3,515)
    Principal payments of capital lease
     obligations                                            0        (2,707)       (3,530)       (1,539)
    Stockholder distributions                               0       (40,500)     (103,241)     (540,437)
       Net cash (used in) provided by financing
        activities                                    (21,729)     (135,478)       86,564      (545,491)
       Net increase (decrease) in cash                (21,052)      164,302        88,899      (378,083)
Cash at beginning of period                           180,722       159,670       323,972       412,871
Cash at end of period                               $ 159,670     $ 323,972     $ 412,871     $  34,788
Supplemental schedule of non-cash investing and
 financing activities:
    Change in unrealized holding losses in
     marketable securities                          $       0     $       0     $ (13,189)    $   3,042
    Land and building distributed to
     stockholders                                           0             0             0       117,604
    Capitalized lease obligations for equipment             0        12,984             0             0
    Land and building sold in exchange for
     assumption of debt                                     0             0             0       194,203

See accompanying notes to financial statements.

                         B & B PALLET SUPPLY COMPANY
                        NOTES TO FINANCIAL STATEMENTS
                DECEMBER 31, 1992, 1993, 1994, AND MAY 5, 1995

(1)  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

B & B Pallet Supply Company (the Company) builds, refurbishes, and distributes wooden pallets for use in a variety of industries. The Company is located in Ozark, Missouri and sells its products on an unsecured basis to customers in the area. The Company's ability to collect the amounts due from customers is affected by regional economic conditions.

INVENTORIES

Inventories are stated at the lower of first in, first out (FIFO) cost or market.

DEPRECIATION

Depreciation is computed under an accelerated depreciation method over the estimated useful lives of assets as follows:



Building                            31.5 years
Fixtures and equipment               5-7 years
Transportation equipment             3-7 years

MARKETABLE SECURITIES

Marketable securities consist of available-for-sale investments in marketable equity securities and are recorded at fair value. Unrealized holding gains and losses are excluded from earnings and are reported as a separate component of stockholders' equity until realized.

INCOME TAXES

The Company is an S corporation and, accordingly, is not subject to federal or state income taxes. The Company's taxable income is included in the individual tax returns of its stockholders.

(2)  MARKETABLE SECURITIES

The amortized cost, gross unrealized holding losses, and fair value of marketable securities consist of the following:

                                              DECEMBER 31                 MAY 5,
                                     1992        1993         1994         1995
Amortized cost                      $9,190      $33,326     $ 39,645     $ 39,645
Gross unrealized holding losses          0            0      (13,189)     (10,147)
Fair value                          $9,190      $33,326     $ 26,456     $ 29,498

(3)  INVENTORIES

Inventories consist of the following:

                             DECEMBER 31                MAY 5,
                     1992        1993        1994        1995
Raw materials      $16,127      $11,076     $64,130     $55,263
Finished goods      20,432        4,207      29,537      23,529
                   $36,559      $15,283     $93,667     $78,792

(4)  LONG-TERM DEBT

Long-term debt consists of the following:

                                                                       DECEMBER 31                 MAY 5,
                                                              1992         1993         1994        1995

Note payable to bank in install-ments of $250,
 including interest at 7.25%, through June 1996             $       0     $ 7,729     $  4,246     $ 3,346

Note payable to bank in monthly installments of $1,804,
 including interest at 7.05%, paid in full May 1995                 0           0      196,818           0

Note payable to bank in interest only payments at 2.7%
 paid in full in July 1993                                    100,000           0            0           0

                                                              100,000       7,729      201,064       3,346

Less current maturities                                      (100,000)     (2,589)     (12,496)     (1,666)


                                                            $       0     $ 5,140     $188,568     $ 1,680

Maturities of long-term debt as of May 5, 1995 are as follows:

Twelve months ended May 5:
 1996                          $1,666
 1997                           1,680
 1998                               0
 1999                               0
 2000 and thereafter                0
                               $3,346

(5)  ACCOUNTS RECEIVABLE

Trade accounts receivable consist principally of amounts due from customers for pallet purchases and are reflected as follows:


                                                     DECEMBER 31                  MAY 5,
                                           1992          1993         1994         1995
Accounts receivable                      $125,356      $181,248     $229,820     $220,335
Less allowance for doubtful accounts       (1,000)       (2,000)      (3,000)      (3,000)
                                         $124,356      $179,248     $226,820     $217,335

(6)  CAPITALIZED LEASE OBLIGATIONS

Included in property and equipment is one capitalized lease obligation as follows:

                                          DECEMBER 31              MAY 5,
                                  1992      1993        1994        1995
Cost                               $0      $13,651     $13,651     $13,651
Less accumulated depreciation       0       (1,950)     (5,293)     (6,089)
                                   $0      $11,701     $ 8,358     $ 7,562

Minimum lease commitments under capitalized lease obligations as of May 5, 1995 are as follows:

Twelve months ending May 5, 1996       $5,366
Less amounts representing interest       (158)
                                       $5,208

(7)  OPERATING LEASES

The Company leases certain tractor trailers under a cancelable operating lease agreement. The Company leases trailers on an as-needed basis at $200 per month. No future minimum obligations exist under these operating leases as of May 5, 1995.


Total rent expense under operating leases was $14,400, $21,600, $32,800, and $21,800 for the years ended December 31, 1992, 1993, and 1994 and the period from January 1, 1995 to May 5, 1995, respectively.



(8)  RELATED PARTY TRANSACTIONS

On May 5, 1995, the Company sold its building and land with book value of $311,807, net of accumulated depreciation, to its stockholders in exchange for the stockholders assuming notes payable and debt of $194,203. The Company recorded a distribution of $117,604 on this transaction and agreed to lease the building from the stockholders. Minimum future payments under this lease are as follows:

Twelve months ending May 5:
  1996                          $ 40,000
  1997                            40,000
  1998                            40,000
  1999                            40,000
  2000                            40,000
                                $200,000

(9)  SUBSEQUENT EVENT

On May 22, 1995, the Company entered into an Acquisition Agreement, whereby the Company was acquired by, and became a wholly owned subsidiary of, Pallet Recycling Associates of North America, Inc. (PRANA), a Minnesota corporation effective as of the close of business on May 5, 1995. As part of this agreement, the Company distributed cash dividends to the former stockholders related to a $500,000 note payable with a bank entered into on May 10, 1995. The note bears interest at 9% with interest only installments of $3,750 due monthly. The note payable is due on the earlier of demand or May 10, 1996. The $500,000 distribution was reclassified to equity when the acquisition became effective.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Pallet Supply Company, Inc.:

We have audited the accompanying balance sheets of Pallet Supply Company, Inc. as of December 31, 1992, 1993, and 1994 and May 31, 1995, and the related statements of operations, stockholders' equity, and cash flows for the the years ended December 31, 1992, 1993, and 1994 and the five-month period ended May 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pallet Supply Company, Inc. as of December 31, 1992, 1993, and 1994 and May 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1992, 1993, and 1994 and for the five-month period ended May 31, 1995 in conformity with generally accepted accounting principles.


                                            KPMG Peat Marwick LLP




Minneapolis, Minnesota
June 29, 1995



                         PALLET SUPPLY COMPANY, INC.
                                BALANCE SHEETS
                DECEMBER 31, 1992, 1993, 1994 AND MAY 31, 1995
                                    ASSETS

                                                                  1992           1993           1994           1995
Current assets:
  Cash                                                         $        0     $        0     $   14,790     $        0
  Trade accounts receivable, less allowance for
   doubtful accounts of $10,000, $12,500, $15,000, and
   $15,000, respectively                                          428,594        624,506        692,684        727,341
  Other receivables                                                 4,308          4,143          3,237         24,245
  Inventories (note 2)                                            208,710        256,043        287,318        256,545
  Prepaid expenses                                                 24,253          3,490              0         14,909
   Total current assets                                           665,865        888,182        998,029      1,023,040
Property and equipment at cost:
  Leasehold improvements                                           32,644        103,011        127,213        153,924
  Furniture and fixtures                                           36,307         39,457         52,832         54,782
  Equipment                                                       626,412      1,101,017      1,215,817      1,207,338
  Transportation equipment                                        355,982        422,909        390,008        361,129
                                                                1,051,345      1,666,394      1,785,870      1,777,173
  Less accumulated depreciation                                  (404,458)      (577,247)      (754,673)      (833,509)
   Net property and equipment                                     646,887      1,089,147      1,031,197        943,664
Assets of discontinued machine division (note 7)                   45,377         73,746        182,662              0
   Total assets                                                $1,358,129     $2,051,075     $2,211,888     $1,966,704
                                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank overdraft                                               $   54,915     $  164,363     $        0     $   53,779
  Accounts payable                                                331,339        499,701        645,424        664,566
  Notes payable (note 3)                                          143,791        466,845        100,000        160,000
  Advances from stockholder (note 6)                               76,866         82,845         52,832         16,553
  Current maturities of long-term debt (note 4)                   167,977        231,046        657,041        595,528
  Current maturities of capital lease obligations (note 5)         27,327         39,735          8,042          7,556
  Accrued liabilities                                              43,363         73,342        100,838         59,151
   Total current liabilities                                      845,578      1,557,877      1,564,177      1,557,133
Long-term debt, less current maturities (note 4)                  106,859         50,137         40,701         31,531
Capital lease obligations, less current maturities (note
5)                                                                 24,923         22,222         14,180          6,624
Stockholders' equity (note 1):
  Common stock                                                      2,000          2,000          2,000          2,000
  Treasury stock                                                  (30,000)       (30,000)             0              0
  Retained earnings                                               408,769        448,839        590,830        369,416
   Total stockholders' equity                                     380,769        420,839        592,830        371,416
Commitments and contingencies (notes 3, 4, 5, and 6)
   Total liabilities and stockholders' equity                  $1,358,129     $2,051,075     $2,211,888     $1,966,704

See accompanying notes to financial statements.

                         PALLET SUPPLY COMPANY, INC.
                           STATEMENTS OF OPERATIONS
                YEARS ENDED DECEMBER 31, 1992, 1993, AND 1994
                 AND THE FIVE-MONTH PERIOD ENDED MAY 31, 1995

                                            1992           1993           1994           1995
Net sales                                $5,652,737     $7,176,573     $9,532,690     $3,537,566
Cost of sales                             4,590,581      6,007,061      7,898,520      3,042,328
   Gross profit                           1,062,156      1,169,512      1,634,170        495,238
Operating expenses:
  Selling, general, and
   administrative                           981,512        994,923      1,255,213        533,794
   Operating income (loss)                   80,644        174,589        378,957        (38,556)
Other income (expense):
  Interest expense                          (52,739)       (47,176)       (94,684)       (40,407)
  Loss on sale of fixed assets                    0              0         (6,748)        (1,824)
  Miscellaneous, net                        (50,446)       (16,680)       (20,638)         5,971
   Total other expense                     (103,185)       (63,856)      (122,070)       (36,260)
    Income (loss) from continuing
     operations                             (22,541)       110,733        256,887        (74,816)
    Loss from operation of
     discontinued
     Machine Division (note 7)               (6,515)       (70,663)       (84,896)             0
Net income (loss)                        $  (29,056)    $   40,070     $  171,991     $  (74,816)

See accompanying notes to financial statements.

                         PALLET SUPPLY COMPANY, INC.
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                YEARS ENDED DECEMBER 31, 1992, 1993, AND 1994
                 AND THE FIVE-MONTH PERIOD ENDED MAY 31, 1995

                                COMMON STOCK     RETAINED     TREASURY STOCK
                                   AMOUNT        EARNINGS         AMOUNT           TOTAL
Balance, January 1, 1992           $2,000        $ 437,825       $(30,000)       $ 409,825
  Net loss                              0          (29,056)             0          (29,056)
Balance, December 31, 1992          2,000          408,769        (30,000)         380,769
  Net income                            0           40,070              0           40,070
Balance, December 31, 1993          2,000          448,839        (30,000)         420,839
  Retirement of treasury
  stock                                 0          (30,000)        30,000                0
  Net income                            0          171,991              0          171,991
Balance, December 31, 1994          2,000          590,830              0          592,830
  Distribution (note 7)                 0         (146,598)             0         (146,598)
  Net loss                              0          (74,816)             0          (74,816)
Balance, May 31, 1995              $2,000        $ 369,416       $      0        $ 371,416

See accompanying notes to financial statements.

                         PALLET SUPPLY COMPANY, INC.
                           STATEMENTS OF CASH FLOWS
                YEARS ENDED DECEMBER 31, 1992, 1993, AND 1994
                 AND THE FIVE-MONTH PERIOD ENDED MAY 31, 1995

                                                            1992          1993          1994          1995
Cash flows from operating activities:
  Net income (loss)                                       $ (29,056)    $  40,070     $ 171,991     $(74,816)
  Adjustments to reconcile net income (loss) to net
   cash
   provided by (used in) operating activities:
    Depreciation                                            161,988       177,865       225,226       96,693
    Loss on sale of equipment                                     0             0         6,748        1,824
    Changes in operating assets and liabilities:
      Trade accounts receivable                             (38,400)     (195,912)      (68,178)     (34,657)
      Other receivables                                      (1,900)          165           906      (21,008)
      Inventories                                           (34,241)      (47,333)      (31,275)      30,773
      Prepaid expenses                                      (24,253)       20,763         3,490      (14,909)
      Accounts payable                                      143,910       168,362       145,723       19,142
      Accrued liabilities                                   (31,862)       29,979        27,496      (41,687)
       Net cash provided by (used in) operating
        activities                                          146,186       193,959       482,127      (38,645)
Cash flows from investing activities:
  Proceeds from sale of equipment                                 0             0        10,000       36,300
  Purchases of property and equipment                      (123,650)     (572,085)     (184,024)     (47,284)
  Net change in assets of discontinued operations           (45,377)      (28,369)     (108,916)      36,064
       Net cash provided by (used in) investing
        activities                                         (169,027)     (600,454)     (282,940)      25,080
Cash flows from financing activities:
  Net change in bank overdraft                               34,823       109,448      (164,363)      53,779
  Proceeds from notes payable                                99,480       466,845       100,000       60,000
  Principal payments of notes payable                             0      (143,791)     (466,845)           0
  Proceeds from long-term debt                              227,668       260,075       647,604            0
  Principal payments of long-term debt                     (118,149)     (253,728)     (231,045)     (70,683)
  Principal payments of capital lease obligations          (204,656)      (38,333)      (39,735)      (8,042)
  Repayments of advances from stockholder                   (16,325)        5,979       (30,013)     (36,279)
       Net cash provided by (used in) financing
        activities                                           22,841       406,495      (184,397)      (1,225)
       Net increase (decrease) in cash                            0             0        14,790      (14,790)
Cash at beginning of period                                       0             0             0       14,790
Cash at end of period                                     $       0     $       0     $  14,790     $      0
Supplemental disclosures of cash flow information:
  Cash paid during the period for interest                $  45,238     $  39,784     $  85,832     $ 39,044
Supplemental schedule of non-cash
 investing and financing activities:
  Equipment traded in for new equipment                   $  45,281     $  11,262     $  55,106     $      0
  Capitalized lease obligations for equipment                50,316        48,040             0            0
  Retirement of treasury stock                                    0             0        30,000            0
  Assets of discontinued operations distributed
   to stockholder                                                 0             0             0      146,598

See accompanying notes to financial statements.

                         PALLET SUPPLY COMPANY, INC.
                        NOTES TO FINANCIAL STATEMENTS
              DECEMBER 31, 1992, 1993, AND 1994 AND MAY 31, 1995

(1)  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Pallet Supply Company, Inc. (the Company) builds, refurbishes, and distributes wooden pallets for use in a variety of industries. The Company is located in Memphis, Tennessee with additional facilities in Little Rock, Arkansas; Hanceville, Alabama; Birmingham, Alabama; and Indianola, Mississippi and sells its products on an unsecured basis to customers in those areas. The Company's ability to collect the amounts due from customers is affected by regional economic conditions.

INVENTORIES

Inventories are stated at the lower of first in, first out (FIFO) cost or market.

DEPRECIATION

Depreciation is computed under the straight-line method over the estimated useful lives of assets as follows:


Leasehold improvements              10-31.5 years
Furniture and fixtures                  3-5 years
Equipment                              5-10 years
Transportation equipment                5-7 years

INCOME TAXES

The Company is an S corporation and, accordingly, is not subject to federal or state income taxes. The Company's taxable income is included in the individual tax returns of its stockholders.

STOCKHOLDERS' EQUITY

Common stock of the Company consists of Class A voting no-par common stock with four shares authorized, issued, and outstanding and Class B nonvoting no-par common stock with 100,000 shares authorized; 84,486 shares issued and outstanding.

(2)  INVENTORIES

Inventories consist of the following:

                              DECEMBER 31,                MAY 31,
                     1992         1993         1994         1995
Raw materials      $123,173     $120,423     $135,309     $171,740
Finished goods       85,537      135,620      152,009       84,805
                   $208,710     $256,043     $287,318     $256,545

(3)  NOTES PAYABLE

The Company has a $300,000 line of credit agreement with its bank. Interest is payable monthly at 1.25% above the bank's base rate. The note is secured by accounts receivable and inventory and is due on demand. Additionally, the outstanding balance of the line must be zero for sixty consecutive days at any time during the year. Outstanding balances on the note were $100,000 and $160,000 at December 31, 1994 and May 31, 1995, respectively. The Company has maintained line of credit agreements with other institutions in the past with similar terms. Outstanding balances on those notes were $143,791 and $466,845 at December 31, 1992 and December 31, 1993, respectively.

(4)  LONG-TERM DEBT

Long-term debt consisted of the following:


                                                                      DECEMBER 31                   MAY 31,
                                                           1992          1993          1994          1995
Note payable to bank in monthly installments of
 $10,616, plus interest at 1.25% above the bank's
 prime rate, final payment due December 1999,
 secured by substantially all assets of the Company      $       0     $       0     $ 639,755     $ 586,358

Note payable in monthly installments of $361,
 including interest at 9.75%, final payment due
 December 1996, secured by equipment                             0             0         7,848         6,433

Note payable in monthly installments of $714,
 including interest at 10%, final payment
 due July 2000                                              45,360        41,178        36,530        34,268

Note payable to bank in monthly installments of
 $1,550, plus interest at 1.50% above the bank's
 prime rate, paid in full in 1995                           41,826        23,226         3,076             0

Note payable to bank in monthly installments of
 $320, plus interest at 1.50% above the bank's
 prime rate, paid in full in 1995                            8,570         4,730           566             0

Note payable to bank in monthly installments of
 $1,993, plus interest at 1.50% above the bank's
 prime rate, paid in full in 1995                           59,792        35,876         9,967             0

Note payable in monthly installments of $3,800,
 including interest at 1.5% above the bank's
 prime, paid in full in 1994                                     0       174,325             0             0

Note payable in monthly installments of $1,100,
 including interest at 1.5% above the bank's
 prime, paid in full in 1993                                28,740             0             0             0

Note payable in monthly installments of $1,334,
 including interest at 1.5% above the bank's
 prime, paid in full in 1993                                32,833             0             0             0

Various notes payable to banks, all were paid in
 full
 prior to 1995                                              57,715         1,848             0             0

                                                           274,836       281,183       697,742       627,059

Less current maturities                                   (167,977)     (231,046)     (657,041)     (595,528)

                                                         $ 106,859     $  50,137     $  40,701     $  31,531

Maturities of long-term debt as of May 31, 1995 are as follows:

Twelve months ending May 31:
  1996                           $595,528
  1997                              8,370
  1998                              6,542
  1999                              7,227
  2000                              7,984
  Thereafter                        1,408
                                 $627,059

(5)  LEASES

The Company has several capital lease obligations with monthly payments totaling $939 including imputed interest rates ranging from 6.1% to 8.9%. The leases have various expiration dates through May 1997. In addition, the Company has several operating leases. Minimum lease commitments as of May 31, 1995 as are follows:

                                                         OPERATING
                                                    RELATED
                                       CAPITAL       PARTY         OTHER

Twelve months ending May 31:
  1996                                 $ 8,112     $  193,800     $30,000
  1997                                   6,858        193,800      12,500
  1998                                       0        161,400           0
  1999                                       0        161,400           0
  2000                                       0        161,400           0
  Thereafter                                 0        712,850           0
                                       $14,970     $1,584,650     $42,500
Less amounts representing interest        (790)
                                        14,180
Less current maturities                 (7,556)
                                       $ 6,624


Capital leases included in property and equipment are as follows:


                                DECEMBER 31,                MAY 31,
                       1992         1993         1994         1995
Cost                 $105,485     $121,160     $121,160     $121,160
Less accumulated      (43,244)     (61,300)     (84,488)     (92,083)
                     $ 62,241     $ 59,860     $ 36,672     $ 29,077

(6)  RELATED PARTY TRANSACTIONS

The Company's stockholder advanced the Company $76,866, $82,845, $52,832, and $16,553 as of December 31, 1992, 1993, and 1994 and May 31, 1995,
respectively. In addition, the Company leases certain properties from its stockholders. Rent expense on these leases was $139,846, $148,183, $192,200, and $58,500 for 1992, 1993, 1994, and 1995, respectively.

(7)  DISCONTINUED MACHINE DIVISION

Effective December 31, 1994, the Company discontinued its machine division and in January 1995, distributed $146,598 of assets of the machine division to a stockholder.

The assets and liabilities of the discontinued machine division have been reclassified on the balance sheet from the previously reported classification to separately identify them as net assets related to discontinued operations. These net assets consist of net working capital, net property, plant and equipment, and other assets less related liabilities.

The results of the machine division have been reported separately as a component of discontinued operations in the statements of operations. Prior year financial statements have been restated to present the machine division as a discontinued operation. Summarized results on the machine division are as follows:

                                                                                                FIVE-MONTH
                                                              YEAR ENDED DECEMBER 31,          PERIOD ENDED
                                                          1992         1993         1994       MAY 31, 1995
Net sales                                                $31,720     130,843      451,132           0
Loss from operation of discontinued machine division      (6,515)    (70,663)     (84,896)          0

(8)  SUBSEQUENT EVENT

Effective June 1, 1995, the Company was acquired by, and became a wholly owned subsidiary of, Pallet Recycling Associates of North America, Inc. (PRANA), a Minnesota corporation. As part of the agreement, the Company distributed cash dividends to the former stockholders on August 18, 1995, totaling $591,636.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Diamond Pallet, Inc.:

We have audited the accompanying balance sheets of Diamond Pallet, Inc. as of June 30, 1994 and 1995 and February 15, 1996 and the related statements of operations and retained earnings and cash flows for the years ended June 30, 1994 and 1995 and for the seven and one-half month period ended February 15, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diamond Pallet, Inc. as of June 30, 1994 and 1995 and February 15, 1996, and the results of its operations and its cash flows for the years ended June 30, 1994 and 1995 and the seven and one-half month period ended February 15, 1996, in conformity with generally accepted accounting principles.



                                       KPMG Peat Marwick LLP




Minneapolis, Minnesota
March 1, 1996


                             DIAMOND PALLET, INC.
                                BALANCE SHEETS
                 JUNE 30, 1994 AND 1995 AND FEBRUARY 15, 1996
                                    ASSETS

                                                                 1994         1995         1996
Current assets:
  Cash                                                         $      0     $  5,961     $ 44,133
  Trade accounts receivable                                      76,347       88,554       56,719
  Advances to stockholders (note 8)                              24,805       21,500       18,000
  Inventories (note 2)                                           29,317       24,303       36,539
  Prepaid expenses                                                7,158        5,899        6,325
  Deferred income taxes (note 6)                                 44,800       20,200        2,500
   Total current assets                                         182,427      166,417      164,216
Equipment at cost (notes 5 and 7):
  Transportation equipment                                       81,624       81,624       81,624
  Other equipment                                               137,605      139,668      139,032
                                                                219,229      221,292      220,656
  Less accumulated depreciation                                 100,563      119,696      130,520
   Net equipment                                                118,666      101,596       90,136
   Total assets                                                $301,093     $268,013     $254,352
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt (note 3)                                     $ 37,285     $  3,182     $     90
  Current maturities of long-term debt (note 5)                  13,636        9,332       14,497
  Current maturities of capital lease obligations (note 7)        4,263        3,087        5,034
  Accounts payable                                               39,065       20,455        3,365
  Accrued liabilities (note 4)                                   32,222       14,683       15,691
  Income taxes payable (note 6)                                     800        9,240          149
   Total current liabilities                                    127,271       59,979       38,826
Long-term debt, less current maturities (note 5)                 32,793       23,461        8,964
Capital lease obligations, less current maturities (note
7)                                                               18,760       15,673       10,639
Deferred income taxes (note 6)                                   11,400       14,100       12,400
Stockholders' equity:
  Common stock no par value; 1,000 shares authorized;
   100 shares issued and outstanding                              1,000        1,000        1,000
  Retained earnings                                             109,869      153,800      182,523
   Total stockholders' equity                                   110,869      154,800      183,523
Commitments (note 7)
   Total liabilities and stockholders' equity                  $301,093     $268,013     $254,352

See accompanying notes to financial statements.

                             DIAMOND PALLET, INC.
                STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                    YEARS ENDED JUNE 30, 1994 AND 1995 AND
           SEVEN AND ONE-HALF MONTH PERIOD ENDED FEBRUARY 15, 1996

                                             1994           1995          1996
Net sales                                 $1,352,491     $1,048,125     $573,838
Cost of sales                              1,151,742        810,715      420,622
   Gross profit                              200,749        237,410      153,216
Operating expenses:
  Selling, general, and administrative       156,498        149,516       98,792
   Operating income                           44,251         87,894       54,424
Other income (expense):
  Interest expense                            (8,929)        (7,423)      (2,572)
  Gain on disposal of equipment               12,633              0            0
   Total other income (expense)                3,704         (7,423)      (2,572)
   Income before income taxes                 47,955         80,471       51,852
Provision for income taxes (note 6)           21,900         36,540       23,129
   Net income                                 26,055         43,931       28,723
Retained earnings, beginning of
period                                        83,814        109,869      153,800
Retained earnings, end of period          $  109,869     $  153,800     $182,523

See accompanying notes to financial statements.


                             DIAMOND PALLET, INC.
                           STATEMENTS OF CASH FLOWS
                    YEARS ENDED JUNE 30, 1994 AND 1995 AND
           SEVEN AND ONE-HALF MONTH PERIOD ENDED FEBRUARY 15, 1996



                                                        1994         1995         1996
Cash flows from operating activities:
  Net income                                          $ 26,055     $ 43,931     $ 28,723
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation                                        22,268       19,133       11,460
    Gain on sale of equipment                          (12,633)           0            0
    Deferred income taxes                               21,100       27,300       16,000
    Changes in operating assets and liabilities:
      Trade accounts receivable                          2,298      (12,207)      31,835
      Inventories                                       28,228        5,014      (12,236)
      Prepaid expenses                                    (821)       1,259         (426)
      Accounts payable                                 (84,233)     (18,610)     (17,090)
      Accrued liabilities                                2,290      (17,539)       1,008
      Income taxes payable                                   0        8,440       (9,091)
       Net cash provided by operating activities         4,552       56,721       50,183
Cash flows from investing activities:
  Proceeds from disposal of equipment                   17,877            0            0
  Purchases of equipment                                (8,813)      (2,063)           0
       Net cash provided by (used in) investing
        activities                                       9,064       (2,063)           0
Cash flows from financing activities:
  Net payments on short-term debt                       (4,715)     (34,103)      (3,092)
  Principal payments of long-term debt                 (13,168)     (13,636)      (9,332)
  Principal payments of capital lease obligations       (1,977)      (4,263)      (3,087)
  Repayments of advances to stockholders                     0        3,305        3,500
       Net cash used in financing activities           (19,860)     (48,697)     (12,011)
       Net increase (decrease) in cash                  (6,244)       5,961       38,172
Cash at beginning of period                              6,244            0        5,961
Cash at end of period                                 $      0     $  5,961     $ 44,133
Supplemental disclosures of cash flow
information:
  Cash paid during the period for interest            $  8,929        7,423        2,572
  Cash paid during the period for income taxes             800          800       16,220
Supplemental schedule of non-cash investing
 and financing activities:
  Equipment acquired under capital lease              $ 25,000     $      0     $      0

See accompanying notes to financial statements.

                             DIAMOND PALLET, INC.
                        NOTES TO FINANCIAL STATEMENTS
                 JUNE 30, 1994 AND 1995 AND FEBRUARY 15, 1996

(1)  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Diamond Pallet, Inc. (the Company) builds, refurbishes, and distributes wooden pallets for use in a variety of industries. The Company is located in Stockton, California and sells its products on an unsecured basis to customers in the area. The Company's ability to collect the amounts due from customers is affected by regional economic conditions.

INVENTORIES

Inventories are stated at the lower of first in, first out (FIFO) cost or market.

DEPRECIATION

Depreciation is computed under the straight-line method over the estimated useful lives of assets as follows:

Transportation equipment            5-10 years
Other equipment                     7-15 years

INCOME TAXES

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS

The carrying value of debt approximates market, as the substantial majority of debt carries variable market interest rates.

(2)  INVENTORIES

Inventories consist of the following:

                         JUNE 30            FEBRUARY 15,
                     1994        1995           1996
Raw materials      $18,272      $14,762       $25,579
Finished goods      11,045        9,541        10,960
                   $29,317      $24,303       $36,539

(3)  SHORT-TERM DEBT

The Company has a $75,000 line of credit agreement with its bank. Interest is payable at 2.75% above the prime rate. The note is secured by substantially all assets and is due on demand. Outstanding balances on this line of credit were $37,285, $3,182 and $90 as of June 30, 1994 and 1995, and February 15,
1996, respectively.

(4)  ACCRUED LIABILITIES

Accrued liabilities as of June 30, 1995 and 1994 and February 15, 1996 were as follows:


                                1994        1995        1996
Payroll and payroll taxes     $10,148      $ 9,717     $13,456
Compensated absences              928          804         302
Insurance                       2,587        1,497         440
Repairs and maintenance         8,543            0           0
Sales tax                      10,016        2,665       1,493
                              $32,222      $14,683     $15,691

(5)  LONG-TERM DEBT

Long-term debt consists of the following:

                                                                    JUNE 30            FEBRUARY 15,
                                                                1994        1995           1996
Note payable to bank in monthly installments of $464,
 including interest at 9.9%, final payment due August
 1997,
 and secured by automobile                                    $15,123      $10,879       $ 7,808


Note payable to bank in monthly installments of $783
 including interest at the bank's prime rate plus 2.75%,
 final payment due October 1997, and guaranteed by
 two stockholders                                              31,306       21,914        15,653


                                                               46,429       32,793        23,461

 Less current maturities                                       13,636        9,332        14,497

                                                              $32,793      $23,461       $ 8,964

Maturities of long-term debt as of February 15, 1996 are as follows:

Twelve months ending February 15:
  1997                                $14,497
  1998                                  8,964
                                      $23,461

(6)  INCOME TAXES

Components of the provision for income taxes are as follows:

                       CURRENT     DEFERRED      TOTAL
June 30, 1994:
 Federal               $    0      $16,700      $16,700
 State                    800        4,400        5,200
                       $  800       21,100       21,900
June 30, 1995:
 Federal                7,493       20,200       27,693
 State                  1,747        7,100        8,847
                       $9,240       27,300       36,540
February 15, 1996:
 Federal                3,650       14,000       17,650
 State                  3,479        2,000        5,479
                       $7,129      $16,000      $23,129

                                      JUNE 30            FEBRUARY 15,
                                 1994         1995           1996
Deferred tax assets:
 Inventory                     $  8,500     $  7,800       $      0
 Investment                       9,300        9,000          9,000
 Accounts payable                 1,500            0          1,000
 Accrued liabilities             12,200        4,500          5,900
 Capital lease obligations        9,900        8,000          6,700
 Net operating losses            36,700        4,300              0
 Miscellaneous credits                0        9,500              0
                                 78,100       43,100         22,600
Deferred tax liabilities:
 Accounts receivable             (6,800)      (1,600)        (1,700)
 Prepaid expenses                (3,000)      (2,500)        (2,700)
 Depreciation                   (34,900)     (31,100)       (28,100)
 Accounts payable                     0       (1,800)             0
                                (44,700)     (37,000)       (32,500)
                               $ 33,400     $  6,100       $ (9,900)

The provision for income taxes varied from the expected federal statutory rate as follows:

                                                                            SEVEN AND ONE-HALF
                                                                            MONTH PERIOD ENDED
                                                      1994        1995      FEBRUARY 15, 1996
Expected federal tax recovery using rate of 34%     $16,305      $27,360         $17,630
Increase (decrease) in taxes resulting from:
 State taxes, net of federal benefit                  4,316        7,242           4,667
 Other                                                1,279        1,938             832
                                                    $21,900      $36,540         $23,129

(7)  LEASES

The Company leases equipment under a capital lease with monthly payments of $531 including imputed interest at 10% through January 1999. The Company also leases its operating facility with monthly payments of $1,200 through December 1996 and $1,000 through December 1997. Minimum lease commitments as of February 15, 1996 are as follow:

                                       CAPITAL     OPERATING
Twelve months ending February 15:
  1997                                 $ 6,377      $14,000
  1998                                   6,377       10,000
  1999                                   5,314            0
                                        18,068      $24,000
Less amounts representing interest      (2,395)
                                        15,673
Less current maturities                  5,034
                                       $10,639

Capital leases included in equipment are as follows:

                                   JUNE 30            FEBRUARY 15,
                               1994        1995           1996
Cost                         $25,000      $25,000       $25,000
Accumulated depreciation         972        2,639         3,819
                             $24,028      $22,361       $21,181

Total rent expense under operating leases was $27,228, $25,842, and $12,963 for the years ended December 31, 1994 and 1995 and for the seven and one-half month period ended February 15, 1996, respectively.

(8)  RELATED PARTY TRANSACTIONS

The Company had advances to one of its stockholders in the amount of $24,805, $21,500, and $18,000 as of June 30, 1994 and 1995 and February 15, 1996,
respectively. No interest was charged on these advances.

(9)  SUBSEQUENT EVENT

Effective February 16, 1996, the Company was acquired by, and became a wholly owned subsidiary of, Pallet Recycling Associates of North America, Inc., a Minnesota corporation.

                         INDEPENDENT AUDITORS' REPORT


Metroplex Wood Products:



We have audited the accompanying balance sheets of Metroplex Wood Products as of December 31, 1993, 1994, and 1995, and the related statements of operations and equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metroplex Wood Products as of December 31, 1993, 1994, and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                       KPMG Peat Marwick LLP




Minneapolis, Minnesota
February 16, 1996



                           METROPLEX WOOD PRODUCTS
                                BALANCE SHEETS

                           ASSETS

                                                       DECEMBER 31,
                                              1993         1994         1995

Current assets:
  Cash                                      $      0     $      0     $  1,876
  Trade accounts receivable                  350,397      360,045      224,490
  Employee advances                                0            0        4,535
  Inventories                                 88,592       97,997      140,278
  Prepaid expenses                               155        1,164        1,217
    Total current assets                     439,144      459,206      372,396
Property and equipment at cost:
  Furniture and fixtures                           0            0        2,990
  Equipment                                   63,664       78,789       78,789
  Transportation equipment                         0       13,581       21,727
                                              63,664       92,370      103,506
  Less accumulated depreciation              (13,528)     (25,607)     (41,310)
    Net property and equipment                50,136       66,763       62,196
    Total assets                            $489,280     $525,969     $434,592
                             LIABILITIES AND EQUITY
Current liabilities:
  Checks issued in excess of cash
   balance                                  $ 58,621     $ 26,723     $      0
  Current maturities of long-term debt         9,244        9,735        4,599
  Accounts payable                             2,040       29,884       19,777
  Accrued liabilities                          1,334        5,599        8,413
    Total current liabilities                 71,239       71,941       32,789
Long-term debt, less current maturities       24,614       14,879       10,280
Equity                                       393,427      439,149      391,523
    Total liabilities and equity            $489,280     $525,969     $434,592



See accompanying notes to financial statements.



                           METROPLEX WOOD PRODUCTS
                     STATEMENTS OF OPERATIONS AND EQUITY




                                               YEARS ENDED DECEMBER 31,
                                           1993           1994          1995

Net sales                               $1,197,422     $1,873,833    $2,135,788
Cost of sales                              554,045      1,285,626     1,594,990
    Gross profit                           643,377        588,207       540,798
Operating expenses:
  Selling, general, and
   administrative                           14,321         42,368        66,292
    Operating income                       629,056        545,839       474,506
Other income (expense):
  Interest expense                          (2,781)        (3,769)       (2,135)
  Miscellaneous, net                             0              0         1,297
    Total other expense                     (2,781)        (3,769)         (838)
    Net income                             626,275        542,070       473,668
Equity -- beginning of year                179,841        393,427       439,149
Draws by owner                            (412,689)      (496,348)     (521,294)
Equity -- end of year                   $  393,427     $  439,149    $  391,523



See accompanying notes to financial statements.



                           METROPLEX WOOD PRODUCTS
                           STATEMENTS OF CASH FLOWS



                                                          YEARS ENDED DECEMBER 31,
                                                      1993          1994          1995

Cash flows from operating activities:
  Net income                                        $ 626,275     $ 542,070     $ 473,668
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation                                        5,525        12,079        15,703
    Changes in operating assets and liabilities:
      Trade accounts receivable                      (218,882)       (9,648)      135,555
      Employee advances                                     0             0        (4,535)
      Inventories                                     (64,330)       (9,405)      (42,281)
      Prepaid expenses                                   (155)       (1,009)          (53)
      Accounts payable                                 (1,436)       27,844       (10,107)
      Accrued liabilities                                (453)        4,265         2,814
       Net cash provided by
        operating activities                          346,544       566,196       570,764
Cash flows from investing activities:
  Purchases of property and equipment                 (35,458)      (28,706)      (11,136)
       Net cash used in investing activities          (35,458)      (28,706)      (11,136)
Cash flows from financing activities:
  Checks issued in excess of cash balances             58,621       (31,898)      (26,723)
  Proceeds from long-term debt                         23,247             0             0
  Principal payments of long-term debt                 (7,460)       (9,244)       (9,735)
  Draws by owner                                     (412,689)     (496,348)     (521,294)
       Net cash used in financing activities         (338,281)     (537,490)     (557,752)
       Net increase (decrease) in cash                (27,195)            0         1,876
Cash at beginning of year                              27,195             0             0
Cash at end of year                                 $       0     $       0     $   1,876
Supplemental disclosures of
 cash flow information:
  Cash paid during the year for interest            $   2,781     $   3,769     $   2,135



See accompanying notes to financial statements.



                           METROPLEX WOOD PRODUCTS
                        NOTES TO FINANCIAL STATEMENTS



(1)  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES



NATURE OF BUSINESS

Metroplex Wood Products (the Company) builds, refurbishes, and distributes wooden pallets for use in a variety of industries. The Company is located near Fort Worth, Texas and sells its products on an unsecured basis to customers in the area. The Company's ability to collect the amounts due from customers is affected by regional economic conditions.



USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



INVENTORIES

Inventories are stated at the lower of first in, first out (FIFO) cost or market.



DEPRECIATION



Depreciation is computed under the straight-line method over the estimated useful lives of assets as follows:




Furniture and fixtures              3-5 years
Equipment                           5-7 years
Transportation equipment              5 years



INCOME TAXES

The Company is a sole proprietorship and, accordingly, is not subject to federal or state income taxes. The Company's taxable income is included in the individual tax returns of its owner.



EQUITY



The Company is a sole proprietorship for which the owner received compensation in the form of draws on equity. Accordingly, there is no compensation expense related to management of the Company.



(2)  INVENTORIES



Inventories consist of the following:


                             DECEMBER 31,
                     1993        1994        1995


Raw materials      $50,392      $57,108    $ 73,071
Finished goods      38,200       40,889      67,207
                   $88,592      $97,997    $140,278



(3)  LONG-TERM DEBT



Long-term debt consists of the following:


                                                                                 DECEMBER 31,
                                                                         1993        1994        1995

Note payable in monthly installments of $495, including interest
 at 10.50%, final payment due November 1998                            $22,752      $19,021     $14,879

Note payable in monthly installments of $515, including interest
 at 18.67%, paid in 1995                                                10,240        5,593           0


Other                                                                      866            0           0

                                                                        33,858       24,614      14,879

Less current maturities                                                 (9,244)      (9,735)     (4,599)

                                                                       $24,614      $14,879     $10,280


Maturities of long-term debt as of December 31, 1995 are as follows:



1996       $ 4,599
1997         5,106
1998         5,174
           $14,879


(4)  SUBSEQUENT EVENT



On April 25, 1996, essentially all of the Company's assets were purchased by Pallet Recycling Associates of North America, Inc. (PRANA), a Minnesota corporation.



                         INDEPENDENT AUDITORS' REPORT



The Board of Directors
Indy Pallet Company, Inc. and Specialty Pallet Company, Inc.:



We have audited the accompanying combined balance sheets of Indy Pallet Company, Inc. and Specialty Pallet Company, Inc. as of December 31, 1993, 1994, and 1995, and the related combined statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Indy Pallet Company, Inc. and Specialty Pallet Company, Inc. as of December 31, 1993, 1994, and 1995, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.


                                       KPMG Peat Marwick LLP



Minneapolis, Minnesota
January 26, 1996



                        INDY PALLET COMPANY, INC. AND
                        SPECIALTY PALLET COMPANY, INC.
                           COMBINED BALANCE SHEETS


                                    ASSETS

                                                                     DECEMBER 31,                 JUNE 30,
                                                            1993         1994         1995          1996
                                                                                                 (UNAUDITED)

Current assets:
  Cash                                                    $  9,899     $       0    $ 76,337      $  47,822
  Trade accounts receivable                                161,834       204,110     150,278        202,813
  Employee receivables                                       1,280         5,314       3,790              0
  Inventories (note 2)                                      64,144        67,172      70,360         59,458
  Prepaid expenses                                           2,467         1,366       1,446         22,198
   Total current assets                                    239,624       277,962     302,211        332,291
Equipment at cost (notes 3 and 4):
  Equipment                                                293,544       329,160     327,298        327,298
  Transportation equipment                                 198,646       201,084     200,565        254,577
                                                           492,190       530,244     527,863        581,875
  Less accumulated depreciation                            167,008       155,030     162,223       (174,045)
   Net equipment                                           325,182       375,214     365,640        407,830
Non-compete agreement, net of accumulated
 amortization of $0, $22,222 and $33,332 (unaudited)
 as of December 31, 1994 and 1995 and June 30, 1996,
 respectively (note 6)                                           0       133,334     111,112        100,002
Deposits                                                     3,100         3,100       3,100          3,100
   Total assets                                           $567,906     $ 789,610    $782,063      $ 843,223
                                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Bank overdraft                                          $      0     $   7,433    $      0      $       0
  Current maturities of long-term debt (note 3)             41,863        32,191      22,500         15,000
  Current maturities of capital lease obligations
   (note 4)                                                      0         1,533       1,015            590
  Notes payable-related parties (note 6)                    82,722       497,887     573,482        553,049
  Advances from stockholder (note 6)                        30,000        33,000      51,369         36,062
  Accrued stockholder distributions                        109,122       158,131           0              0
  Accounts payable                                          55,680        50,613      13,494         24,594
  Accrued liabilities                                       42,324        46,322      99,083        105,902
   Total current liabilities                               361,711       827,110     760,943        735,196
Long-term debt, less current maturities (note 3)            54,690        22,500           0              0
Capital lease obligations, less current maturities
 (note 4)                                                        0         1,015           0              0
Notes payable-related parties (note 6)                       8,940        31,370       6,708              0
Stockholders' equity (deficit) (note 5):
  Capital stock                                             13,000         8,000       8,000          8,000
  Retained earnings (accumulated deficit)                  129,565      (100,385)      6,412        100,027
   Total stockholders' equity (deficit)                    142,565       (92,385)     14,412        108,027
Commitments and contingencies (note 4)
   Total liabilities and stockholders' equity
   (deficit)                                              $567,906     $ 789,610    $782,063      $ 843,223



See accompanying notes to combined financial statements.



                        INDY PALLET COMPANY, INC. AND
                        SPECIALTY PALLET COMPANY, INC.
                      COMBINED STATEMENTS OF OPERATIONS



                                                                                     SIX-MONTH PERIODS ENDED
                                                YEARS ENDED DECEMBER 31,                     JUNE 30,
                                            1993           1994          1995          1995           1996
                                                                                           (UNAUDITED)

Net sales                                $2,591,829     $2,849,638    $2,731,843    $1,524,468     $1,096,099
Cost of sales                             1,682,226      1,983,406     1,858,331     1,020,464        774,585
   Gross profit                             909,603        866,232       873,512       504,004        321,514
Operating expenses:
  Selling, general, and
   administrative                           527,065        530,900       408,668       206,768        191,668
   Operating income                         382,538        335,332       464,844       297,236        129,846
Other income (expense):
  Interest expense                          (25,671)       (22,813)      (70,413)      (35,322)       (36,231)
  Loss on sale of equipment                       0              0        (5,073)            0              0
  Miscellaneous, net                            (26)         6,659         6,740       (11,534)             0
   Total other expense, net                 (25,697)       (16,154)      (68,746)      (46,856)       (36,231)
   Net income                            $  356,841     $  319,178    $  396,098    $  250,380     $   93,615



See accompanying notes to combined financial statements.



                        INDY PALLET COMPANY, INC. AND
                        SPECIALTY PALLET COMPANY, INC.
            COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)



                                                RETAINED
                                                EARNINGS
                                   CAPITAL    (ACCUMULATED
                                    STOCK       DEFICIT)         TOTAL

Balance, December 31, 1992         $13,000      $  41,846      $  54,846
Distributions to stockholders            0       (269,122)      (269,122)
Net income                               0        356,841        356,841
Balance, December 31, 1993          13,000        129,565        142,565
Distributions to stockholders            0       (287,462)      (287,462)
Redemption of stock (note 6)        (5,000)      (261,666)      (266,666)
Net income                               0        319,178        319,178
Balance, December 31, 1994           8,000       (100,385)       (92,385)
Distributions to stockholders            0       (289,301)      (289,301)
Net income                               0        396,098        396,098
Balance, December 31, 1995           8,000          6,412         14,412
Net income (unaudited)                   0         93,615         93,615
Balance, June 30, 1996
 (unaudited)                       $ 8,000      $ 100,027      $ 108,027



See accompanying notes to financial statements.



                        INDY PALLET COMPANY, INC. AND
                        SPECIALTY PALLET COMPANY, INC.
                      COMBINED STATEMENTS OF CASH FLOWS



                                                                                              SIX-MONTH PERIODS ENDED
                                                            YEARS ENDED DECEMBER 31,                 JUNE 30,
                                                        1993          1994          1995         1995         1996
                                                                                                    (UNAUDITED)

Cash flows from operating activities:
  Net income                                          $ 356,841     $ 319,178    $ 396,098    $ 250,380     $ 93,615
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                        43,171        48,784       77,742       56,587       38,870
    Loss on sale of equipment                                 0             0        5,073            0            0
    Changes in operating assets and liabilities:
      Trade accounts receivable                         (47,652)      (42,276)      53,832      (29,306)     (52,535)
      Employee receivables                                3,394        (4,034)       1,524        5,314        3,790
      Inventories                                        (2,877)       (3,028)      (3,188)      27,397       10,902
      Prepaid expenses                                     (726)        1,101          (80)     (22,545)     (20,752)
      Deposits                                              354             0            0            0            0
      Accounts payable                                   14,272        (5,067)     (37,119)      30,718       11,100
      Accrued liabilities                               (52,579)        3,998       52,761       25,234        6,819
       Net cash provided by operating activities        314,198       318,656      546,643      334,319       91,808
Cash flows from investing activities:
  Purchases of equipment                                (55,755)      (95,616)     (69,950)     (16,094)     (69,950)
  Proceeds from sale of equipment                             0             0       18,931            0            0
       Net cash used in investing activities            (55,755)      (95,616)     (51,019)     (16,094)     (69,950)
Cash flows from financing activities:
  Bank overdraft                                              0         7,433       (7,433)           0            0
  Proceeds from long-term debt                            9,457             0            0            0            0
  Principal payments of long-term debt                  (42,512)      (41,862)     (32,191)     (16,749)      (7,500)
  Payments of capital lease obligations                       0          (652)      (1,533)        (735)        (425)
  Proceeds of notes payable-related parties              22,610        89,558      536,385     (182,490)           0
  Principal payments of notes payable --
   related parties                                      (35,451)      (51,963)    (485,452)           0            0
  Advances from stockholders                             20,000         3,000       18,369            0      (51,369)
  Distributions to stockholders                        (257,150)     (238,453)    (447,432)           0            0
       Net cash used in financing activities           (283,046)     (232,939)    (419,287)    (199,974)     (50,373)
       Net increase (decrease) in cash                  (24,603)       (9,899)      76,337      128,251      (28,515)
Cash at beginning of period                              34,502         9,899            0            0       76,337
Cash at end of period                                 $   9,899     $       0    $  76,337    $ 128,251     $ 47,822
Supplemental disclosures of cash flow
 information:
  Cash paid during the period for interest            $  26,505     $  22,799    $  18,371    $   9,610     $  4,231
Supplemental schedule of non-cash investing and
 financing activities:
  Equipment acquired under capital lease              $       0     $   3,200    $       0    $       0     $      0
  Redemption of stock through issuance of notes
   payable -- related parties                                 0       266,666            0            0            0
  Non-compete agreement acquired through issuance
   of notes payable -- related party                          0       133,334            0            0            0



See accompanying notes to combined financial statements.



                        INDY PALLET COMPANY, INC. AND
                        SPECIALTY PALLET COMPANY, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS



(1)  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Indy Pallet Company, Inc. and Specialty Pallet Company, Inc. (collectively, the Company) build, refurbish and distribute wooden pallets for use in a variety of industries. The Company is located in Indianapolis, Indiana and sells its products on an unsecured basis to customers in the area. The Company's ability to collect the amounts due from customers is affected by regional economic conditions.

Specialty Pallet Company, Inc. is wholly owned by the sole stockholder of Indy Pallet Company, Inc.

PRINCIPLES OF COMBINATION

The combined financial statements of the Company include the accounts of Indy

Pallet Company, Inc. and Specialty Pallet Company, Inc. after elimination of all significant intercompany accounts and transactions.



INVENTORIES


Inventories are stated at the lower of first in, first out (FIFO) cost or market.


DEPRECIATION



Depreciation is computed under the straight-line method over the estimated useful lives of assets as follows:


Equipment                           7-15 years
Transportation equipment            5-10 years


INCOME TAXES

Indy Pallet Company, Inc. is incorporated under Subchapter S of the Internal Revenue Code, and as such is not subject to federal or state income taxes. The Company's taxable income is included in the individual tax returns of its stockholders.

Specialty Pallet Company, Inc. is incorporated under Subchapter C of the Internal Revenue Code. Accordingly, the results of Specialty Pallet Company, Inc.'s operations were subject to income taxes. Income taxes were not material to Specialty Pallet Company, Inc. as it had minimal net income for financial and income tax purposes.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS

The carrying value of debt approximates market, as the substantial majority of debt carries interest rates that approximate market.

UNAUDITED FINANCIAL INFORMATION

In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of June 30, 1996 and the results of operations and cash flows for the six-month periods ended June 30, 1995 and 1996, as presented in the accompanying unaudited interim financial statements.

(2)  INVENTORIES

Inventories consist of the following:

                            DECEMBER 31,                JUNE 30,
                     1993        1994        1995         1996
                                                       (UNAUDITED)
Raw materials      $ 6,605      $ 6,605    $ 6,605       $ 6,605
Finished goods      57,539       60,567     63,755        52,853
                   $64,144      $67,172    $70,360       $59,458

(3)  LONG-TERM DEBT

Long-term debt consists of the following:


                                                                   DECEMBER 31,
                                                            1993        1994        1995
Note payable to third party in monthly installments
 of $1,010 including interest at 10.25%, paid in 1994,
 and secured by automobile                                $ 8,810      $     0    $     0

Note payable to bank in monthly installments of
 $307 including interest at 9%, paid in 1995, and
 secured by automobile                                      7,743        4,691          0

Note payable to bank in monthly installments of
 $2,500 plus interest at prime plus 2%, final payment
 due August 1996, and secured by machinery                 80,000       50,000     22,500

                                                           96,553       54,691     22,500

Less current maturities                                    41,863       32,191     22,500

                                                          $54,690      $22,500    $     0

(4)  LEASES
The company leases equipment under a capital lease with monthly payments of $153 including interest imputed at approximately 16% through July, 1996. The Company also leases its operating facility with monthly payments of $4,099 through May, 1999. The Company also leases various trailers on a monthly basis for payments totaling $1,500. Minimum lease commitments as of December 31, 1995 are as follows:

                                       CAPITAL     OPERATING
Twelve months ending December 31:
 1996                                  $1,071      $ 49,185
 1997                                       0        49,185
 1998                                       0        49,185
 1999                                       0        20,494
                                        1,071      $168,049
Less amounts representing interest         56
                                       $1,015

Capital lease included in equipment is as follows:

                                    DECEMBER 31,
                             1993      1994       1995
Cost                          $0      $3,200     $3,200
Accumulated depreciation       0         187        828
                              $0      $3,013     $2,372

Total rent expense under operating leases was $58,747, $63,586 and $69,465 for the years ended December 31, 1993, 1994 and 1995, respectively.


(5)  CAPITAL STOCK

The capital stock of the Company is as follows:

                                            DECEMBER 31,
                                     1993        1994       1995
Indy Pallet Company, Inc.          $10,000      $5,000     $5,000
Specialty Pallet Company, Inc.       3,000       3,000      3,000
                                   $13,000      $8,000     $8,000

Indy Pallet Company, Inc.'s capital stock represents common stock, no par value, in which 1,000 shares have been authorized. As of December 31, 1993, 1994, and 1995, 200 shares, 100 shares, and 100 shares, respectively, were issued and outstanding. Management intends to merge the capital stock of Specialty Pallet Company, Inc. with Indy Pallet Company in 1996.


(6)  RELATED PARTY TRANSACTIONS

The Company had advances from a stockholder in the amount of $30,000, $33,000, and $51,369 as of December 31, 1993, 1994, and 1995, respectively.
No interest was charged on these advances.



Effective December 31, 1994, the Company redeemed 100 shares of Indy Pallet Company, Inc. common stock by purchasing all the shares of a 50% owner for $266,666. The Company also entered into a non-compete agreement with the former shareholder for a period of six years. The non-compete agreement was recorded as an asset in the amount of $133,334 as of December 31, 1994 and 1995. The Company issued a note payable to the former shareholder at December 31, 1994 in connection with these transactions in the amount of $400,000.



Notes payable-related parties consist of the following:


                                                                    DECEMBER 31
                                                            1993        1994        1995
Notes payable to stockholder in connection with
 equipment purchases, in monthly installments
 totaling $3,739 including interest ranging from
 8.75% to 13.75%, paid in 1993 and 1994, and
 unsecured                                                $46,662     $  4,530    $      0

Note payable to former stockholder in connection with
 stock redemption and non-compete agreement, due on
 demand without interest, and unsecured                         0      400,000           0

Note payable to former stockholder, due on demand
 with interest payable at 12%, paid in 1995, and
 unsecured                                                 22,500       22,500           0

Note payable to stockholder, due on demand with
 interest payable at 12%, and unsecured                         0            0     497,500

Note payable to stockholder, due on demand with
 interest payable at 12%, and unsecured                    22,500       22,500      22,500

Notes payable to stockholder in connection with
 equipment purchases, in monthly installments
 totaling $7,063 including interest at 12.5%, expiring
 through June 1997, and unsecured                               0       79,727      60,190

                                                           91,662      529,257     580,190

Less current maturities                                    82,722      497,887     573,482

                                                          $ 8,940     $ 31,370    $  6,708

Maturities of notes payable-related parties as of December 31, 1995 are as follows:


Twelve months ending December 31:
 1996                                 $573,482
 1997                                    6,708
                                      $580,190


(7)  SIGNIFICANT EVENT

On October 26, 1995, the Company entered into an acquisition agreement with Pallet Recyclers of North America, Inc. (PRANA), a Minnesota corporation. The acquisition agreement closes the Company into escrow and the Company will become a wholly owned subsidiary of PRANA if PRANA completes an initial public offering by October 31, 1996.




                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
Pallet Outlet Company, Inc.:



We have audited the accompanying balance sheets of Pallet Outlet Company, Inc. as of December 31, 1994 and 1995, and the related statements of operations and retained earnings, and cash flows for each of the fiscal years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pallet Outlet Company, Inc. as of December 31, 1994 and 1995, and the results of their operations and cash flows for each of the fiscal years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                     KPMG Peat Marwick LLP



Minneapolis, Minnesota
April 30, 1996



                         PALLET OUTLET COMPANY, INC.
                                BALANCE SHEETS
                                    ASSETS


                                                                   DECEMBER 31,            JUNE 30,
                                                                1994          1995           1996
                                                                                          (UNAUDITED)
Current assets:
  Cash                                                        $ 72,796     $  178,929     $  207,306
  Trade accounts receivable                                    253,923        342,351        431,301
  Advances to related parties (note 6)                               0         45,623              0
  Inventories (note 2)                                          46,775         69,404         86,755
  Prepaid expenses                                              20,000         20,000         11,000
   Total current assets                                        393,494        656,307        736,362
Equipment, at cost (notes 4 and 5):
  Transportation equipment                                     197,318        406,235        394,587
  Other equipment                                              338,729        470,304        614,669
                                                               536,047        876,539      1,009,256
  Less accumulated depreciation                                116,739        180,466        237,921
   Net equipment                                               419,308        696,073        771,335
   Total assets                                               $812,802     $1,352,380     $1,507,697
                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt (note 4)               $ 39,312     $   90,870     $   50,614
  Current maturities of capital lease obligations (note 5)      32,515         45,600         38,947
  Advances from related parties (note 6)                        30,507              0              0
  Accounts payable                                              32,282         67,143         41,160
  Accrued liabilities (note 3)                                  33,391         43,293         41,066
   Total current liabilities                                   168,007        246,906        171,787
Long-term debt, less current maturities (note 4)                62,324        143,887        167,349
Capital lease obligations, less current maturities (note
 5)                                                             32,528         46,429         36,039
Stockholders' equity:
  Capital stock--no par value; 10,000 shares authorized,
   issued and outstanding                                       10,000         10,000         10,000
  Retained earnings                                            539,943        905,158      1,122,522
   Total stockholders' equity                                  549,943        915,158      1,132,522
Commitments (note 5)
   Total liabilities and stockholders' equity                 $812,802     $1,352,380     $1,507,697

See accompanying notes to financial statements.



                         PALLET OUTLET COMPANY, INC.
                STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                                      SIX-MONTH PERIODS ENDED
                                                 YEARS ENDED DECEMBER 31,                     JUNE 30,
                                             1993           1994          1995          1995           1996
                                                                                            (UNAUDITED)
Net sales                                 $1,560,555     $2,472,071    $3,472,801    $1,481,631     $2,141,513

Cost of sales                              1,174,604      1,653,988     2,323,284       964,256      1,407,224

   Gross profit                              385,951        818,083     1,149,517       517,375        734,289

Operating expenses:

  Selling, general, and administrative       268,226        419,099       557,322       210,753        264,955

   Operating income                          117,725        398,984       592,195       306,622        469,334

Other income (expense):

  Interest expense                           (15,714)       (16,894)      (19,504)       (8,531)       (18,057)

  Gain (loss) on disposal of equipment        (2,205)        (4,200)      (13,267)       (6,346)        12,000

  Miscellaneous (note 5)                     (14,803)        13,720        17,191        (4,376)        (9,971)

   Total other income (expense)              (32,722)        (7,374)      (15,580)      (19,253)       (16,028)

   Net income                                 85,003        391,610       576,615       287,369        453,306

  Retained earnings, beginning of
   period                                     63,330        148,333       539,943       539,943        905,158

  Distributions to stockholders                    0              0      (211,400)     (164,245)      (235,942)

  Retained earnings, end of period        $  148,333     $  539,943    $  905,158    $  663,067     $1,122,522

See accompanying notes to financial statements.



                         PALLET OUTLET COMPANY, INC.
                           STATEMENTS OF CASH FLOWS


                                                                                             SIX-MONTH PERIODS ENDED
                                                           YEARS ENDED DECEMBER 31,                  JUNE 30,
                                                        1993         1994          1995         1995         1996
                                                                                                   (UNAUDITED)
Cash flows from operating activities:
  Net income                                          $ 85,003     $ 391,610    $ 576,615    $ 287,369     $ 453,306
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation                                        36,896        56,149       84,707       34,072        57,455
    (Gain) loss on disposal of equipment                 2,205         4,200       13,267        6,346       (12,000)
    Changes in operating assets and liabilities:
      Trade accounts receivable                         (6,003)     (173,594)     (88,428)     (55,700)      (88,950)
      Inventories                                      (15,573)      (14,642)     (22,629)     (11,226)      (17,351)
      Prepaid expenses                                 (15,000)       (5,000)           0        9,000         9,000
      Accounts payable                                  23,559        (8,207)      34,861        5,906       (25,983)
      Accrued liabilities                                6,170        (2,961)       9,902        8,902        (2,227)
       Net cash provided by operating activities       117,257       247,555      608,295      284,669       373,250
Cash flows from investing activities:
  Purchases of equipment                               (94,136)     (170,112)    (345,238)    (139,850)     (122,217)
  Proceeds from disposal of equipment                    3,000         3,000       30,000       13,000        12,000
       Net cash used in investing activities           (91,136)     (167,112)    (315,238)    (126,850)     (110,217)
Cash flows from financing activities:
  Proceeds from long-term debt                          19,000        90,900      197,880       47,204        65,000
  Principal payments of long-term debt                 (87,480)      (53,023)     (64,759)     (11,795)      (81,794)
  Payments of capital lease obligations                (18,676)      (27,436)     (32,515)     (20,664)      (27,543)
  Net change in related party advances                  67,148       (34,445)     (76,130)     (30,507)       45,623
  Distributions to stockholders                              0             0     (211,400)    (164,245)     (235,942)
       Net cash used in financing activities           (20,008)      (24,004)    (186,924)    (180,007)     (234,656)
       Net increase (decrease) in cash                   6,113        56,439      106,133      (22,188)       28,377
Cash at beginning of period                             10,244        16,357       72,796       72,796       178,929
Cash at end of period                                 $ 16,357     $  72,796    $ 178,929    $  50,608     $ 207,306
Supplemental disclosures of cash flow
 information:
  Cash paid during the period for interest            $ 15,714     $  16,894    $  19,504    $   8,531     $  18,057
Supplemental schedule of non-cash investing and
 financing activities:
  Equipment acquired on credit                        $      0     $       0    $   6,250    $       0     $       0
  Equipment acquired under capital lease                54,888        28,000       59,500       14,000        10,500

See accompanying notes to financial statements.



                         PALLET OUTLET COMPANY, INC.
                        NOTES TO FINANCIAL STATEMENTS



(1)  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES



NATURE OF BUSINESS


Pallet Outlet Company, Inc., (the Company) builds, refurbishes, and distributes wooden pallets for use in a variety of industries. The Company is located in Biglerville, Pennsylvania and sells its products on an unsecured basis to customers in the area. The Company's ability to collect the amounts due from customers is affected by regional economic conditions.


REVENUE RECOGNITION


The Company recognizes sales and the related cost of sales on the accrual basis of accounting at the time the new, recycled, or repaired pallets or pallet by-products are shipped to or picked up by customers. Brokerage pallet sales are recognized when shipments are received by the customers.


INVENTORIES


Inventories are stated at the lower of first in, first out (FIFO) cost or market.


DEPRECIATION



Depreciation is computed under the straight-line method over the estimated useful lives of assets as follows:


Transportation equipment      5-10 years
Other equipment               7-15 years


INCOME TAXES


During 1993, the Company was taxed under Subchapter C of the Internal Revenue Code and was subject to federal and state income tax. Income tax expense for the year ended December 31, 1993 was approximately $12,000 and was included in miscellaneous expense.


Effective January 1, 1994, the Company elected to be taxed under Subchapter S of the Internal Revenue Code, and as such is not subject to federal or state income taxes. The Company's taxable income is included in the individual tax returns of its stockholders.



ACCOUNTING ESTIMATES


The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS


The book value of financial instruments shown on the Company's balance sheet approximates fair market value.


UNAUDITED FINANCIAL INFORMATION



In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of June 30, 1996 and the results of operations and cash flows for the six-month periods ended June 30, 1995 and 1996, as presented in the accompanying unaudited interim financial statements.



(2)  INVENTORIES



Inventories consist of the following:



                      DECEMBER 31,         JUNE 30,
                     1994       1995         1996
                                          (UNAUDITED)
Raw materials      $24,805    $36,806       $45,981
Finished goods      21,969     32,598        40,774
                   $46,775    $69,404       $86,755

(3)  ACCRUED LIABILITIES



Accrued liabilities consist of the following:


                                DECEMBER 31,
                              1994       1995
Payroll and related
 taxes                      $26,917     $41,580
Sales and other taxes         6,474       1,713
                            $33,391     $43,293

(4)  LONG-TERM DEBT



Long-term debt consists of the following:




                                                           DECEMBER 31
                                                        1994         1995
 Note payable to Pennsylvania Loan Fund with
  monthly payments of $554 including interest at
  5%, secured by assets of the stockholders and
  maturing August 1999                                  27,198       22,244
 Notes payable to banks with monthly payments
  totaling $9,586 including interest ranging from
  7% to 9%, secured by various equipment and
  maturing through August 2000                          74,438      212,513
                                                       101,636      234,757
 Less current maturities                               (39,312)     (90,870)
                                                      $ 62,324     $143,887


Maturities of long-term debt as of December 31, 1995 are as follows:


Twelve months ending December 31:
  1996                               $ 90,870
  1997                                 60,632
  1998                                 36,441
  1999                                 27,122
  2000                                 19,702
                                     $234,757

(5)  LEASES

The Company leases forklifts under capital leases for monthly payments totaling $776 including interest imputed at approximately 12% and expiring in 1996. The Company also leases several trailers under capital leases for payments totaling $4,341 including interest imputed ranging from approximately 5% to 15% and expiring through March 1999.

In October 1995, the Company began leasing a warehouse located in York, Pennsylvania for monthly payments of $10,000 through October 2000. A portion of the warehouse is subleased to a third party through October 1996 for monthly payments of $10,150.

Minimum lease commitments as of December 331, 1995 are as follows:



                                       CAPITAL      OPERATING
Twelve months ending December 31:
  1996                                 $ 56,124     $148,680
  1997                                   32,765      148,680
  1998                                   19,278      148,680
  1999                                    1,000      134,383
  2000                                        0       90,000
                                        109,167     $670,423
  Less amounts representing
  interest                              (17,138)
                                         92,029
  Less current maturities               (45,600)
                                       $ 46,429


Capital leases included in equipment are as follows:



                               DECEMBER 31,
                             1994        1995
Cost                       $93,890     $144,390
Accumulated
 depreciation               12,634       22,298
                           $81,256     $122,092


Total rent expense under third party operating leases was $0, $8,586, and $51,755 for the years ended December 31, 1993, 1994, and 1995, respectively.



Total rental income under the sublease was $30,450 and was included in miscellaneous income for the year ended December 31, 1995.



(6)  RELATED PARTY TRANSACTIONS


The Company leases its main operating facility from a partnership owned by the two stockholders of the Company (the Partnership). The lease is on a month-to-month basis and consists of payments on Partnership debt secured by the facility and surrounding property totaling approximately $4,000. Total rent expense under this lease was $30,384, $41,415, and $48,624 for the years ended December 31, 1993, 1994, and 1995, respectively.


The Company has also paid for renovations to the property on behalf of the Partnership. These expenditures were recorded as building repairs and maintenance and were $36,351, $107,314, and $152,491 for the years ended December 31, 1993, 1994, and 1995, respectively.

In connection with the above transactions the Company also recorded amounts due to and from both the Partnership and its stockholders. Total advances to these related parties were $45,623 as of December 31, 1995. Total advances from these related parties were $30,507 as of December 31, 1994.

(7)  RETIREMENT PLAN


During 1995, the Company established a savings retirement plan for all eligible employees under Section 401(k) of the Internal Revenue Code. An employee becomes eligible after one year of service and attaining age 21. The plan allows employees to defer up to 15% of their compensation, on a pretax basis. The Company contributes an additional 25% of the employees' contribution. The Company's contribution to the plan for 1995 was $3,770.


(8)  SUBSEQUENT EVENT



On June 7, 1996, the Company entered into an acquisition agreement with Pallet Recycling Associates of North America, Inc. (PRANA), a Minnesota corporation. Under the terms of the agreement, the Company will become a wholly owned subsidiary of PRANA upon completion of an initial public offering.




                                PRANA LOCATIONS

                                     [MAP]

Recycling Operations     Pending Acquisitions   Corporate Headquarters  On-site Locations

Stockton                   Memphis                   St. Paul               Syracuse
Las Vegas                                                                   Lynchburg
Phoenix                                                                     Cullman, AL
Denver                                                                      New Albany
Fort Worth                                                                  Phoenix
Oklahoma City
Kansas City
St. Paul
Springfiled
Mansfield
Little Rock
Indianola
Memphis
Green Bay
Jackson
Nashville
Indianpolis
Summitville
Lexington
Knoxville
Hanceville
Birmingham
Orlando
Buffalo
Rochester
Syracuse
York
Biglerville





NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

          TABLE OF CONTENTS

                                          PAGE


Prospectus Summary                          3
Risk Factors                                6
Dilution                                   10
Use of Proceeds                            11
Dividend Policy                            11
Capitalization                             12
Selected Financial Data                    13
Pro Forma Financial Data                   14
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operations                 18
Business                                   25
Management                                 32
Certain Transactions                       36
Principal Shareholders                     39
Description of Capital Stock               40
Description of the Term Loan and
 Certain Other Outstanding
 Indebtedness                              44
Underwriting                               46
Shares Eligible for Future Sale            48
Legal Matters                              49
Experts                                    49
Additional Information                     49
Index to Financial Statements             F-1


UNTIL          , 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                2,750,000 SHARES



                                  [LOGO] PRANA

                               PALLET RECYCLING
                                ASSOCIATES OF
                             NORTH AMERICA, INC.

                                  COMMON STOCK

                                   PROSPECTUS

                          JOHN G. KINNARD AND COMPANY,
                                  INCORPORATED

                               ____________ , 1996


                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following expenses will be paid by the Company in connection with the distribution of the Common Stock registered hereby and do not include the underwriting discount to be paid to the Underwriters. All of such expenses except for the Securities and Exchange Commission registration fee, the NASD filing fee, and the Nasdaq application fee are estimated.


SEC registration fee                                 $  5,453
NASD filing fee                                         2,015
Nasdaq application fee                                 10,000
Printing expenses                                      75,000
Legal fees and expenses                               200,000
Accounting fees and expenses                          150,000
Transfer Agent and Registrar fees                       3,000
Blue Sky fees and expenses (including legal fees)      38,000
Miscellaneous                                         166,532
  Total                                              $650,000


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonable believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterest quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

Provisions regarding indemnification of officers and directors of the Company are contained in the Company's Amended and Restated Articles of Incorporation (Exhibit 3.1 to this Registration Statement) and the Company's Amended Bylaws (Exhibit 3.2 to this Registration Statement), each of which are incorporated herein by reference.


Under Section 6(b) of the Underwriting Agreement filed as Exhibit 1.1 hereto, the Underwriters agreed to indemnify, under certain conditions, the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended, against certain liabilities.



ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Since April 10, 1993, the Company has had the following sales of its securities:



                                                             SHARES OF COMMON
                                                             STOCK AND COMMON
                                                              STOCK ISSUABLE
                                                                    BY
PURCHASERS OR CLASS OF PURCHASER                  DATE          CONVERSION      CONSIDERATION     EXEMPTION
  Executive Officers and Directors of the
   Company                                           4/93          750,000        $    6,000          +
  Various accredited investors, 8
   unaccredited investors including
   officers and directors of the Company       4/93-10/93          250,000        $1,000,000          +
  Acquisition of Otto Packaging, Inc.                1/94          145,955        $  181,976          +
  Acquisition of BVS, Inc.                           2/94          334,704        $  417,308          +
  Various accredited investors, including
   an officer of the Company                    3/94-8/94          145,955        $  100,000          +
  Acquisition of Harris Supply
   Company, Inc.                                     4/94           91,000        $  113,458          +
  Acquisition of Pallet City, Inc.                   6/94          398,355        $  496,667          +
  Acquisition of Pallet Source, Inc.                12/94          162,500        $  202,604          +
  Acquisition of Hurt's Pallet & Sales,
   Inc.                                             12/94          104,281        $  130,017          +
  Acquisition of Quality Pallet, Inc.               12/94          248,215        $  309,473          +
  Various accredited investors                       3/95       $2,000,000*       $2,000,000          +
  Acquisition of PRANA Oklahoma City, Inc.           4/95          125,000        $  366,497          +
  Acquisition of B&B Pallet Supply Company           5/95          204,705        $  600,190          +
  Acquisition of Pallet Supply, Inc.                 8/95          414,504        $1,635,700          +
  Pending Acquisition -- down payment                9/95            7,500        $   30,000          +
  Acquisition of PRANA Las Vegas, Inc.              10/95            3,000        $    8,796          +



* aggregate principal amount of 10.25% Convertible Subordinated Debentures



+ All issuances of capital stock and warrants to purchase capital stock have been made by the Company in reliance upon Section 4 (2) of the Securities Act of 1933, as amended. The Company has relied upon such exemption because it believed that each of the purchasers had such knowledge and experience in financial and business matters that it, he or she, as the case may be, was capable of evaluating the merits and risks of the prospective investment. With respect to all of such issuances the Company's imprinted a legend on the certificates representing such securities restricting their transfer.




From 9/94-4/95 the Company issued warrants to purchase 18,150 shares of Common Stock to various accredited investors relating to unsecured notes in the amount of $710,000.+



In March 1995, the Company issued warrants to purchase 6,667 shares of Common Stock to the agent of the Convertible Subordinated Debentures.+



From 7/95-1/96 the Company issued warrants to purchase 27,394 shares of Common Stock to various accredited investors relating to unsecured notes in the amount of $1,757,000.+



In June 1995, the Company issued warrants to purchase 2,500 shares of Common Stock to the agent of the unsecured notes.+



In July 1995, the Company issued warrants to purchase 14,347 shares of Common Stock to various noteholders of acquired companies relating to the repurchase of certain shares.+



In April 1995, pursuant to Rule 506 of Regulation D, the Company issued warrants to purchase 300,000 shares of Common Stock to various accredited investors relating to the Secured Notes in the amount of $1,500,000 and 30,000 shares of Common Stock to the agent of the Secured Notes.



In June 1996, in connection with an amendment to an agency agreement, the Company issued a warrant to purchase 30,000 shares of Common Stock.+



ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

  EXHIBIT NO.    DESCRIPTION                                                                         METHOD OF FILING

      1.1        Form of Underwriting Agreement                                                   Filed herewith

      3.1        Amended and Restated Articles of Incorporation of the Company                    Previously filed

      3.2        Amended Bylaws of the Company                                                    Previously filed

      4.1        Specimen form of the Company's Common Stock Certificate                          Filed herewith

      4.2        1995 Long-Term Incentive and Stock Option Plan and form of Option Agreement      Previously filed

      5.1        Opinion of Dorsey & Whitney LLP                                                  Filed herewith

     10.1        Lease Agreement dated as of January 1, 1994 between Jeffery E. and Judy M. Otto
                 and Otto Packaging, Inc.                                                         Previously filed

     10.2        Lease Agreement dated as of June 1, 1995 between James J. Doyle and Pallet Supply
                 Co., Inc.                                                                        Previously filed

     10.3        Lease Agreement dated as of June 1, 1995 between James J. Doyle and Pallet Supply
                 Co., Inc.                                                                        Previously filed

     10.4        Lease Agreement dated as of June 1, 1995 between James J. Doyle and Pallet Supply
                 Co., Inc.                                                                        Previously filed

     10.5        Lease Agreement dated as of June 1, 1995 between James J. Doyle and Pallet Supply
                 Co., Inc.                                                                        Previously filed

     10.6        Lease Agreement dated as of February 9, 1995 between the Company and Everest Investments
                 IV                                                                               Previously filed

     10.7        Employment agreement dated April 1, 1996 between the Company and Bruce C. Faulken Filed herewith

     10.8        Employment Agreement dated January 1, 1994 between the Company and Jeffery E. Otto Previously filed

     10.9        Employment Agreement dated April 1, 1996 between the Company and Clarence A. Johnson Filed herewith

     10.10       Employment Agreement dated February 1, 1994 between the Company and Edward R. Van Previously filed

     10.11       Employment Agreement dated April 1, 1996 between the Company and Randy Hines     Filed herewith

     10.12       Employment Agreement dated April 1, 1996 between the Company and Terry Stewart   Filed herewith

     10.13       Employment Agreement dated January 1, 1994 between the Company and William L. Alvey Previously filed

     10.14       Operating Agreement dated as of August 8, 1995 between the Company, SUTA, L.L.C.
                 and James J. Doyle                                                               Previously filed

     10.15       Loan Commitment Agreement dated September 6, 1994 between the Company and Robert
                 Klas, Sr.                                                                        Previously filed

     10.16       Loan Commitment Agreement dated as of January 1, 1996 between the Company and Gerald
                 J. Lynam                                                                         Previously filed

     10.17       Subordinated Convertible Debenture dated as of August 8, 1995 between the Company
                 and Machine Specialists, Inc.                                                    Previously filed

     10.18       Agreement dated July 1, 1995 between the Company, Pallet City, Inc., and Donald
                 J. Matre, Ronald J. Matre, Ronald A. Matre, Thomas R. Matre and Tracy Matre-Waring Previously filed

     10.19       Agreement dated August 8, 1995 between the Company, Otto Packaging, Inc. and Jeffery
                 E. Otto and Judy M. Otto                                                         Previously filed

     10.20       Agreement dated August 4, 1995 between the Company, BVS, Inc. and Orville Roberts,
                 Theodore Shepard and Edward Van                                                  Previously filed

     10.21       Agreement dated August 4, 1995 between the Company, Hurt's Pallet & Sales, Inc.
                 and Robert F. Jarvis and Judith A. Jarvis                                        Previously filed

     10.22       Agreement dated July 1, 1995 between the Company, Harris Supply Company and Charles
                 S. Harris                                                                        Previously filed

     10.23       Agreement dated August 4, 1995 between the Company, Pallet Source, Inc. and George
                 Gustafson                                                                        Previously filed

     10.24       Agreement dated August 1, 1995 between the Company, Quality Pallet, Inc. and James
                 W. Brill and Terry L. Brill                                                      Previously filed

     10.25       Employment Agreement dated May 1, 1996 between the Company and James J. Doyle    Filed herewith

     10.26       Term Loan and Security Agreement dated August 8, 1995 between PRANA Holdings, Inc.
                 and Norwest Bank Minnesota, National Association, as amended on April 23, 1996   Filed herewith

     10.27       Form of Credit and Security Agreement between various of the Company's Subsidiaries
                 and Norwest Credit, Inc., as amended                                             Filed herewith

     21          Subsidiaries of the Registrant                                                   Previously filed

     23.1        Consent of Dorsey & Whitney LLP                                                       Included in
                                                                                                  Exhibit 5.1

     23.2        Report and Consent of KPMG Peat Marwick LLP                                      Filed herewith

     23.3        Consent of Schutta Nelson & Zembal, Ltd.                                         Filed herewith

     24          Powers of Attorney                                                               Set forth on the
                                                                                                  Signature Page
                                                                                                  Previously Filed

(b) Financial Statement Schedules


       Schedule II -- Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) It will provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

(2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(3) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned thereto duly authorized, in the City of Roseville, Minnesota on September 5, 1996.


                         PALLET RECYCLING ASSOCIATES OF
                              NORTH AMERICA, INC.


                          By /S/ JEFFERY OTTO
                          Jeffery E. Otto, Chairman of the Board of
                          Directors and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on September 5, 1996.


         SIGNATURE                                      TITLE

/S/ JEFFERY E. OTTO       Chairman of the Board of Directors and
    Jeffery E. Otto       Chief Executive Officer (principal executive officer)

BRUCE C. FAULKEN*         President and Chief Operating Officer
                          (principal executive officer)

/S/ CLARENCE JOHNSON       Vice President, Chief Financial Officer
    Clarence Johnson       (principal financial officer)

/S/ STEVEN R. RASMUSSEN    Controller (principal accounting officer)
    Steven R. Rasmussen

WILLIAM M. ALVEY*            Director

REYNOLD P. FLOM*             Director

ROBERT C. KLAS*              Director

/S/ THOMAS S. SCHREIER       Director
    Thomas S. Schreier

DONALD J. MATRE*             Director

*By:  /S/ JEFFERY E. OTTO
          Jeffery E. Otto
          Attorney-in-Fact



EXHIBIT INDEX



                                                                                                                     SEQUENTIALLY
                                                                                                                        NUMBERED
  EXHIBIT NO.    DESCRIPTION                                                                                              PAGE
      1.1        Form of Underwriting Agreement

      3.1        Amended and Restated Articles of Incorporation of the Company

      3.2        Amended Bylaws of the Company

      4.1        Specimen form of the Company's Common Stock Certificate

      4.2        1995 Long-Term Incentive and Stock Option Plan and form of Option Agreement

      5.1        Opinion of Dorsey & Whitney LLP

     10.1        Lease Agreement dated as of January 1, 1994 between Jeffery E. and Judy M. Otto and
                 Otto Packaging, Inc.

     10.2        Lease Agreement dated as of June 1, 1995 between James J. Doyle and Pallet Supply Co., Inc.

     10.3        Lease Agreement dated as of June 1, 1995 between James J. Doyle and Pallet Supply Co., Inc.

     10.4        Lease Agreement dated as of June 1, 1995 between James J. Doyle and Pallet Supply Co., Inc.

     10.5        Lease Agreement dated as of June 1, 1995 between James J. Doyle and Pallet Supply Co., Inc.

     10.6        Lease Agreement dated as of February 9, 1995 between the Company and Everest Investments IV


     10.7        Employment agreement dated April 1, 1996 between the Company and Bruce C. Faulken


     10.8        Employment Agreement dated January 1, 1994 between the Company and Jeffery E. Otto


     10.9        Employment Agreement dated April 1, 1996 between the Company and Clarence A. Johnson


     10.10       Employment Agreement dated February 1, 1994 between the Company and Edward R. Van


     10.11       Employment Agreement dated April 1, 1996 between the Company and Randy Hines

     10.12       Employment Agreement dated April 1, 1996 between the Company and Terry Stewart


     10.13       Employment Agreement dated January 1, 1994 between the Company and William L. Alvey

     10.14       Operating Agreement dated as of August 8, 1995 between the Company,
                 SUTA, L.L.C. and James J. Doyle

     10.15       Loan Commitment Agreement dated September 6, 1994 between the Company and
                 Robert Klas, Sr.

     10.16       Loan Commitment Agreement dated as of January 1, 1996 between the Company and
                 Gerald J. Lynam

     10.17       Subordinated Convertible Debenture dated as of August 8, 1995 between the Company and Machine
                 Specialists, Inc.

     10.18       Agreement dated July 1, 1995 between the Company, Pallet City, Inc., and Donald J. Matre,
                 Ronald J. Matre, Ronald A. Matre, Thomas R. Matre and Tracy Matre-Waring

     10.19       Agreement dated August 8, 1995 between the Company, Otto Packaging, Inc. and
                 Jeffery E. Otto and Judy M. Otto

     10.20       Agreement dated August 4, 1995 between the Company, BVS, Inc. and Orville Roberts,
                 Theodore Shepard and Edward Van

     10.21       Agreement dated August 4, 1995 between the Company, Hurt's Pallet & Sales, Inc. and Robert F.
                 Jarvis and Judith A. Jarvis

     10.22       Agreement dated July 1, 1995 between the Company, Harris Supply Company and
                 Charles S. Harris

     10.23       Agreement dated August 4, 1995 between the Company, Pallet Source, Inc. and George Gustafson

     10.24       Agreement dated August 1, 1995 between the Company, Quality Pallet, Inc. and
                 James W. Brill and Terry L. Brill

     10.25       Employment Agreement dated May 1, 1996 between the Company and James J. Doyle

     10.26       Term Loan and Security Agreement dated August 8, 1995 between PRANA Holdings, Inc. and Norwest
                 Bank Minnesota, National Association, as amended on April 23, 1996

     10.27       Form of Credit and Security Agreement between various of the Company's Subsidiaries and Norwest
                 Credit, Inc., as amended

     21          Subsidiaries of the Registrant

     23.1        Consent of Dorsey & Whitney LLP

     23.2        Report and Consent of KPMG Peat Marwick LLP

     23.3        Consent of Schutta Nelson & Zembal, Ltd.

     24          Powers of Attorney